EXHIBIT 4.3

                                       [Conformed Copy with Exhibits G, H-1, H-2
                                              I-1 and I-2 Conformed as Executed]






                 AMENDED AND RESTATED CREDIT AGREEMENT


                                 among


                 HOSIERY CORPORATION OF AMERICA, INC.,


                     VARIOUS LENDING INSTITUTIONS,


                                  and


                        BANKERS TRUST COMPANY,

                               AS AGENT


                 ------------------------------------


                              $85,000,000

                                                                 Page

SECTION 1.  Amount and Terms of Credit..............................  1
      1.01  Commitment..............................................  1
      1.02  Minimum Borrowing Amounts, etc..........................  3
      1.03  Notice of Borrowing.....................................  4
      1.04  Disbursement of Funds...................................  5
      1.05  Register................................................  5
      1.06  Conversions.............................................  6
      1.07  Pro Rata Borrowings.....................................  6
      1.08  Interest................................................  6
      1.09  Interest Periods........................................  7
      1.10  Increased Costs, Illegality, etc........................  8
      1.11  Compensation............................................ 10
      1.12  Change of Lending Office................................ 11
      1.13  Replacement of Banks.................................... 11

SECTION 2.  Letters of Credit....................................... 12
      2.01  Letters of Credit....................................... 12
      2.02  Minimum Stated Amount................................... 13
      2.03  Letter of Credit Requests; Notices of Issuance.......... 13
      2.04  Agreement to Repay Letter of Credit Drawings............ 14
      2.05  Letter of Credit Participations......................... 14
      2.06  Increased Costs......................................... 17

SECTION 3.  Fees; Commitments....................................... 18
      3.01  Fees.................................................... 18
      3.02  Voluntary Reduction of Commitments...................... 19
      3.03  Mandatory Adjustments of Commitments, etc............... 19

SECTION 4.  Payments................................................ 19
      4.01  Voluntary Prepayments................................... 19
      4.02  Mandatory Prepayments................................... 20
      4.03  Method and Place of Payment............................. 23
      4.04  Net Payments............................................ 24

SECTION 5.  Conditions Precedent.................................... 26
      5.01  Conditions Precedent to Restatement Effective Date...... 26
      (a)  Effectiveness; Notes..................................... 26
      (b)  Opinions of Counsel...................................... 26

                                      (i)
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                                                                   Page

      (c)  Corporate Proceedings.................................... 26
      (d)  Initial Borrowing Base Certificate....................... 27
      (e)  Original Credit Agreement................................ 27
      (f)  Subsidiary Guaranty...................................... 27
      (g)  Security Documents....................................... 27
      (h)  Solvency................................................. 28
      (i)  Insurance Policies....................................... 28
      (j)  Fees..................................................... 28
      (k)  Consent Letter........................................... 28

5.02  Conditions Precedent to All Credit Events..................... 28
      (a)  Notice of Borrowing; Letter of Credit Request............ 28
      (b)  No Default; Representations and Warranties............... 29

SECTION 6.  Representations, Warranties and Agreements.............. 29
      6.01  Corporate Status........................................ 29
      6.02  Corporate Power and Authority........................... 29
      6.03  No Violation............................................ 30
      6.04  Litigation.............................................. 30
      6.05  Use of Proceeds; Margin Regulations..................... 30
      6.06  Governmental Approvals.................................. 31
      6.07  Investment Company Act.................................. 31
      6.08  Public Utility Holding Company Act...................... 31
      6.09  True and Complete Disclosure............................ 31
      6.10  Financial Condition; Financial Statements............... 31
      6.11  Security Interests...................................... 32
      6.12  Tax Returns and Payments................................ 33
      6.13  Compliance with ERISA................................... 33
      6.14  Subsidiaries............................................ 34
      6.15  Patents, etc............................................ 34
      6.16  Pollution and Other Regulations......................... 34
      6.17  Properties.............................................. 35
      6.18  Labor Relations......................................... 35
      6.19  Senior Subordinated Notes............................... 36
      6.20  Existing Indebtedness................................... 36

SECTION 7.  Affirmative Covenants................................... 36
      7.01  Information Covenants................................... 36
              (a)  Annual Financial Statements...................... 36
              (b)  Quarterly Financial Statements................... 37

                                      (ii)
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                                                                   Page

              (c)  Monthly Reports.................................. 37
              (d)  Budgets; etc..................................... 37
              (e)  Officer's Certificates........................... 37
              (f)  Notice of Default or Litigation.................. 38
              (g)  Borrowing Base Certificates...................... 38
              (h)  Auditors' Reports................................ 38
              (i)  Environmental Matters............................ 38
              (j)  Other Information................................ 39
      7.02  Books, Records and Inspections.......................... 39
      7.03  Insurance............................................... 39
      7.04  Payment of Taxes........................................ 40
      7.05  Consolidated Corporate Franchises....................... 40
      7.06  Compliance with Statutes, etc........................... 40
      7.07  ERISA................................................... 40
      7.08  Good Repair............................................. 41
      7.09  End of Fiscal Years; Fiscal Quarters.................... 41
      7.10  Use of Proceeds......................................... 42
      7.11  Additional Security; Further Assurances................. 42
      7.12  Dividends on PIK Preferred Stock........................ 42
      7.13  Compliance with Environmental Laws...................... 42

SECTION 8.  Negative Covenants...................................... 43
      8.01  Changes in Business..................................... 43
      8.02  Consolidation, Merger, Sale or Purchase of Assets,
              etc................................................... 43
      8.03  Liens................................................... 45
      8.04  Indebtedness............................................ 46
      8.05  Capital Expenditures.................................... 47
      8.06  Advances, Investments and Loans......................... 48
      8.07  Leases.................................................. 49
      8.08  Prepayments of Indebtedness, etc........................ 49
      8.09  Dividends, etc.......................................... 49
      8.10  Transactions with Affiliates............................ 51
      8.11  Fixed Charge Coverage Ratio............................. 51
      8.12  Minimum Consolidated EBITDA............................. 52
      8.13  Leverage Ratio.......................................... 53
      8.14  Issuance of Stock....................................... 53

SECTION 9.  Events of Default....................................... 53
      9.01  Payments................................................ 53
      9.02  Representations, etc.................................... 53
      9.03  Covenants............................................... 53

                                     (iii)

                                                                   Page

      9.04  Default Under Other Agreements.......................... 54
      9.05  Bankruptcy, etc......................................... 54
      9.06  ERISA................................................... 55
      9.07  Security Documents...................................... 55
      9.08  Subsidiary Guaranty..................................... 55
      9.09  Judgments............................................... 55

SECTION 10.  Definitions............................................ 56

SECTION 11.  The Agent.............................................. 80
      11.01  Appointment............................................ 80
      11.02  Nature of Duties....................................... 80
      11.03  Lack of Reliance on the Agent.......................... 80
      11.04  Certain Rights of the Agent............................ 81
      11.05  Reliance............................................... 81
      11.06  Indemnification........................................ 81
      11.07  The Agent in Its Individual Capacity................... 82
      11.08  Holders................................................ 82
      11.09  Resignation by the Agent............................... 82

SECTION 12.  Miscellaneous.......................................... 83
      12.01  Payment of Expenses, etc............................... 83
      12.02  Right of Setoff........................................ 83
      12.03  Notices................................................ 84
      12.04  Benefit of Agreement................................... 84
      12.05  No Waiver; Remedies Cumulative......................... 86
      12.06  Payments Pro Rata...................................... 86
      12.07  Calculations; Computations............................. 87
      12.08  Governing Law; Submission to Jurisdiction; Venue;
              Waiver of Jury Trial.................................. 87
      12.09  Counterparts........................................... 88
      12.10  Effectiveness.......................................... 88
      12.11  Headings Descriptive................................... 88
      12.12  Amendment or Waiver.................................... 88
      12.13  Survival............................................... 89
      12.14  Domicile of Loans...................................... 89
      12.15  Confidentiality........................................ 89
      12.16  Register............................................... 89

                                      (iv)

ANNEX I       --   Commitments
ANNEX II      --   Bank Addresses
ANNEX III     --   Existing Letters of Credit
ANNEX IV      --   Government Approvals
ANNEX V       --   Subsidiaries
ANNEX VI      --   Properties
ANNEX VII     --   Existing Indebtedness
ANNEX VIII    --   Insurance Policies
ANNEX IX      --   Existing Liens
ANNEX X       --   Management Fees


EXHIBIT A    -- Form of  Notice  of  Borrowing
EXHIBIT B-1  -- Form of Term  Note
EXHIBIT B-2  -- Form of  Revolving  Note
EXHIBIT B-3  -- Form of  Swingline  Note
EXHIBIT C    -- Form of Letter of Credit Request
EXHIBIT D-1 -- Form of Opinion of Skadden, Arps, Slate, Meagher & Flom EXHIBIT D-2 -- Form of Opinion of White & Case
EXHIBIT E    --  Form of Officers' Certificate
EXHIBIT F    --  Form of Borrowing Base Certificate
EXHIBIT G    --  Form of Subsidiary Guaranty
EXHIBIT H-1  --  Form of Borrower Pledge Agreement
EXHIBIT H-2  --  Form of Subsidiary Guarantor Pledge Agreement
EXHIBIT I-1  --  Form of Borrower Security Agreement
EXHIBIT I-2  --  Form of Subsidiary Guarantor Security Agreement
EXHIBIT J    --  Form of Solvency Certificate
EXHIBIT K    --  Form of Consent Letter
EXHIBIT L    --  Form of Assignment Agreement

                                      (v)

            AMENDMENT AND RESTATEMENT, dated as of November 20, 1997, to CREDIT AGREEMENT, dated as of October 17, 1994, among HOSIERY CORPORATION OF AMERICA, INC. (the "Borrower"), a Delaware corporation, the lending institutions listed from time to time on Annex I hereto (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                          W I T N E S S E T H :


            WHEREAS, the Borrower and certain financial institutions are parties to a Credit Agreement, dated as of October 17, 1994 (as the same has been amended, modified or supplemented prior to the date hereof, the "Original Credit Agreement"); and

            WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement as herein provided;

            NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows, provided if the Restatement Effective Date has not occurred on or prior to the Expiration Date, this amendment and restatement shall be void and of no further effect, with the Original Credit Agreement to remain in effect;


            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit.

            1.01 Commitment. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Facility and the Revolving Facility, as set forth below:

            (a) Loans under the Term Facility (each, a "Term Loan" and, collectively, the "Term Loans") (i) shall be made pursuant to a single drawing on the Restatement Effective Date, (ii) may be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all Term Loans outstanding as part of the same Borrowing shall unless specifically provided herein, consist of Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any TF Bank at the time of incurrence thereof the Term Commitment of such Bank in effect on such date. Once repaid, Term Loans borrowed hereunder may not be reborrowed.

            (b) Loans under the Revolving Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type,
      (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for all RC Banks at any time outstanding that aggregate principal amount which, when combined with the aggregate principal amount of all Swingline Loans then outstanding, the Borrowing Base at such time and (v) shall not exceed for any RC Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Revolving Loans of such Bank and such Bank's Adjusted RC Percentage of the sum of (x) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals (1) if such RC Bank is a Non-Defaulting Bank, the Adjusted Revolving Commitment of such RC Bank at such time and (2) if such RC Bank is a Defaulting Bank, the Revolving Commitment of such RC Bank at such time.

            (c) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan", and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Adjusted Total Revolving Commitment then in effect (after giving effect to any reductions to the Adjusted Total Revolving Commitment on such date),
      (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding, the Borrowing Base at such time and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo will not make a Swingline Loan after it has received written notice from the Required Banks that one or more of the applicable conditions to Credit Events specified in Section 5.02 are not then satisfied.

            (d) On any Business Day, BTCo may, in its sole discretion, give notice to the RC Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such
      Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RC Banks pro rata based on each RC Bank's Adjusted RC Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RC Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
      (ii) whether any conditions  specified in Section 5.02 are then satisfied,
      (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Commitment or the Adjusted Total Revolving Commitment or the Borrowing Base after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RC Bank (other than
      BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RC Banks to share in such Swingline Loans ratably based upon their respective Adjusted RC Percentages, provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RC Bank purchasing same from and after such date of purchase.

            1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000, and, if greater, shall be in an integral multiple of $50,000. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than seven Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 10:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the Facility pursuant to which such Borrowing is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the respective
Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo, prior to 10:00 A.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(d).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent, BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice.

            1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing or each notice described in Section 1.03(b)(i) or (ii), each Bank with a Commitment under the respective Facility will make available its pro rata share of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All such amounts shall be made available to the Agent in U.S. dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

            (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

            1.05 Register. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Bank shall be set forth in the Register maintained by the Agent pursuant to Section 12.16 and, if requested by any Bank, shall be evidenced by a promissory note (each a "Note" and collectively, the "Notes") (i) if Term Loans, substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith, (ii) if Revolving Loans, substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith.

            (b) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes (if any), endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing (other than Swingline Loans, which at all times shall be maintained as Base Rate Loans) pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower giving the Agent at its Notice Office, prior to 10:00 A.M. (New York time), at least three Business Days' (or two Business Days', in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Loans under this Agreement (other than Swingline Loans) shall be made by the Banks pro rata on the basis of their Term Commitments or Revolving Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

            (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin, provided that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment or conversion of any Revolving Loan that is a Base Rate Loan) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

            1.09 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month, or if available to all RC Banks or TF Banks, as the case may be, twelve month period. Notwithstanding anything to the contrary contained above:

            (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

           (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (iv) no  Interest  Period  shall  extend  beyond  the  Final
      Maturity Date;

            (v) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment; and

           (vi) no Interest Period may be elected at any time when a violation of Section 9.01 or an Event of Default is then in existence if the Agent or the Required Banks have determined that such an election at such time would be disadvantageous to the Banks.

            (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            1.11 Compensation. (a) The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

            (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.06 or 4.04 is given by any Bank more than 180 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10, 2.06 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

            1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.06 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10, 2.06 or 4.04.

            1.13 Replacement of Banks. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, (y) if a Bank becomes a Defaulting Bank and/or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement
(collectively, the "Replacement Bank") reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and
(y) the Letter of Credit Issuer an amount equal to such Replaced Bank's RC Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and
(ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment in the Register as provided in Section 12.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement, which shall survive as to such Replaced Bank.

            SECTION 2.  Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that a Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the date which is five Business Days prior to the Final Maturity Date issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower and/or its Subsidiaries (each such letter of credit a "Trade Letter of Credit" and, collectively, the "Trade Letters of Credit") and/or (y) such other obligations of the Borrower that are acceptable to the Agent (each such letter of credit, a "Standby Letter of Credit" and, collectively, the "Standby Letters of Credit" and together with the Trade Letters of Credit and the Existing Letters of Credit the "Letters of Credit") and, subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit denominated in U.S. dollars and issued on a sight basis, in such form as may be approved by such Letter of Credit Issuer and the Agent.

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and all Swingline Loans then outstanding, the Adjusted Total Revolving Commitment at such time and (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, provided that any such Letter of Credit may be extendable for successive periods of up to 12 months on terms acceptable to the Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than five Business Days prior to the Final Maturity Date and (y) each Trade Letter of Credit shall have an expiry date occurring no later than the earlier of (a) 180 days after the issuance thereof or (b) 30 days prior to the Final Maturity Date.

            (c) Notwithstanding the foregoing, in the event a Bank Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Revolving Percentage of the Letter of Credit Outstandings.

            (d) Annex III hereto contains a description of each letter of credit issued under the Original Credit Agreement that is outstanding on, and that will continue in effect after, the Restatement Effective Date and that is issued by a Bank (each, an "Existing Letter of Credit"). Each such Existing Letter of Credit shall (x) constitute a Letter of Credit issued for all purposes of this Agreement on the Restatement Effective Date and (y) continue to have the same expiry date as in effect on the Restatement Effective Date, subject to renewal on a basis consistent with renewals permitted by Section 2.01(b).

            2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $150,000 or such lesser amount acceptable to the Letter of Credit Issuer.

            2.03 Letter of Credit Requests: Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Agent and the Letter of Credit Issuer written notice (including by way of facsimile transmission) in the form of Exhibit C thereof prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each, a "Letter of Credit Request"), which Letter of Credit Request shall include any documents that the Letter of Credit Issuer customarily requires in connection therewith.

            (b) Each Letter of Credit Issuer shall, promptly after each issuance of a Standby Letter of Credit by it, give the Agent, each RC Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Agent of such Letter of

Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Agent a weekly summary describing each Trade Letter of Credit, if any, issued by such Letter of Credit Issuer and then outstanding. Based on the foregoing, the Agent will send to each RC Bank, upon such Letter of Credit fee payment date, a report setting forth for the period covered by such fee the daily aggregate Letter of Credit Outstandings during such period.

            2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Agent at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which the Borrower is notified by the Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

            (b) The Borrower's obligation under this Section 2.04 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

            2.05 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other RC Bank, and each such RC Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RC Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Agent for the account of the RC Banks as provided in
Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or Adjusted RC Percentages of the RC Banks pursuant to Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new Adjusted RC Percentages of the assigning and assignee RC Bank or of all RC Banks, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they strictly comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

            (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.04(a), the Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Adjusted RC Percentage of such payment in U.S. dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Agent its Adjusted RC Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the Letter of Credit Issuer such Participant's Adjusted RC Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RC Percentage of the amount of such Unpaid Drawing available to the Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Agent for the account of the Letter of Credit Issuer its Adjusted RC Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Letter of Credit Issuer its Adjusted RC Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of the Letter of Credit Issuer such other Participant's Adjusted RC Percentage of any such payment.

            (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Adjusted RC Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Adjusted RC Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Agent's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any  lack  of  validity  or   enforceability   of  this
      Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

            (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective "percentages" of the Total Revolving Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

            2.06 Increased Costs. If at any time after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) shall impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Agent), the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.06 upon the subsequent receipt thereof.

            SECTION 3.  Fees;  Commitments.

            3.01 Fees. (a) The Borrower agrees to pay to the Agent a commitment commission ("Commitment Commission") for the account of each Non-Defaulting Bank with a Revolving Commitment for the period from and including the Restatement Effective Date to, but not including, the date the Total Revolving Commitment has been terminated, computed at a rate for each day equal to 1/2 of 1% per annum on the daily average of such Bank's Unutilized Revolving Commitment. Such Commitment Commission shall be due and payable in arrears on the lst Business Day of each March, June, September and December and on the date upon which the Total Revolving Commitment is terminated.

            (b) The Borrower agrees to pay to the Agent for the account of each RC Bank that is a Non-Defaulting Bank pro rata on the basis of its respective Adjusted RC Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at the rate equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Revolving Commitment is terminated.

            (c) The Borrower agrees to pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit, provided that in no event shall the annual Facing Fee be less than $500 per year per Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Revolving Commitment is terminated.

            (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

            (e) The Borrower shall pay to the Agent (x) on the Restatement Effective Date for its own account and/or for distribution to the Banks such fees as heretofore agreed by the Borrower and the Agent and (y) for its own account such other fees as agreed to between the Borrower and the Agent, when and as due.

            (f) All  computations  of Fees  shall  be  made in  accordance  with
Section 12.07(b).

            3.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment, provided that (x) any such termination shall apply to proportionately and permanently reduce the Revolving Commitment of each Bank,
(y) no such reduction shall reduce any Non-Defaulting Bank's Revolving Commitment to an amount that is less than the sum of (A) the outstanding Revolving Loans of such Bank plus (B) such Bank's Adjusted RC Percentage of (i) outstanding Swingline Loans and (ii) Letter of Credit Outstandings and (z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

            3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Term Commitment shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of Term Loans on such date).

            (b) The Total Revolving Commitment (and the Revolving Commitment of each RC Bank) shall terminate in its entirety on the earlier of (i) the Final Maturity Date and (ii) the date on which any Change of Control occurs.

            (c) The Total Revolving Commitment shall be reduced at the time of any mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e),
(f), (g) or (h) if Term Loans were then outstanding, in an amount, if any, by which the amount of such repayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate amount of Term Loans then outstanding.

            (d) Each partial reduction of the Total Revolving Commitment pursuant to this Section 3.03 shall apply proportionately to the Revolving Commitment of each RC Bank.

            SECTION 4.  Payments.

            4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans (other than Swingline Loans, with respect to which notice shall be given by the Borrower on the day of prepayment) and at least two Business Days prior to the date of such prepayment with respect to Eurodollar Loans, which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) (x) each partial prepayment of any Borrowing (other than a Borrowing of Swingline Loans) shall be in an aggregate principal amount of at least $1,000,000 and, if greater in an integral multiple of $100,000 and (y) each partial prepayment of any Borrowing of Swingline Loans shall be in an aggregate principal amount of at least $100,000 and, if greater, in an integral multiple of $50,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to
Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank; and (v) each prepayment of Term Loans pursuant to this Section 4.01 shall reduce the remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment), provided that the amount of any such prepayment that is made with the Available Excess Cash Flow Amount at such time (determined before giving effect to such prepayment made with such Available Excess Cash Flow Amount) may, at the Borrower's direction, reduce the then remaining Scheduled Repayments in the direct order of their maturity.

            4.02  Mandatory Prepayments.

            (A) Requirements:

            (a) (i) If on any date (i) the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Commitment as then in effect or (ii) the aggregate outstanding principal amount of all Revolving Loans and of all Swingline Loans shall have exceeded the Borrowing Base at such time for any period of three consecutive Business Days, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment then in effect, the Borrower shall pay to the Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Agent, until the proceeds are applied to the secured obligations).

            (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Bank exceeds the Revolving Commitment of such Defaulting Bank, the Borrower shall repay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

            (b) On each date set forth below, the Borrower shall be required to repay the principal amount of Term Loans set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Repayment"):

              Date                      Amount
              ----                      ------
March 31, 1998                            $750,000
June 30, 1998                             $750,000
September 30, 1998                        $750,000
December 31, 1998                         $750,000
March 31, 1999                          $1,875,000
June 30, 1999                           $1,875,000
September 30, 1999                      $1,875,000
December 31, 1999                       $1,875,000
March 31, 2000                          $3,250,000
June 30, 2000                           $3,250,000
September 30, 2000                      $3,250,000
December 31, 2000                       $3,250,000
March 31, 2001                          $5,000,000
June 30, 2001                           $5,000,000
September 30, 2001                      $5,000,000
December 31, 2001                       $5,000,000
Final Maturity Date                    $21,500,000


            (c) On the Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans, provided that up to an aggregate of $2,000,000 of Net Cash Proceeds from Asset Sales shall not be required to be used to so repay Term Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Agent on the Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

            (d) On the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by the Borrower and/or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04), shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

            (e) On the date of the receipt thereof by the Borrower, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of any sale or issuance of its equity (other than equity issued to management and other employees of the Borrower and its Subsidiaries as provided for in Section 8.09(a)(ii)) and 100% of any amount of cash received by the Borrower in connection with any capital contributions shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

            (f) On each date which is 90 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 1997), 50% of Excess Cash Flow (such amount, the "ECF Prepayment Amount") of the Borrower and its Subsidiaries for the fiscal year then last ended shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

            (g) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

            (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the Final Maturity Date.

            (i) On the date on which any Change of Control occurs, the outstanding principal amount of the Term Loans, if any, shall become due and payable in full.

            (B) Application:

            (a) Each mandatory repayment of Term Loans required to be made pursuant to Section 4.02(A) (other than pursuant to clause (b) thereof) shall reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

            (b) With respect to each prepayment of Loans required by Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made, provided that (i) Eurodollar Loans may so be designated for prepayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; (iii) each prepayment of any Revolving Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (iv) each prepayment of any Revolving Loans made by Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income (or any franchise tax) of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or of any political subdivision or taxing authority of any such jurisdiction and for any Taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of amounts paid to or on behalf of such Bank pursuant to this or the preceding sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

            (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees (i) that it will provide to the Borrower on or prior to the Restatement Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, under any Note and under any other Credit Document and (ii) that to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 hereof (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (including, without limitation, any assignee or transferee), from time to time, upon the reasonable request by the Borrower or the Agent after the Restatement Effective Date, such Bank will provide to each of the Borrower and the Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to a complete exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement, under any Note and under any other Credit Document, or (iii) if the Bank, assignee or transferee, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clauses (i) or (ii) above (either initially or upon request, as the case may be), such Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to provide two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation under Section 4.04(a) to pay the respective Bank such taxes or any additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower by a Bank pursuant to the first sentence of this
Section 4.04(b), provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax. Notwithstanding anything to the contrary contained in the preceding sentence, the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the previous sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            SECTION 5.  Conditions Precedent.

            5.01 Conditions Precedent to Restatement Effective Date. This Agreement shall become effective on the date (the "Restatement Effective Date") when each of the following conditions are first satisfied:

            (a) Effectiveness Notes. On or prior to the Restatement Effective Date, (i) each Borrower and each of the Banks shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile transmitted notice (actually received) at its Notice Office that the same has been signed and mailed to it.

            (b) Opinions of Counsel. On the Restatement Effective Date, the Agent shall have received opinions, addressed to the Agent, and each of the Banks and dated the Restatement Effective Date, from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower, which opinion shall cover the matters contained in Exhibit D-1 hereto, (ii) White & Case, special counsel to the Agent, which opinion shall cover the matters contained in Exhibit D-2 hereto and (iii) from such local counsel, if any, satisfactory to the Agent as the Agent may request, which opinions shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and shall be in form and substance satisfactory to the Agent.

            (c) Corporate Proceedings. (I) On the Restatement Effective Date, the Agent shall have received from the Borrower a certificate, dated the Restatement Effective Date, signed by the President or any Vice-President of the Borrower in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, the by-laws, or other organizational documents of each Credit Party and (y) the resolutions, or such other administrative approval, of each Credit Party referred to in such certificate and all of the foregoing (including each such certificate of formation, certificate of incorporation and by-laws) shall be satisfactory to the Agent and (z) a statement that all of the applicable conditions set forth in Sections 5.01(f) and (i) and 5.02 exist as of such date.

            (II) On the  Restatement  Effective  Date,  all  corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (d) Initial Borrowing Base Certificate. On the Restatement Effective Date, the Agent shall have received a certificate in the form of Exhibit F hereto (a "Borrowing Base Certificate") executed by the chief financial officer of the borrower setting forth the Borrowing Base determined as of the B Determination Date in the preceding month.

            (e) Original Credit Agreement. On the Restatement Effective Date and concurrently with the initial borrowing hereunder, the Borrower shall have (i) repaid in full the outstanding principal amount of all Loans under, and as defined in, the Original Credit Agreement, (ii) terminated all letters of credit issued thereunder (other than Existing Letters of Credit) and (iii) paid all accrued but unpaid interest and fees under the Original Credit Agreement, whether or not otherwise then due and payable.

            (f) Subsidiary Guaranty. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Subsidiary Guaranty in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

            (g) Security Documents. (I) On the Restatement Effective Date, each of the Borrower and the Subsidiary Guarantors shall have each duly authorized, executed and delivered an amended and restated Pledge Agreement in the form of Exhibits H-1 and H-2, respectively (each as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "Pledge Agreement" and, collectively, the "Pledge Agreements"), and each shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and each Pledge Agreement shall be in full force and effect.

            (II) On the Restatement Effective Date, the Borrower and each Subsidiary Guarantor shall have each duly authorized, executed and delivered an amended and restated Security Agreement substantially in the form of Exhibits I-1 and I-2, respectively (each as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, a "Security Agreement" and collectively, the "Security Agreements") covering all of such Credit Party's present and future Security Agreement Collateral.

            (III) On the Restatement Effective Date, the Agent shall have received:

            (i)  fully  executed   counterparts  of  amendments  (the  "Mortgage
      Amendments"), in form and substance satisfactory to the Agent, to the Existing Mortgages (the Existing

      Mortgages as so amended, the "Mortgages"), together with evidence that counterparts of the Mortgage Amendments have been delivered to the title company insuring the Lien on the Existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Banks; and

           (ii) endorsements of the authorized issuing agent for title insurers reasonably satisfactory to the Collateral Agent to each Existing Mortgage Policy assuring the Collateral Agent that each Mortgage is a valid and enforceable first priority mortgage lien on the respective Mortgaged
      Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

            (h) Solvency. On the Restatement Effective Date, the Borrower shall have delivered, or shall cause to be delivered to the Agent, a solvency letter in the form of Exhibit J hereto from the Chief Financial Officer of the Borrower and acceptable in form and substance to the Agent.

            (i) Insurance Policies. On the Restatement Effective Date, the Collateral Agent shall have received evidence of insurance complying with the requirements of Section 7.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee.

            (j) Fees. On the Restatement Effective Date, the Borrower shall have paid to the Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

            (k) Consent Letter. On the Restatement Effective Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York, substantially in the form of Exhibit K, indicating its consent to its appointment by each Credit Party as such Credit Party's agent to receive service of process as specified in Section 12.08.

            5.02 Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Restatement Effective Date) and the obligation of a Letter of Credit Issuer to issue any Letter of Credit is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

            (a) Notice of Borrowing; Letter of Credit Request. The Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.02 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirements of Section 2.03 with respect to the issuance of a Letter of Credit.

            (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all of the applicable conditions specified in Section 5.01 (in the case of the Credit Events occurring on the Restatement Effective Date) and/or 5.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 5.01, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date):

            6.01 Corporate Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms.

            6.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries.

            6.04 Litigation. There are no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

            6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized on the Restatement Effective Date (i) to refinance Loans under and as defined in the Original Credit Agreement and (ii) to pay certain fees, premiums and expenses relating thereto.

            (b) The proceeds of all Revolving Loans may be used for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

            (c) The proceeds of all Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

            (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            6.06 Governmental Approvals. Except for filings and recordings in connection with the Security Documents, SEC filings and those items listed on Annex IV, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

            6.07 Investment Company Act. None of the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the Borrower which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

            6.10 (a) True and Complete Disclosure. On and as of the Restatement Effective Date, on a pro forma basis after giving effect to the refinancing of all Loans under and as defined in the Original Credit Agreement and all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed its debts, (y) the Borrower and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) (i) The consolidated balance sheet of the Borrower at December 31, 1996 and June 30, 1997 and the related consolidated statements of operations and cash flows of the Borrower for the fiscal year or the six-month period, as the case may be, ended as of said dates, which, in the case of the December 31, 1996 statements, have been examined by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion in respect therewith, and (ii) the pro forma consolidated balance sheet of the Borrower as of June 30, 1997, copies of which have heretofore been furnished to each Bank, present fairly the financial position of such entities at the dates of said statements and the results for the periods covered thereby (or, in the case of the pro forma balance sheet, presents a good faith estimate of the consolidated pro forma financial condition of the Borrower at the date thereof) in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the June 30, 1997 statements, subject to normal and recurring year-end audit adjustment. All such financial statements (other than the aforesaid pro forma balance sheets) have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1996 that has had or could reasonably be expected to have a Material Adverse Effect.

            (c) Except as reflected in the financial statements and the notes thereto described in Section 6.10(b), there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1996.

            6.11 Security Interests. On and after the Restatement Effective Date, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens

(except (x) that the Security Agreement Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and (y) the Mortgaged Properties may be subject to Permitted Encumbrances relating thereto), in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement) which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Agent, for filing on or promptly after the date of) the execution and delivery thereof.

            6.12 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

            6.13 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower, nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA), except to the extent that all events described in the preceding clauses of this Section 6.13 and then in existence would not, in the aggregate, have or be likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (within the meaning of Section 4001(a)(3) of ERISA) the representations and warranties in this Section 6.13 are made to the best knowledge of the Borrower.

            6.14 Subsidiaries. (a) Annex V hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Restatement Effective Date. The Borrower will at all times own directly the percentages specified in said Annex V of the outstanding capital stock of all of said entities, except to the extent otherwise permitted pursuant to Section 8.02.

            (b) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement, the other Credit Documents and the Senior Subordinated Note Documents, (ii) applicable law, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (v) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by Section 8.03, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

            6.15 Patents, etc. The Borrower and each of its Subsidiaries have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted and as proposed to be conducted.

            6.16 Pollution and Other Regulations. (a) Each of the Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. Neither the Borrower nor any of its

Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which (a) question the validity, term or entitlement of the Borrower or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property or, to the knowledge of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected
(i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or
(ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

            (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

            6.17 Properties. The Borrower and each of its Subsidiaries have good and marketable title to all properties owned by them, including all property reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as referred to in Section 6.10(b), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) otherwise permitted by Section 8.03. Annex VI contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries on the Restatement Effective Date, the type of interest therein held by the Borrower or the respective Subsidiary and whether such Real Property is a Mortgaged Property.

            6.18 Labor Relations. No Credit Party is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or threatened against any Credit Party and (iii) no union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

            6.19 Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Notes are enforceable by the Banks against the Borrower and the holders of such Senior Subordinated Notes, and all Obligations of the Borrower are or will be within the definition of "Senior Indebtedness" included in such provisions of the Senior Subordinated Note Documents.

            6.20 Existing Indebtedness. Annex VII sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the refinancing of all Loans under and as defined in the Original Credit Agreement (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

            SECTION 7. Affirmative Covenants. The Borrower covenants and agrees that on the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            7.01 Information Covenants. The Borrower will furnish to each Bank:

            (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Monthly Reports. As soon as practicable, and in any event within 30 days, after the end of each monthly accounting period of each fiscal year (other than the last monthly accounting period in such fiscal year) the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such period, and the related consolidated statements of income and retained earnings for such period, setting forth comparative figures for the corresponding period of the previous year, all of which shall be certified by the chief financial officer or controller of the Borrower subject to changes resulting from audit and normal year-end audit adjustments.

            (d) Budgets; etc. Not more than 60 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year. Together with each delivery of consolidated financial statements pursuant to Sections 7.01(a), (b) and (c), a comparison of the current year-to-date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

            (e)  Officer's  Certificates.  At the  time of the  delivery  of the financial statements provided for in Sections 7.01(a), (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to Sections 7.01(a) and (b), shall set forth the calculations required to establish (I) the MRD Ratios for the Relevant Test Period ending on the last day of such fiscal year or period and (II) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.05, 8.07, 8.09(a) (but only to the extent the Borrower has made payments of the type described in clause (ii) thereof in such period or year), 8.11, 8.12, 8.13 and
8.14 as at the end of such fiscal period or year, as the case may be.

            (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and
(y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Borrower or any Credit Party to perform its obligations hereunder or under any other Credit Document.

            (g) Borrowing Base Certificates. Promptly after determining same, and in any event within five days following the BB Determination Date for each calendar month, a Borrowing Base Certificate executed by the chief financial officer or controller of the Borrower setting forth the Borrowing Base determined as of such BB Determination Date (together with reasonable detail as to the computation thereof).

            (h) Auditors' Reports. Promptly upon receipt thereof, a copy of each other final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower.

            (i) Environmental Matters. Promptly after obtaining knowledge of any of the following (but only to the extent that any of the following could reasonably be expected to (x) have a Material Adverse Effect, either individually or in the aggregate, or (y) result in a remedial cost to the Borrower or any of its Subsidiaries in excess of $2,000,000), written notice of:

            (i) any pending or threatened Environmental claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

            (ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental claim against the Borrower or any of its Subsidiaries or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response or proposed response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material communications by the Borrower or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses
(i)-(iv)  above as may  reasonably  be  requested  by the Agent or the  Required
Banks.

            (j) Other Information. Promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, (ii) copies of any material complaints or correspondence received from the Federal Trade Commission and/or the postal service (x) regarding compliance with the Federal Trade Commission Act, as amended (15 U.S.C. Subsection 45) or (y) in connection with advertising materials distributed by the Borrower, and (iii) with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

            7.02 Books, Records and Inspections. The Borrower will, and will cause its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower (x) officers and designated representatives of the Agent or the Required Banks to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Banks may desire and (y) not more than once per year the Agent, or a third party designated by the Agent, to conduct, at the Borrower's expense, an audit of the accounts receivable and inventories of the Borrower and its Subsidiaries at such times as the Agent shall reasonably require.

            7.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice, provided that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage, exceed, in each such case, (i) $150,000 per occurrence or (ii) $3,000,000 in the aggregate per fiscal year. At any time that insurance at the levels described in Annex VIII is not being maintained by the Borrower and its Subsidiaries, the Borrower will notify the Banks in writing thereof and, if thereafter notified by the Agent to do so, the Borrower will, and will cause its Subsidiaries to, obtain insurance at such levels at least equal to those set forth in Annex VIII to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are acceptable to the Agent. The Borrower will, and will cause each of its Subsidiaries to, furnish on the Restatement Effective Date and annually thereafter to the Agent a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

            7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

            7.05 Consolidated Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, provided that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

            7.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

            7.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any of its Subsidiaries knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan which has an Unfunded Current Liability has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability and there is a failure to make a required contribution, which gives rise to a lien under ERISA or the Code; that proceedings are reasonably likely to be or have been instituted to terminate a Plan which has an Unfunded Current Liability; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary or any ERISA Affiliate will or may incur any liability (including, any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section  401(a)(29),  4971,  4975 or 4980 of the Code or Section 409,  502(l) or
502(l) of ERISA or that the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon request of a Bank, the Borrower will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any annual reports and any other material notices received by the Borrower or any Subsidiary with respect to a Plan shall be delivered to the Banks no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants (other than notices relating to an individual participant's benefits) or received by the Borrower or such Subsidiary.

            7.08 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to
Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            7.09 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries' fiscal quarters to end on a Quarter End Date.

            7.10 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

            7.11 Additional Security; Further Assurances. (a) The Borrower will, and will cause its Domestic Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each, an "Additional Mortgage") in such owned Real Property of the Borrower and its Subsidiaries that is not owned or subject to a Mortgage on the Restatement Effective Date as may be requested from time to time by the Agent. All such mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 8.03. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

      (b) The Borrower will, and will cause its Domestic Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Agent to assure themselves that this
Section 7.11 has been complied with.

            (c) The  Borrower  agrees  that each action  required  above by this
Section 7.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Agent or the Required Banks, provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with this Section 7.11.

            7.12 Dividends on PIK Preferred Stock. The Borrower shall to the maximum extent permitted by the terms thereof, pay all dividends on the PIK Preferred Stock through the issuance of additional shares of such PIK Preferred Stock in respect of which dividends are to be paid, rather than in cash.

            7.13   Compliance   with   Environmental   Laws.   (i)  The
Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any Subsidiary, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            8.01 Changes in Business. (a) The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted at the Restatement Effective Date, provided that this Section 8.01 shall not restrict the making of any investment expressly permitted by Section 8.06.

            (b) Borrower shall cause HCE to engage in no significant business and at no time to have assets or liabilities with an aggregate value in excess of $50,000.

            8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to the

      Borrower or any Subsidiary Guarantor (or any other Subsidiary), provided that neither the Borrower nor any Subsidiary Guarantor may be a party to any merger, consolidation or liquidation otherwise permitted by this clause (a) involving a Subsidiary that is not a Wholly-Owned Subsidiary;

            (b)  capital   expenditures   to  the  extent   within  the
      limitations set forth in Section 8.05 hereof;

            (c)  the   investments,   acquisitions   and  transfers  or
      dispositions of properties permitted pursuant to Section 8.06;

            (d) each of the Borrower and the Subsidiary Guarantors may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 8.04(d));

            (e) licenses or sublicenses by the Borrower and its Subsidiary Guarantors of software, customer lists, trademarks and other intellectual property in the ordinary course of business, provided, that such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary Guarantor;

            (f) other sales or dispositions of assets in the ordinary course of business, provided that (w) the aggregate Net Cash Proceeds received from all such sales and dispositions shall not exceed $1,500,000 in any fiscal year of the Borrower, (x) each such sale shall be in an amount at least equal to the fair market value thereof (as determined by the Board of Directors of the Borrower in the case of sales in excess of $500,000) and for proceeds consisting solely of not less than (A) 80% cash and (B) seller indebtedness evidenced by promissory notes which notes shall be pledged and delivered to the Collateral Agent pursuant to the Borrower Pledge Agreement, and (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(A)(c), and provided further, that the sale or disposition of the capital stock of
      (i) the Borrower or any Subsidiary Guarantor shall be prohibited and (ii) any Subsidiary of the Borrower (other than a Subsidiary Guarantor) shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower;

            (g) other sales or dispositions of assets in each case to the extent the Required Banks have consented in writing thereto and subject to such conditions as may be set forth in such consent;

            (h) any Subsidiary may be liquidated into the Borrower or a Subsidiary Guarantor; and

            (i)  acquisitions   and  dispositions  of  Permitted   Acquisitions,
      Permitted  Investments  and Permitted  Joint  Ventures in accordance  with
      Section 8.06(g).

            8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

            (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

            (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

            (d) Liens on assets of the Borrower and each Subsidiary existing on the Restatement Effective Date and listed on Annex IX hereto, without giving effect to any subsequent extensions or renewals thereof;

            (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09 provided, that no cash or property is deposited or delivered to secure any respective judgment or award (or any appeal bond in respect thereof, except as permitted by the following clause (f));

            (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of deposits at any time pursuant to this clause
      (f) shall not exceed $5,000,000;

            (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

            (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

            (j) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the normal course of business, provided that such payables shall not constitute Indebtedness;

            (k) any interest or title of a lessor under any lease permitted by this Agreement;

            (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price of assets acquired by the Borrower or any Subsidiary Guarantor, provided that any such Liens attach only to the assets so acquired and that all Indebtedness secured by Liens created pursuant to this clause (l) shall not exceed $7,000,000 at any time outstanding;

            (m) Liens created pursuant to Capital Leases permitted pursuant to Section 8.04(d); and

            (n) Liens securing Indebtedness not in excess of $2,500,000 at any time outstanding.

            8.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower, (ii) any other Subsidiary to another Subsidiary that is not a Subsidiary Guarantor and (iii) the Borrower to any Subsidiary Guarantor;

            (c)   Indebtedness   of  the   Borrower   evidenced  by  the  Senior
      Subordinated   Notes,  in  an  aggregate  principal  amount  at  any  time outstanding not to exceed $70,000,000;

            (d) Capitalized Lease Obligations of the Borrower and each Subsidiary Guarantor, provided that the aggregate Capitalized Lease
      Obligations under all Capital Leases entered into after Restatement Effective Date shall not exceed
      $10,500,000;

            (e) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof;

            (f) Indebtedness under Interest Rate Agreements relating to the Loans on terms and conditions satisfactory to the Agent to the extent determined, in good faith by the Borrower, to be non-speculative in nature;

            (g) Indebtedness of the Borrower represented by the obligations of the Borrower to make payments with respect to the cancellation or repurchase of certain stock of officers, employees and directors (or their estates) of the Borrower and its Subsidiaries, to the extent permitted by
      Section 8.09;

            (h)  Indebtedness   incurred  pursuant  to  purchase  money
      mortgages permitted by Section 8.03(l); and

            (i) additional Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $5,000,000 at any time.

            8.05 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and the Subsidiary Guarantors may make Consolidated Capital Expenditures of up to $3,000,000 in any fiscal year.

            (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year pursuant to Section 8.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 8.05(a) shall be increased by such unutilized amount, provided that such increase shall not exceed $1,000,000 in any fiscal year.

            (c) In addition to the foregoing, the Borrower may make Consolidated Capital Expenditures in amounts in excess of those permitted under Sections 8.05(a) and (b), provided that the amount of such additional Consolidated Capital Expenditures shall not exceed the Available Excess Cash Flow Amount at the time of such additional Consolidated Capital Expenditure (determined before giving effect to the making of such additional Consolidated Capital Expenditure).

            8.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

            (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

            (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (c) the intercompany Indebtedness described in Section 8.04(b) shall be permitted;

            (d) loans and advances to employees in the ordinary course of business in an aggregate principal amount not to exceed $500,000 at any time outstanding shall be permitted;

            (e) the Borrower and each Subsidiary Guarantor may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (f)   Interest   Rate   Agreements   permitted  by  Section
      8.04(f) shall be permitted;

            (g) the Borrower or any Subsidiary Guarantor may make Permitted Acquisitions, Permitted Investments (in accordance with the requirements contained in the definition thereof) and/or make investments in Permitted Joint Ventures not to exceed $1,000,000 (plus amounts returned to the Borrower as a result of sales of such investment or pursuant to a dividend payment thereunder), in the aggregate for all the foregoing plus the Available Excess Cash Flow Amount at the time of the making thereof (before giving effect thereto);

            (h) the Borrower may make contributions to an employee stock ownership plan, provided such contributions are in Common Stock; and

            (i)  the  Borrower  may  hold  the  promissory   notes  acquired  in
      accordance with Section 8.02(f).

            8.07 Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid by the Borrower and its Subsidiaries as additional rent or lease payments) by the Borrower and its
Subsidiaries on a consolidated basis under agreements in effect as of the Restatement Effective Date and/or entered into after the Restatement Effective Date (including any such agreement that is an extension, replacement, substitution, or renewal of any agreement entered into prior to such date) to rent or lease any real or personal property (exclusive of Capitalized Lease Obligations) to exceed $3,000,000 in any fiscal year of the Borrower.

            8.08 Prepayments of Indebtedness etc. The Borrower will not, and will not permit any of its Subsidiaries to:

            (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of the Senior Subordinated Notes or any Existing Indebtedness;

            (b) amend or modify, or permit the amendment or modification of, any provisions of any Senior Subordinated Note Documents; and/or

            (c) amend, modify or change in any manner adverse to the interests of the Banks the certificate of incorporation (including, without limitation, by the filing of any certificate of designation) or by-laws of the Borrower or any agreement entered into by the Borrower with respect to its capital stock or enter into any new agreement in any manner adverse to the interests of the Banks with respect to the capital stock of the Borrower.

            8.09 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

            (i) any Subsidiary of the Borrower may pay dividends to the Borrower or to a Subsidiary Guarantor; and

           (ii) the Borrower may redeem or repurchase Common Stock (or options to purchase such Common Stock) from (1) officers, employees and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with (x) the Stockholders Agreement and (y) any stock option plan or any employee stock ownership plan, or (2) other stockholders of the Borrower, so long as the purpose of such purchase is to acquire Common Stock for reissuance to new officers, employees and directors (or their estates) of the Borrower to the extent so reissued within 12 months of any such purchase, provided that in all such cases (A) no Default or Event of Default is then in existence or would arise therefrom and (B) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased in any calendar year does not exceed $2,500,000 plus (I) proceeds of key-man life insurance used for the purposes set forth in subclause (2) and (II) the Available Excess Cash Flow Amount at the time of any such redemption and repurchase (before giving effect thereto) and, provided further, that in the event that the Borrower subsequently resells to any member of its, or any Subsidiary Guarantors', management any shares redeemed or repurchased pursuant to this clause
      (ii), the amount of repurchases the Borrower may make from Management Investors pursuant to this clause (ii) shall be increased by an amount equal to any cash received by the Borrower upon the resale of such shares; and

          (iii) the Borrower may pay regularly scheduled Dividends on the PIK Preferred Stock pursuant to the terms thereof through the issuance of additional shares of such PIK Preferred Stock.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, or (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (B) the ability of the Borrower or any other Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

            (i) this Agreement, the other Credit Documents and the Senior Subordinated Note Documents;

           (ii) applicable law;

          (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

           (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

            (v) Liens permitted under Section 8.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

            8.10 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions after the Restatement Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) transactions with its Affiliates set forth in Annex X hereto, (ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, (iii) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries and (iv) the payment of management fees to Kelso in an amount not to exceed $300,000 in any fiscal year plus expenses and indemnity payments.

            8.11 Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any Test Period ending at the end of any fiscal quarter of the Borrower set forth below, to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter                                              Ratio

Fiscal quarter ended in December, 1997                      1.15 to 1
Fiscal quarter ended in March, 1998                         1.15 to 1
Fiscal quarter ended in June, 1998                          1.05 to 1
Fiscal quarter ended in September, 1998                     1.05 to 1

Fiscal quarter ended in December, 1998                      1.05 to 1
Fiscal quarter ended in March, 1999                         1.05 to 1
Fiscal quarter ended in June, 1999                          1.15 to 1
Fiscal quarter ended in September, 1999                     1.15 to 1

Each fiscal quarter ended thereafter                        1.15 to 1

            8.12 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending at the end of any fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter
Amount

Fiscal quarter ended in December, 1997                 $28,000,000
Fiscal quarter ended in March, 1998                    $26,500,000
Fiscal quarter ended in June, 1998                     $29,000,000
Fiscal quarter ended in September, 1998                $32,500,000

Fiscal quarter ended in December, 1998                 $35,000,000
Fiscal quarter ended in March, 1999                    $35,000,000
Fiscal quarter ended in June, 1999                     $37,500,000
Fiscal quarter ended in September, 1999                $38,500,000

Fiscal quarter ended in December, 1999                 $41,500,000
Fiscal quarter ended in March, 2000                    $42,500,000
Fiscal quarter ended in June, 2000                     $43,500,000
Fiscal quarter ended in September, 2000                $45,500,000

Fiscal quarter ended in December, 2000                 $49,500,000
Fiscal quarter ended in December, 2001                 $50,000,000

Each fiscal quarter ended thereafter
$50,000,000

            8.13 Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below of the Borrower to be more than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter                                               Ratio

Fiscal quarter ended in December, 1997                      2.75 to 1
Fiscal quarter ended in March, 1998                         3.00 to 1
Fiscal quarter ended in June, 1998                          2.75 to 1
Fiscal quarter ended in September, 1998                     2.75 to 1

Fiscal quarter ended in December, 1998                      2.50 to 1
Fiscal quarter ended in March, 1999                         2.50 to 1
Fiscal quarter ended in June, 1999                          2.25 to 1
Fiscal quarter ended in September, 1999                     2.25 to 1
Fiscal quarter ended in December, 1999                      2.25 to 1

Each fiscal quarter ended thereafter                        2.00 to 1

            8.14 Issuance of Stock. The Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except, to the extent permitted by Section 8.06, to the Borrower or to qualify directors if required by applicable law.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

            9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or

            9.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the principal amount of any one issue of such Indebtedness exceeds $3,500,000 or the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $4,500,000 at any one time; or

            9.05 Bankruptcy, etc. The Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to or any of its Material Subsidiaries; or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

            9.06 ERISA. (a) A single-employer plan (as defined in Section 4001 of ERISA) established by the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to maintain the minimum funding standard required by
Section 412 of the Code for any plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been or is likely to be terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability or (d) the Borrower or a Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and there shall result from any such event or events described in the preceding clauses of this Section
9.06 the imposition of a Lien upon the assets of the Borrower or any Subsidiary, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, in each case which would have, in the opinion of the Required Banks a Material Adverse Effect; or

            9.07 Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent any Lien encumbering assets with an aggregate fair market value in excess of $1,000,000 (and, if encumbering assets with a fair market value of less than $5,000,000, for a period greater than thirty or more days), or any material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document; or

            9.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect, or any Subsidiary Guarantor or any Person acting by or on behalf of any such Subsidiary Guarantor shall deny or disaffirm such guarantor's obligations under such Subsidiary Guaranty or any such Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed by it pursuant to the Subsidiary Guaranty; or

            9.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $3,500,000 or more in the case of any one such judgment or decree and $4,500,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries (not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

            SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Additional  Mortgages"  shall have the meaning provided in
Section 7.11.

            "Adjusted Cash Flow" for any fiscal year shall mean Consolidated Net Income for such fiscal year (after provision for taxes) plus the amount of all net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, amortization of deferred customer acquisition costs write-downs of inventory and other non-cash charges) that were deducted in arriving at Consolidated Net Income for such fiscal year minus the total amount of deferred customer acquisition costs capitalized during such period, minus the amount of all non-cash gains and gains from sales of assets (other than sales of inventory and equipment in the normal course of business) that were added in arriving at Consolidated Net Income for such fiscal year.

            "Adjusted RC Percentage" shall mean (x) at a time when no Bank Default exists, for each RC Bank such RC Bank's Revolving Percentage and (y) at a time when a Bank Default exists (i) for each RC Bank that is a Defaulting
Bank, zero and (ii) for each RC Bank that is a Non-Defaulting Bank, the percentage determined by dividing such RC Bank's Revolving Commitment at such time by the Adjusted Total Revolving Commitment at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Total Revolving Commitment at a time when the Total Revolving Commitment or Adjusted Total Revolving Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no RC Bank's Adjusted RC Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving effect to such Bank Default and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section
4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RC Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus
(iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RC Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RC Percentage must be returned to any Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of such Borrower, then the change to such Non-Defaulting Bank's Adjusted RC Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RC Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RC
Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RC Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Commitment at such time.

            "Adjusted  Revolving   Commitment"  for  each  RC  Bank  that  is  a
Non-Defaulting Bank shall mean at any time the product of such RC Bank's Adjusted RC Percentage and the Adjusted Total Revolving
Commitment.

            "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Banks.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 11.09.

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

            "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

            "Applicable Base Rate Margin" shall mean 0.50% less the Margin Reduction Discount, if any.

            "Applicable Eurodollar Margin" shall mean 1.50% less the Margin Reduction Discount, if any.

            "Asset Sale" shall mean the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment).

            "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Agent by the Borrower in each case to the extent acceptable to the Agent.

            "Available Excess Cash Flow Amount" shall mean at any time, an amount equal to 50% of (A) the aggregate Excess Cash Flow determined for each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 1997) then ended less (B) the sum of (w) the aggregate amount of the Available Excess Cash Flow Amount with which the

Borrower has therefore made Permitted Acquisitions, Permitted Investments and/or investments in Permitted Joint Ventures in accordance with Section 8.06(g), (x) the aggregate amount of Consolidated Capital Expenditures theretofore made pursuant to Section 8.05(c) hereof, (y) the aggregate amount of redemptions and repurchases of the Borrower's Common Stock theretofore made pursuant to Section 8.09(a)(ii)(B)(II) and (z) the Available Excess Cash Flow Amount with which the Borrower has therefore made voluntary prepayments in accordance with Section
4.01 that have been applied pursuant to the last proviso in such Section.

            "BB Determination Date" shall mean for any month, the 15th of such month, or if not a Business Day, the next succeeding Business Day.

            "Bank" shall have the meaning provided in the first paragraph of this Agreement.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.05(c) or (ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.05(c), in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

            "Bankruptcy  Code"  shall  have  the  meaning  provided  in
Section 9.05.

            "Base Rate" at any time shall mean the higher, (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrower from BTCo on a given date or (ii) one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

            "Borrowing Base" shall mean, at any time, the sum of (x) 80% of the book value of the accounts receivable of the Borrower and the Subsidiary Guarantors plus (y) 50% of the book value of the inventory of the Borrower and the Subsidiary Guarantors, in each determined on a consolidated basis in accordance with GAAP and as set forth in the last Borrowing Base Certificate delivered by the Borrower pursuant to Section 5.01(d) or 7.01(g) as the case may be, provided that the Borrowing Base shall be zero at any time when a Default under 7.01(g) has occurred and is continuing.

            "Borrowing  Base   Certificate"   shall  have  the  meaning
provided in Section 5.01(d).

            "BTCo" shall mean Bankers Trust Company in its individual capacity.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

            "CERCLA"   shall  mean  the   Comprehensive   Environmental
Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean (a) prior to the  Borrower's  initial public offering of common stock (it being understood that the term "initial public offering" shall not include any registration of Common Stock under Form S-4 or Form S-8 in connection with a transfer otherwise permitted by this Agreement), the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as currently in effect), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation), (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause
(a) above), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Borrower unless the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Borrower than such other person, (c) occupation of a majority of the seats of the Board of Directors of the Borrower by Persons whose nomination for election by the stockholders of the Borrower was not approved by either (i) a majority of the Permitted Holders or (ii) a majority of the directors of the Borrower whose election or nomination for election was previously so approved or (d) any "Change of Control or similar term as defined in the Senior Subordinated Note Indenture.

            "Co-Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Restatement Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

            "Collateral   Agent"   shall  mean  the  Agent   acting  as
collateral agent for the Banks.

            "Commitment" shall mean, with respect to each Bank, such Bank's Term Commitment and Revolving Commitment.

            "Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Common   Stock"   shall  mean  the  common  stock  of  the
Borrower.

            "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment, provided further, that Consolidated Capital Expenditures shall only include the amount thereof actually paid in cash during such period.

            "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense, but excluding, however, interest expense not payable in cash and amortization of discount and deferred issuance and financing costs.

            "Consolidated Current Assets" shall mean, as to any Person at any time, the current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Current Liabilities" shall mean, as to any Person at any time, the current liabilities of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding all short-term Indebtedness for borrowed money and the current portion of any long-term Indebtedness of such Person or its Subsidiaries, in each case to the extent otherwise included therein.

            "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense and (iv) (x) amortization of deferred acquisition cost minus (y) the total amount of deferred customer acquisition costs capitalized during such period, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Cash Interest Expense, and (ii) scheduled payments on the Term Loans and Existing Indebtedness, all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

            "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) Transaction Expenses and (v) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers, of the Borrower or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Borrower or any Affiliate of the Borrower and compensation expense resulting from the repurchase of any such capital stock, options and rights.

            "Consolidated Senior Debt" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP other than such indebtedness in respect of the Senior Subordinated Notes or any Indebtedness ranked pari passu with or subordinated to the Senior Subordinated Notes.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement, the Notes, the Security Documents and the Subsidiary Guaranty and any documents executed in connection therewith.

            "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

            "Credit  Party" shall mean the Borrower and the  Subsidiary
Guarantors.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Designated Affiliate" shall mean any Affiliate of Kelso other than any corporation or other Person (except for any corporation or other Person engaged in a business similar, complementary or related to the nature or type of the business of the Borrower and its Subsidiaries) controlled by, or any investment fund (other than Kelso Investment Associates V, L.P. or any investment fund that is not solely comprised of current and former professionals of Kelso) managed by, Kelso.

            "Dividends"  shall  have the  meaning  provided  in Section 8.09.

            "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any state or territory thereof.

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and any applicable state and local or foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect as of the Restatement Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower, a Subsidiary or a Credit Party would be deemed to be a "single employer" within the meaning of Sections 414(b), (c),
(m) and (o) of the Code.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of  Default"  shall  have the  meaning  provided  in
Section 9.

            "Excess Cash Flow" shall mean, for any fiscal year, the remainder of
(i) the sum of (x) Adjusted Cash Flow for such fiscal year and (y)(I) the decrease, if any, in Working Capital less (II) the decrease, if any, in the principal amount of Revolving Loans, in each case from the first day to the last day of such fiscal year, plus (ii) to the extent not included in (i) above, any amounts received by the Borrower and its Subsidiaries in settlement of, or in payment of any judgments resulting from, actions, suits or proceedings with respect to the Borrower and/or its Subsidiaries from the first day to the last day of such fiscal year, plus (iii) to the extent not included in (i) above, any amounts received by the Borrower and/or its Subsidiaries in connection with the repayment or redemption of any long-term promissory notes and/or preferred stock of other Persons held by them, minus (iv) the sum of (w) the amount of Consolidated Capital Expenditures (except to the extent financed through the incurrence of Indebtedness) made during such fiscal year (x) the capitalized software costs and capitalized cost for mailing list rights and (y)(I) the increase, if any, in Working Capital less (II) the increase, if any, in the principal amount of Revolving Loans, in each case from the first day to the last day of such fiscal year and (z) any repayments or prepayments of the principal amount of Term Loans, except prepayments of the principal amount of Term Loans made pursuant to Sections 4.02(A)(c), (d), (e), (f), (g) and/or (i).

            "Existing Indebtedness" shall have the meaning provided in Section 6.20.

            "Existing   Letter  of  Credit"   shall  have  the  meaning
provided in Section 2.01(d).

            "Existing Mortgage Policies" shall mean the Mortgage Policies under, and as defined in, the Original Credit Agreement.

            "Existing Mortgages" shall mean all the Mortgages under, and as defined in, the Original Credit Agreement.

            "Expiration Date" shall mean December 31, 1997.

            "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Facility or the Revolving Facility.

            "Facing  Fee" shall have the  meaning  provided  in Section
3.01(c).

            "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "Final Maturity Date" shall mean February 1, 2002.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "HCA Holdings" shall mean HCA Holdings, Inc., a Delaware corporation.

            "HCE"  shall  mean  Hosiery  Corporation   Enterprises,   a
Delaware corporation.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

            "Kelso" shall mean Kelso & Company, L.P., a Delaware limited partnership doing business as Kelso & Company, Inc.

            "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter  of  Credit"  shall have the  meaning  provided  in
Section 2.01(a).

            "Letter of Credit Fee" shall have the  meaning  provided in
Section 3.01(b).

            "Letter of Credit Issuer" shall mean BTCo or any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter  of  Credit   Request"   shall  have  the   meaning
provided in Section 2.03(a).

            "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Senior Debt on such date to Consolidated EBITDA for the Test Period most recently ended (taken as one accounting period) and ending on such date.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" shall have the meaning provided in Section 1.01.

            "Management  Investor" means the executive  officers of the Borrower
(i) on the Restatement Effective Date and any persons who become executive officers of the Borrower at a time when Kelso and its Affiliates "beneficially own" (as defined in clause (a) of the definition of ("Change of Control"), directly or indirectly, more than a majority of the capital stock of the Borrower and (ii) who own capital stock of the Borrower.

            "Mandatory  Borrowing"  shall have the meaning  provided in
Section 1.01(d).

            "Margin Reduction Discount" shall mean zero, provided that the Margin Reduction Discount shall be increased to [1/4 of 1% or 1/2 of 1%], as the case may be, as specified in clauses (i) or (ii) below, at any time on or after the Restatement Effective Date, when, and for so long as, the ratio set forth in such clause has been satisfied as at the end of the then Relevant Test Periods:

            (i) the Margin Reduction Discount shall be 1/4 of 1% in the event that as at the end of the Relevant Test Period the Leverage Ratio is greater than 1.25 to 1 but less than or equal to 1.75 to 1; or

           (ii) the Margin Reduction Discount shall be 1/2 of 1% in the event that as at the end of the Relevant Test Period the Leverage Ratio is less than or equal to 1.25 to 1.

The MRD Ratios shall be determined for the Relevant Test Period, by delivery of an officer's certificate of the Borrower to the Banks pursuant to Section 7.01(e), which certificate shall set forth the calculation of the MRD Ratios. The Margin Reduction Discount so determined shall apply, except as set forth below, from five Business Days after the date on which such officer's certificate is delivered to the Agent to the earlier of (x) the date on which the next certificate is delivered to the Agent pursuant to Section 7.01(e) and
(y) the 45th day following the end of the fiscal quarter in which such first certificate was delivered to the Agent. Notwithstanding anything to the contrary contained above, the Margin Reduction Discount shall be zero (x) if no officer's certificate has been delivered to the Banks pursuant to Section 7.01(e) which sets forth the MRD Ratios for the Relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered and (y) at all times when there shall exist a violation of Section 9.01 or an Event of Default. It is understood and agreed that the Margin Reduction Discount as provided above shall in no event be cumulative and only the Margin Reduction Discount available pursuant to either clause (i) or (ii), if any, contained in this definition shall be applicable.

            "Margin   Stock"   shall  have  the  meaning   provided  in
Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            "Material Subsidiary" shall mean, at any time, any Subsidiary of the Borrower that (x) has assets at such time comprising 5% or more of the consolidated assets of the Borrower and its Subsidiaries or (y) had net income in the most recently ended fiscal year of the Borrower comprising 5% or more of the consolidated net income of the Borrower and its Subsidiaries for such fiscal year.

            "Maximum Swingline Amount" shall mean $5,000,000.

            "Minimum Borrowing Amount" shall mean (i) for Term Loans and Revolving Loans maintained as Base Rate Loans, $1,000,000, (ii) for Term Loans and Revolving Loans maintained as Eurodollar Loans, $5,000,000 and (iii) for Swingline Loans, $100,000.

            "Mortgage  Amendments"  shall have the meaning  provided in
Section 5.01(g)(III).

            "Mortgaged Properties" shall mean all Real Property of the Borrower subject to the Existing Mortgages.

            "Mortgages"  shall  have the  meaning  provided  in Section
5.01(g)(III).

            "MRD Ratio" shall mean at any time the ratio that is correctly specified in the then latest officer's certificate delivered to the Banks pursuant to Section 7.01(e) as the Leverage Ratio, as at the end of the Test Period ended as of the last day of the fiscal quarter or year with respect to which such officer's certificate has been delivered.

            "Murphy" shall mean Mr. Joseph A. Murphy.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

            "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

            "Note" shall have the meaning provided in Section 1.05.

            "Notice of  Borrowing"  shall have the meaning  provided in
Section 1.03.

            "Notice of Conversion"  shall have the meaning  provided in
Section 1.06.

            "Notice Office" shall mean the office of the Agent at 130 Liberty Street, New York, New York or such other office as the Agent may designate to the Borrower from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Original Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Participant"  shall have the  meaning  provided in Section
2.05(a).

            "Payment Office" shall mean the office of the Agent at 130 Liberty Street, New York, New York or such other office as the Agent may designate to the Borrower from time to time.

            "PBGC"  shall  mean  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall mean any acquisition of property or assets of a nature or type or which will be used in a business similar, complementary or related to the nature or type of the property and assets of, or the business of, the Borrower and its Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors of the Borrower).

            "Permitted Encumbrances" shall mean, with respect to the Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agent.

            "Permitted Holders" means Kelso, the Designated Affiliates, the Management Investors, Murphy, any employee stock ownership plan established by the Borrower for the benefit of the employees of the Borrower or any Subsidiary and their Permitted Transferees.

            "Permitted Investment" shall mean any investment in a Person having property and assets of a nature or type, or engaged in a business, similar, complementary or related to the nature or type of the property and assets of, or the business of, the Borrower and its Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors of the Borrower), if as result of such investment (i) such Person becomes a Subsidiary of the Borrower in which case such Subsidiary shall become a Subsidiary Guarantor and shall deliver and become party to all Security Documents pursuant to the requirements set forth in Section 7.11(b) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Subsidiary Guarantor.

            "Permitted Joint Venture" shall mean any Person (other than a Subsidiary) in which the Borrower or any Subsidiary Guarantor shall invest for the purpose of engaging in the direct marketing of products other than those currently offered by the Borrower and its Subsidiaries.

            "Permitted  Liens" shall mean Liens  described in clauses (a),  (b),
(d), (f), (h), (j) and (l) of Section 8.03.

            "Permitted Transferees" means (i) in the case of Kelso, (A) any Designated Affiliate, (B) any managing director, general partner, limited partner, director, officer or employee of Kelso or any Designated Affiliate (collectively, "Kelso Associates"), (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Kelso Associate and (D) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Kelso Associate, his or her spouse, parents, siblings, direct lineal descendants or adopted children, and
(ii) in the case of any Management Investors and Murphy, (A) his executor, administrator, testamentary trustee, legatee or beneficiaries, (B) his or her spouse, parents, siblings, direct lineal descendants or adopted children or (C) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor or Murphy, as the case may be, and his or her spouse, parents, siblings, direct lineal descendants and/or adopted children.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "PIK  Preferred   Stock"  shall  mean  the  Borrower's   pay-in-kind
preferred stock issued pursuant to the Certificate of the Designation Powers, Preferences and Rights of Pay-In-Kind Preferred
Stock, dated October 17, 1994.

            "Plan" shall mean any multi-employer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge  Agreements"  shall have the  meaning  provided  in
Section 5.01(g)(I).

            "Pledged Securities" shall mean all the Pledged Securities as defined in the relevant Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Quarter End Date" shall mean December 31 of each year and (i) March 28, June 27 and September 26 in 1998; (ii) March 27, June 26 and September 25 in 1999; (iii) April 1, July 1 and September 30 in 2000; and (iv) March 31, June 30 and September 29 in 2001.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "RC Banks" shall mean each Bank with Revolving Commitment.

            "Register"  shall  have the  meaning  provided  in  Section 12.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as described in Section 8.01, provided all such assets may be acquired pursuant to Section 4.10 of the Senior Subordinated Note Indenture so long as such Section is in effect.

            "Reinvestment Election" shall have the meaning provided in Section 4.02(A)(c).

            "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

            "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets.

            "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

            "Relevant Test Period" shall mean, at any time, the Test Period ending on the last day of the then most recently ended fiscal quarter of the Borrower with respect to which an officer's certificate has been delivered to the Banks pursuant to Section 7.01(e).

            "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Required Banks" shall mean Non-Defaulting Banks whose outstanding Term Loans and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, Revolving Loans and Adjusted RC Percentages of Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Adjusted Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the aggregate outstanding Revolving Loans and Letter of Credit Outstandings).

            "Restatement   Effective   Date"  shall  have  the  meaning
provided in Section 5.01.

            "Revolving Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Revolving Commitment", as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

            "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

            "Revolving   Loan"  shall  have  the  meaning  provided  in
Section 1.01(b).

            "Revolving Percentage" shall mean at any time for each Bank with a Revolving Commitment, the percentage obtained by dividing such Bank's Revolving Commitment by the Total Revolving Commitment, provided that if the Total Revolving Commitment has been terminated, the Revolving Percentage of each Bank shall be determined by dividing such Bank's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

            "Scheduled  Repayment"  shall have the meaning  provided in
Section 4.02(A)(b).

            "SEC" shall have the meaning provided in Section 7.01(j).

            "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the relevant Security Agreement.

            "Security  Agreement"  shall have the  meaning  provided in
Section 5.01(g)(II).

            "Security Documents" shall mean each Pledge Agreement, each Security Agreement, each Mortgage and each Additional Mortgage, if any.

            "Senior Subordinated Note Documents" shall mean and include each of the documents, instruments (including the Senior Subordinated Notes) and other agreements entered into by the Borrower (including, without limitation, the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Restatement Effective Date and as the same may be supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

            "Senior Subordinated Note Indenture" shall mean the Indenture entered into by and between the Borrower and United States Trust Company of New York, as trustee thereunder, with respect to the Senior Subordinated Notes as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

            "Senior Subordinated Notes" shall mean the Senior Subordinated Notes due 2002 issued by the Borrower under the Senior Subordinated Note Indenture, as in effect on the Restatement Effective Date and as the same may be supplemented, amended or modified from time to time in accordance with the terms thereof and hereof.

            "Standby   Letter  of  Credit"   shall  have  the   meaning
provided in Section 2.01(a).

            "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Stonebury" shall mean The Stonebury Group Incorporated, a Nevada corporation.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Subsidiary Guarantors" shall mean each Domestic Subsidiary of the Borrower on the Restatement Effective Date other than HCE.

            "Subsidiary  Guaranty"  shall have the meaning  provided in
Section 5.01(f).

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

            "Swingline   Loan"  shall  have  the  meaning  provided  in
Section 1.01(c).

            "Taxes"   shall  have  the  meaning   provided  in  Section
4.04(a).

            "Term Commitment" shall mean, with respect to each Bank, the amount, if any, set forth opposite such Bank's name on Annex I hereto directly below the column entitled "Term Commitment" as the same may be terminated pursuant to
Section 3.03.

            "Term Facility" shall mean the Facility evidenced by the Total Term Commitment.

            "Term  Loan"  shall have the  meaning  provided  in Section
1.01(a).

            "Test Period" shall mean for any determination the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

            "TF Bank" shall mean at any time each Bank with a Term Commitment (or if the Total Term Commitment has been terminated, outstanding Term Loans) at such time.

            "Total Term Commitment" shall mean the sum of the Term Commitments of each of the Banks.

            "Total Commitment" shall mean the sum of the Total Term Commitment and the Total Revolving Commitment.

            "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Banks.

            "Total Unutilized Revolving Commitment" shall mean, at any time, (i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

            "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

            "Transaction Expenses" shall mean (i) "Transaction Expenses" as defined in the Original Credit Agreement and (ii) all fees and expenses incurred in connection with, and payable prior to or substantially concurrently with the closing of, the refinancing of the Loans under and as defined in the Original Credit Agreement, and including all fees paid to any of the Banks and the Agent hereunder, all fees paid to Kelso & Company, Inc. or its Affiliates and all attorney's fees, accountants' fees and consultant fees, paid in connection with the transactions contemplated by this Agreement. Transaction Expenses shall include the amortization of any such fees and expenses that are capitalized and not classified as an expense on the date incurred.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets thereof, determined in accordance with Section 412 of the Code.

            "Unpaid   Drawing"  shall  have  the  meaning  provided  in
Section 2.04(a).

            "Unutilized Revolving Commitment" for any Bank with a Revolving Commitment at any time shall mean the excess of (i) the Revolving Commitment of such Bank over (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by such Bank plus (y) an amount equal to such Bank's Revolving Percentage of the Letter of Credit Outstandings at such time.

            "U.S. Textile" shall mean U.S. Textile Corp., a North Carolina corporation.

            "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

            "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Written"   or  "in   writing"   shall  mean  any  form  of  written
communication or a communication by means of telex, facsimile transmission, telegraph or cable.

            SECTION 11.  The Agent.

            11.01 Appointment. The Banks hereby designate Bankers Trust Company as Agent (for purposes of this Section 11, the term "Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            11.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            11.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            11.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            11.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

            11.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

            11.07 The Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks", "Required Banks", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            11.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

            (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

            SECTION 12.  Miscellaneous.

            12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Agent, Co-Agent or a Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, any Co-Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, any Co-Agent, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, and
(b) any such investigation, litigation or other proceeding relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any Real Property owned or operated by them, or the actual or alleged presence or release of Hazardous Materials on, under or from any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, and in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the

Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

            12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity
Date) in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty except in accordance with the terms thereof, (iii) release all or substantially all of the Collateral or (iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

            (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its outstanding Term Loans and/or Revolving Commitment and its rights and obligations hereunder to another Bank, and (y) with the consent of the Agent (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its outstanding Term Loans and/or Revolving Commitment and its rights and obligations hereunder to one or more commercial banks or other financial institutions (including one or more Banks). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment Agreement substantially in the form of Exhibit L (appropriately completed). At the time of any such assignment, (i) either the assigning or the assignee Bank shall pay to the Agent a nonrefundable assignment fee of $3,500, (ii) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, and (iii) upon the request of the assignee and/or assigning Bank, the Borrower will issue Notes to the respective assignee and/or to the assigning Bank in conformity with the requirements of
Section 1.05. Each Bank and the Borrower agree to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause
(b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

              (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

            (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this
Section 12 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses
(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

            12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

            12.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

      (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1996 historical financial statements of the Borrower delivered to the Banks pursuant to Section 6.10(b), (y) that if at any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Banks, such financial statements shall be accompanied by reconciliation work-sheets and (z) all accounting computations will be made on the basis that the Stock Repurchase is accounted for as a recapitalization and not as a purchase.

            (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

            12.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably designates appoints and empowers CT Corporation System, with offices on the date hereof located at 1633 Broadway, New York, New York 10019, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent, any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement, the other credit documents or the transactions contemplated hereby or thereby.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

            12.10. Effectiveness. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) directly affected thereby, (i) extend the Final Maturity Date, (it being understood that any waiver of the application of any prepayment of or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release or permit the release of all or substantially all of the Collateral or release any Subsidiary Guarantor from the Subsidiary Guaranty (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 2 or 11 may be amended without the consent of the Letter of Credit Issuer or the Agent, respectively.

            12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Bank prior to such transfer.

            12.15 Confidentiality. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

            12.16 Register. The Borrower hereby designates the Agent to serve as its agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of any Term Loan or the Revolving Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and/or Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and/or Loans shall remain owing to the transferor.

The registration of assignment or transfer of all or part of any Commitment and/or Loans shall be recorded by the Agent on the Bank Register only upon the acceptance by the Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 12.16 other than those resulting from the Agent's willful misconduct or gross negligence.


                                  ************

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



3369 Progress Drive                       HOSIERY CORPORATION OF AMERICA, INC.,
Bensalem, Pennsylvania  19020                as Borrower
Attention:  Arthur Hughes

Telephone:  (215) 244-9600                       /s/ Arthur Hughes
Facsimile:  (215) 244-9355                By________________________________
                                             Name:   Arthur Hughes
                                             Title:  Vice President, CFO
      with a copy to:

HCA Holdings, Inc.
c/o Kelso & Company, Inc.
305 Park Avenue
New York, New York  10022
Attention:  James J. Connors, II



                                          BANKERS TRUST COMPANY,
                                             Individually and as Agent

                                                 /s/ Mary Kay Coyle
                                          By________________________________
                                             Name:   Mary Kay Coyle
                                             Title:  Managing Director



                                          CORESTATES BANK, N.A.

                                                 /s/ Mark S. Supple
                                          By________________________________
                                             Name:   Mark S. Supple
                                             Title:  Vice President



                                          NATIONSBANK, N.A.

                                                 /s/ E. Phifer Helms
                                          By________________________________
                                             Name:   E. Phifer Helms
                                             Title:  Senior Vice President

                                          NATIONAL WESTMINSTER BANK PLC
                                          NEW YORK and/or NASSAU BRANCH,

                                                /s/ Jacqueline L. Arambulo
                                          By________________________________
                                             Name:   Jacqueline L. Arambulo
                                             Title:  Vice President

                                ANNEX I

                               Commitments



                           Term                    Revolving
       Bank                Commitment              Commitment
---------------------      -----------             ----------
Bankers Trust Company      $30,588,235             $ 9,411,765
CoreStates Bank, N.A.      $11,470,588             $ 3,529,412

National Westminster       $11,470,588             $ 3,529,412
Bank Plc
NationsBank of North       $11,470,588             $ 3,529,412
Carolina, N.A.

      Total:               $65,000,000             $20,000,000
                            ==========              ==========

                               ANNEX II

                            Bank Addresses



Bankers Trust Company                   130 Liberty Street
                                        New York, New York  10006
                                        Attention:  Mary Kay Coyle
                                        Tel. No.:212-250-9094
                                        Fax  No.:212-250-7318


CoreStates Bank, N.A.                   1339 Chestnut Street,
                                        Fourth Floor
                                        Widener Building
                                        Philadelphia, Pennsylvania  19107
                                        Attention:  Richard Preskenis
                                        Tel. No.:215-973-3984
                                        Fax  No.:215-973-2633



National Westminster Bank Plc           660 Madison Avenue
                                        New York, New York  10021
                                        Attention:  Field Smith
                                        Tel. No.:212-418-4525
                                        Fax  No.:212-418-4598



NationsBank, N.A.                       100 North Tryon Street
                                        NC1-007-08-011
                                        Charlotte, North Carolina  28255
                                        Attention:  E. Phifer Helms
                                        Tel. No.:704-386-5358
                                        Fax  No.:704-386-1270

                               ANNEX III

                         Existing Letters of Credit



      Letter of Credit issued to Branch Banking and Trust Company, dated June 15, 1996 in the amount of $1,292,325.35.

                               ANNEX IV

                         Government Approvals



                                 NONE

                                ANNEX V

                             Subsidiaries



1.     U.S. Textile Corp. - North Carolina corporation

       Authorized: 100,000 Common Stock, par value $1.00 per share

       Issued and outstanding:  600 shares Common Stock issued to
                                Hosiery Corporation of America, Inc.

2.     The Stonebury Group Incorporated - Nevada corporation

       Authorized: 4,000,000 Class A Common Stock, par value $.01 per share
                   4,000,000 Class B Common Stock, par value $.01 per share

       Issued and outstanding:  1,000  shares  Class A Common Stock issued to
                                Hosiery Corporation of America, Inc.

3.     Hosiery Corporation International - Delaware corporation

       Authorized: 1,500 of Common Stock, no par value

       Issued and outstanding:  1,500  shares  Common  Stock issued to
                                Hosiery Corporation of America, Inc.

4.     Hosiery Corporation Enterprises - Delaware corporation (Inactive)

       Authorized: 1,500 shares of Common Stock, no par value

       Issued and outstanding:  1,500 shares Common Stock issued to
                                Hosiery Corporation of America, Inc.

                                   ANNEX VI

                                  Properties


Not Mortgaged Property

Leased:

a. Office space - 3369 Progress Drive, Bensalem, PA, pursuant to a lease dated May 27, 1983 between HCA and Emerik Properties Corp., a California corporation.

b. Warehouse space - 354-56 Dunksferry Road, Bensalem, PA, pursuant to a lease dated March 15, 1995 between HCA and Albert T. Chadwick

c. Office space - 3100 Mill Street, Suite 214, Reno, NV, pursuant to a lease dated November 22, 1985 between The Stonebury Group, Inc. and Mill International General Partnership.

d. Office space - 182 Sefton Street, Liverpool, UK, pursuant to a lease dated May 20, 1996 between HCI and The Merseyside Development Corporation of Royal Liver Building Pier Head.

e. Warehouse space - Harrington Dock, Liverpool, pursuant to a lease dated November 26, 1996 between HCI and McIntyre and King Ltd.

f. Office space - Pforzheime Strasse 176, 72275 Ettlinger, Germany, pursuant to a lease dated October 1, 1996 between HCI and Media Profil Marketing Service.

Owned:

a. Industrial - 155 Rowland Ave., Heath Springs, SC, pursuant to a deed dated September 10, 1996 between US Textile Corp. and Lancaster County Economic Development Corporation.

Mortgaged Property

Owned:

a. Industrial - Lancaster, SC, pursuant to a deed dated May 7, 1992 between HCA and Murnel Associates, L.P.

b. Industrial - Newland, SC, pursuant to a deed dated December 5, 1988 between U.S. Textile Corp. and Glen Raven Mills, Inc.

                                  ANNEX VII
                            Existing Indebtedness

1. South Carolina Economic Development Bonds - Serial Bonds issued by the South Carolina Jobs Economic Development Authority maturing from 1995 through 2004 with interest rates ranging from 5.8% to 7.1%.

2.    Capital Leases

      a.    Hosiery Corporation of America, Inc.

            Lessor                                     Balance as of 9/30/97
            ------                                     ---------------------
            EMC Corporation                                 $485,359
            IBM Credit Corporation                          $330,419
            PNC Leasing Corporation                          $25,646
            Siemens Credit Corporation                       $35,350
                                                            --------
                  Subtotal                                  $876,774
                                                            --------

      b.    U.S. Textile Corp.

            Lessor                                     Balance as of 9/30/97
            ------                                     ---------------------
            BancBoston                                       $58,205
            Ford Leasing                                     $23,659
            Meridian                                         $13,006
            Meridian                                          $8,132
            Meridian                                         $18,728
            Meridian                                         $68,152
            Meridian                                          $5,456
            Meridian                                          $4,084
            Meridian                                          $9,875
            Meridian                                        $344,708
            Meridian                                         $11,497
            Meridian                                         $19,805
            Meridian                                         $50,234
            Meridian                                        $291,356
            Metlife                                         $163,743
            NationsBanc                                     $134,498
            NationsBanc                                      $33,983
            NationsBanc                                      $91,053
            PNC Leasing                                     $244,610
            PNC Leasing                                     $159,828
            PNC Leasing                                     $282,693
            PNC Leasing                                     $266,813
            PNC Leasing                                     $127,315
            PNC Leasing                                     $151,637
            PNC Leasing                                     $290,745
            PNC Leasing                                     $336,894
            PNC Leasing                                     $246,636
            PNC Leasing                                      $87,097
            PNC Leasing                                     $485,016
            PNC Leasing                                     $524,305
            Sovran                                           $29,674
            USL Capital                                     $243,429
            USL Capital                                      $64,291
                                                          ----------
                  Subtotal                                $4,891,157
                                                          ----------
            Totals                                        $5,767,931
                                                          ==========

                              ANNEX VIII

                          Insurance Policies



                             SEE ATTACHED

                    HOSIERY CORPORATION OF AMERICA

                                Page: 9

PROPERTY                                  CURRENT           RENEWAL

Description:
Special Perils Subject to Policy
      Conditions and Exclusions                 Yes               Yes
      Collapse                                  Yes               Yes
      Back-Up of Sewers & Drains                Yes               Yes
Valuation:
      Building                                      Replacement Cost
      Inventory                                     Replacement Cost
      Finished Stock                                 Selling Price
      Other Personal Property                       Replacement Cost
Agreed Amount                                   Yes               Yes
Personal Property of Others                     Yes               Yes
Inflation Guard                                 Yes               Yes
Peak Season                                     No                No
Reporting Form                                  No                No
Brand & Labels                                  Yes               Yes
Improvements & Betterments                      Yes               Yes
Increased Cost of Construction                  Yes               Yes
Demolition Due to Building Laws                 Yes               Yes
Value of Undamaged Portion                      Yes               Yes
Increased Time to Rebuild (Time Element)        No                No
Extended Period of Indemnity                    Unlimited         Unlimited
Ordinary Payroll Included                       Yes               Yes
Contingent Time Element                         Yes               Yes
Loading & Unloading (Transit)                   Yes               Yes
Coverage & Limits:
Blanket Limit                                   92,061,000        See Below
Blanket Building                                Included          (1)43,855,000
Blanket Personal Property                       Included          Included
Blanket Stock                                   Included          Included
Demolition                                      Included          Included
Increased Cost of Construction                  Included          Included
Value Undamaged Portion                         Included          Included
Blanket Business Income                         Included          51,870,000
Blanket EDP                                     Included           2,676,000
Blanket Extra Expense                           Included          Included
Flood Annual Aggregate                          10,000,000        10,000,000
Earthquake Annual Aggregate                     10,000,000        10,000,000
Unnamed Locations                                   50,000            50,000
Valuable Papers                                    500,000           500,000
Transit                                            400,000           400,000
Bulk Mail Facility Included                     Yes               Yes
Contingent Business Income                         250,000           250,000

                    HOSIERY CORPORATION OF AMERICA

                               Page: 10

PROPERTY Continued                              CURRENT           RENEWAL


Coinsurance/Monthly Limitations

Real & Personal Property                        Nil               Nil
Stock Reporter                                  Nil               Nil
Business Interruption                           Nil               Nil
Extra Expense                                   Nil               Nil

Deductibles:

Real & Personal Property                        10,000            10,000
Stock                                           Combined          Combined
Business Interruption                           Nil               Nil
Extra Expense                                   Nil               Nil
Demolition                                      Combined          Combined
Flood                                           25,000            25,000
Earthquake                                      25,000            25,000
Transit                                          5,000             5,000
EDP                                              5,000             5,000
Valuable Papers                                  5,000             5,000
Unnamed Locations                                5,000             5,000

(1) Building value for Lancaster, SC increased to $9,000,000 per Chubb's Marshall & Swift appraisal. If we kept Building limit at $4,000,000, Chubb would not provide Agreed Amount coverage and a coinsurance clause would apply.

                    HOSIERY CORPORATION OF AMERICA

                               Page: 11

COMMERCIAL GENERAL LIABILITY                   CURRENT           RENEWAL

Coverage Description & Limits

Bodily Injury & Property Damage
Each Occurrence Limit                          1,000,000         1,000,000
General Aggregate (Other Than
      Products/Completed Operations)           2,000,000         2,000,000
Products/Completed Operations Aggregate        1,000,000         1,000,000
Personal & Advertising Injury Aggregate        1,000,000         1,000,000
Fire Damage to Rented Property                 1,000,000         1,000,000
Medical Expense (any one person)                  10,000            10,000
Bodily Injury/Property Damage Deductible       None              None

Employee Benefit Liability (Claims Made)
      Each Claim                               1,000,000         1,000,000
      Aggregate                                1,000,000         1,000,000
      Deductible Each Claim                        1,000             1,000

Including:
      Premises Operations
      Limited Worldwide Products
      Contractual Liability
      Broad Form Property Damage
      Employees as Insureds
      Host Liquor Liability
      Extended Bodily Injury
      Nonowned Watercraft Liability
            Length Limit 25'
      Owners & Contractors Protective

Extensions of Coverage:

Incidental Malpractice                          Yes               Yes
Knowledge of Occurrence                         Yes               Yes
Unintentional Errors & Omissions                Yes               Yes
Vendors Coverage                                Blanket           Blanket
Blanket Additional Insureds                     Yes               Yes
Stop Gap Liability (Nevada)                     Yes               Yes

Exclusions include, but are not limited to, the following:

Pollution                                       Yes               Yes
Discrimination                                  Yes               Yes

                    HOSIERY CORPORATION OF AMERICA

                               Page: 12

COMMERCIAL GENERAL LIABILITY cont'd            CURRENT           RENEWAL

Rating Basis:

Clothing Distribution Sales                      2,000,000         1,500,000
Clothing Manufacturing Sales                   150,000,000       157,675,000
Office Square Footage (Bensalem)                    62,138            62,138
Office Square Footage (Reno)                         1,500             1,500
Warehouse Square Footage (Montgomeryville)           2,000             2,000
Warehouse Square Footage (Bensalem)                 12,700            12,700
Warehouse Square Footage (Meadeville)               60,000            60,000
Mail Order Sales (Non-Hosiery)                  12,000,000        12,000,000
Building or Premises - LRO
      (Newland Trailer)                              2,520             2,520

Employee Benefits (# of Employees)                     860               980

                    HOSIERY CORPORATION OF AMERICA

                               Page: 13

BOILER & MACHINERY                              CURRENT           RENEWAL

Coverages and Limits:

Combined Limit for Direct Damage and
      Business Interruption                     25,000,000        25,000,000

Direct Damage Limit                             Included          Included

Combined Business Interruption and
      Extra Expense Limit                       Included          Included

Consequential Damage Limit                         500,000           500,000

Expediting Expense                              Policy Limit      Policy Limit
Ammonia Contamination                              100,000           100,000
Water Damage                                    Policy Limit      Policy Limit
Hazardous Substance Removal                        100,000           100,000

Ordinance or Law Coverage                       Policy Limit      Policy Limit

Description:

Comprehensive Group Form                        Yes               Yes
Production Equipment                            Included          Included

Valuation:
      Direct Damage                                    Repair or Replace
      Business Interruption                              Actual Loss
Sustained

Property of Others Covered                       Yes              Yes
Consequential Damage Coverage                    Yes              Yes
Off Premises Power Service Interruption          Yes              Yes
      Coverage

Time Element Loss Reporting Provision            Yes              Yes

Coinsurance:

Direct Damage                                    Nil              Nil
Business Interruption                            Nil              Nil

                    HOSIERY CORPORATION OF AMERICA

                               Page: 14

BOILER & MACHINERY cont'd                       CURRENT           RENEWAL

Deductibles:

Direct Damage                                     5,000             5,000
Business Interruption                           24 Hours          24 Hours
Consequential Damage                              5,000             5,000
Off Premises Service Interruption               24 Hours          24 Hours

Exclusions include, but are not limited to,
the following:
Testing                                         Yes               Yes
Ordinance or Law (Limited)                      No                No
Flood                                           No                No
Earthquake                                      No                No
Leakage at any seal, joint, fitting             Yes               Yes




Package Insurer:                                Chubb             Chubb

A.M. Best Rating:                               A++ (Superior)    A++ (Superior)

PACKAGE PREMIUM:                                $ 94,985          $ 98,316
(Property, General Liability, Boiler)

*Premium would be $95,466 using a limit of $4,000,000 for the Lancaster, SC building.

                    HOSIERY CORPORATION OF AMERICA

                               Page: 15

AUTOMOBILE                                      CURRENT           RENEWAL

Coverages and Limits

Each Accident (Combined Single Limit
     for Bodily Injury and Property Damage)     1,000,000         1,000,000
Under/Uninsured Motorists Limit                 1,000,000         1,000,000
First Party Benefits (PA)                       Basic             Basic
Combination First Party Benefits (PA)             277,500           277,500
Extraordinary Medical Benefits (PA)             1,000,000         1,000,000
Personal Injury Protection (NJ/SC)              Max by State      Max by State
Added PIP (nj)                                  Included          Included
Liability Deductible                            N/A               N/A

Hired Auto Liability                            Included          Included
     Auditable - Cost of Hire                   If any            If any
Non-Owned Auto Liability                        Included          Included
     Rating Basis; Number of Employees               900               900
Contractual Liability                           Yes               Yes
     Extended to Lease of Vehicle
Drive Other Car (Liability & Uninsured
     Motorists) and Broadened First
     Party Benefits)                            None              None

Physical Damage:                                   Actual Cash Value
     Comprehensive Deductible                        500              500
     Collision Deductible                          1,000            1,000
Hired Car Limit                                   25,000           25,000
     Comprehensive Deductible                        500              500
     Collision Deductible                          1,000            1,000

Extensions:


Fellow Employee Coverage                        Yes               Yes
     All Employees                              Yes               Yes
Mobile Phone Coverage                           No                No

                    HOSIERY CORPORATION OF AMERICA

                               Page: 16

AUTOMOBILE cont'd                              CURRENT           RENEWAL


Extensions (cont'd):

Rental Reimbursement (Private Passenger)       Yes               Yes
      Daily Limit                              $30               $30
      Number of Days                            30                30
Towing and Labor (Private Passenger)           Yes               Yes
      Limit Per Disablement                    $50               $50

Exclusions include, but are not limited to, the following:

Pollution                                      Yes               Yes

Rating basis: (Number of Units)

Private Passenger                               11                11
Light Trucks                                     3                 3
Medium Trucks                                    0                 0
Heavy Trucks                                     3                 3
Trailers                                        11                11
Total                                           28                28
Auditable                                      Yes               Yes

Insurer:                                       Chubb             Chubb

A.M. Best Rating:                              A++ (Superior)    A++(Superior)

Deposit Premium:                               $  34,040        $  35,985

PACKAGE & AUTO PREMIUM TOTAL:                    129,025          134,301

COHEN-SELTZER SERVICE FEE:                        36,000           33,000

TOTAL PACKAGE & AUTO:                          $ 165,025        $ 167,301

                    HOSIERY CORPORATION OF AMERICA

                               Page: 17

CRIME                                          CURRENT           RENEWAL

Description & Limits

Blanket Employee Dishonesty                    350,000           *500,000
Monies & Securities
      On Premises                              300,000            300,000
      In Transit                               300,000            300,000
Depositors Forgery                             300,000            300,000
Computer Theft & Funds Transfer                300,000            300,000
Pension/Profit Sharing Plans Covered           Yes                Yes

Deductible:                                    10,000             10,000

Rating Basis:

      Sales                                     164,000,000       171,000,000
      # of Employees                            860       980

Insurer:                                        Federal           Federal

A.M. Best Rating:                               A++ (Superior)    A++ (Superior)

Annual Premium:                                 $ 2,570           $ 2,827

* Increased to $500,000 for renewal to be in compliance with ERISA requirements. Required to insure up to 10% of assets of plan, but not required to carry higher than $500,000 limit.
      Plan assets are in excess of $5,000,000.

OPTIONS:     $750,000 Limit for Employee Dishonesty - $3,109 Annual
            Premium
             $1,000,000 Limit for Employee Dishonesty - $3,410 Annual
            Premium

                    HOSIERY CORPORATION OF AMERICA

                               Page: 18

COMMERCIAL UMBRELLA LIABILITY                   CURRENT           RENEWAL

Coverage and Limits:

Each Occurrence                                 10,000,000        10,000,000
General Aggregate (Other than
      Products/Completed Operations)            20,000,000        20,000,000
Products/Completed Operations Aggregate         10,000,000        10,000,000
Retained Limit (Cov. B Ded.)                             0                 0

Employee Benefits Liability                     Included          Included
Foreign Liability                               Included          Included

60-Day Notice of Cancellation                   Yes               Yes
Auditable Policy                                No                No
First Dollar Defense                            Yes               Yes
Defense Cost Outside Limit                      Yes               Yes
Pay on Behalf                                   Yes               Yes

Exclusions include, but are not limited to, the following:

Pollution                                       Yes               Yes
Asbesto                                         Yes               Yes
Discrimination                                  Partial           Partial

Care, Custody & Control for:
      Real Property                             Yes               Yes
      Personal Property                         Yes               Yes
ERISA                                           Yes               Yes

Insurer:                                        Chubb             Chubb

A.M. Best Rating:                               A++ (Superior)    A++ (Superior)

Annual Premium:                                 $ 22,000          $ 20,800

                    HOSIERY CORPORATION OF AMERICA

                               Page: 19

WORKERS COMPENSATION                            CURRENT           RENEWAL

State/Classification                        Rate  Payroll      Rate  Payroll

PA Clerical Office Employees                .49  5,496,000     .36  5,700,000
      Experience Modification              1.101               .931

Employer's Liability
      Each Accident                               100,000             100,000
      Each Employee (Disease)                     100,000             100,000
      Policy Limit (Disease)                      500,000             500,000

Voluntary Compensation Endorsement                    Yes                Yes
US Longshoremen Harbor Workers Act                    No                 No
"Other States" Coverage                               Yes                Yes

Rating/Dividend Plan                                Slide Scale Dividend

Premium Discount                                      Stock             Stock
Insurer:                                              EBI/Orion       EBI/Orion
A.M. Best Rating:                                 A (Excellent)    A (Excellent)

Annual Premium:                                  $ 26,181            $ 16,860

                    HOSIERY CORPORATION OF AMERICA

                               Page: 20

WORKERS COMPENSATION                      CURRENT           RENEWAL

State/Classification                   Rate  Payroll      Rate   Payroll

NC Hosiery Manufacturing              2.88   6,600,000    2.78   6,300,000
      Clerical Office Employees        .37     200,000     .32     200,000
      Experience Modification          .800                .800

SC Wholesale Clothing Store           2.14   2,200,000    2.14   3,000,000
      Clerical Office Employees        .29     500,000     .29     500,000
      Hosiery Manufacturing           1.27   3,678,000    1.27   5,036,000
      Experience Modification          .800                .800

Employer's Liability
      Each Accident                       100,000           100,000
      Each Employee (Disease)             100,000           100,000
      Policy Limit (Disease)              500,000           500,000

Voluntary Compensation Endorsement        Yes               Yes
U.S. Longshoremen Harbor Workers Act      No                No
Nevada Stop Gap Liability                 Yes               Yes

Rating/Dividend Plan                            Slide Scale Dividend

Premium Discount                          Stock             Stock
Insurer:                                  EBI/Orion         EBI/Orion
A.M. Best Rating:                         A (Excellent)     A (Excellent)
North Carolina Premium:                   $ 134,955         $ 124,264
South Carolina Premium:                   $  67,418         $  91,645

                    HOSIERY CORPORATION OF AMERICA
                               Page: 21
97/98 DIVIDEND PLAN

      LOSS                                                  ESTIMATED
      RATIO                         % PAYOUT                   PAYOUT

    0 -    5%                         38.7                     89,966

   5.1 -  10%                         34.7                     80,667

   10.1 - 15%                         30.6                     71,136

   15.1 - 20%                         27.0                     62,767

   20.1 - 25%                         22.9                     53,235

   20.1 - 30%                         18.9                     43,937

   30.1 - 35%                         15.3                     35,568

   35.1 - 40%                         11.3                     26,269

   40.1 - 45%                          7.3                     16,970

   45.1 - 50%                          2.3                      5,347

   OVER 50%                            0.0                          0

This is the third year of your three year commitment from EBI/Orion. Payout percentage is the same as expiring.

                    HOSIERY CORPORATION OF AMERICA

                               Page: 22

FIDUCIARY                                      CURRENT           RENEWAL

Plan(s) Covered:

HCA Retirement/401K Profit Sharing Plan
The United States Textile Corporation Employee Benefit Trust

Limits:

Each Loss                                      500,000           500,000
Each Policy Year                               500,000           500,000

Deductible:                                      5,000             5,000

Description:

Claims Made Form:                               Yes              Yes
Retroactive Date:                               08/01/91         08/01/91
Extended Discovery if Company Cancels           Yes              Yes
      Percentage of Premium for Option          25%/90 Days      25%/90 Days
Pay on Behalf                                   Yes              Yes
Defense Costs In Addition To Limit              No               No
Deductible Applies to Defense                   Yes              Yes

Rating Basis (Plan Assets):                     4,779,217        5,874,292

Insurer:                                        Fidelity & Deposit Company of MD

A.M. Best Rating:                               A+ (Superior)    A+ (Superior)

Annual Premium:                                 $ 1,381          $ 1,492

*Need to verify plan sponsors.

                    HOSIERY CORPORATION OF AMERICA

                               Page: 23

FOREIGN PACKAGE                                CURRENT           RENEWAL

Property

Description:

Special Perils Subject to Exclusions           Yes               Yes
Valuation:
      Personal Property                             Replacement Cost
      Finished Stock & Stock Sold                   Selling Price
Agreed Amount                                  Yes               Yes
Personal Property of Others                    Yes               Yes
Brands & Labels                                Yes               Yes
Improvements & Betterments                     Yes               Yes
Business Income/Extra Expense                  No                *No

Coverage & Limits:

Suite 4, South Harrington Bldg.
182 Sefton Street
Liverpool, England
      Furniture & Fixtures                     50,000            50,000

Mclntyre & King Ltd.
Commercial Road
Liverpool, England
      Stock                                   150,000           150,000

MVS; Pforzheimer Strasse 176
76275 Ettlingen, Germany
      Furniture & Fixtures                     50,000            50,000
      Stock                                    50,000            50,000

Crawfords United Biscuits
Binns Road, Off Edge Lane
Liverpool, England
      Stock                                    50,000            50,000

MVS Fulfillment Center
Zone Industrielle SUD
Rue De L'Industrie
67167 Wissembourg, France
      Furniture & Fixtures                     75,000            75,000
      Stock                                   300,000           300,000

                    HOSIERY CORPORATION OF AMERICA

                               Page: 24

FOREIGN PACKAGE Cont'd.                        CURRENT           RENEWAL

Coverage & Limits cont'd:

Mclntyre & King, Ltd.
Harrington Dock
Glacier Building
Liverpool, England
      Furniture & Fixtures                       220,000           220,000
      Stock                                    2,728,000         2,728,000

All Locations:

      Flood                                    1,000,000       1,000,000
      Earthquake                               1,000,000       1,000,000
      Transit                                  Included        Included

Exclusions include, but are not limited to the following:

Business Income/Extra Expense                  Yes             Yes
War & Military Action                          Yes             Yes
Disappearance                                  Yes             Yes

Coinsurance/MonthlyLimitations:

Personal Property                              Nil             Nil
Stock                                          Nil             Nil

Deductibles:

Personal Property                                  2,500           2,500
Stock                                              2,500           2,500
Flood                                             25,000          25,000
Earthquake                                        25,000          25,000

*Coverage is available. Need limit to add.

                    HOSIERY CORPORATION OF AMERICA
                               Page: 25

FOREIGN PACKAGE                                 CURRENT           RENEWAL

Foreign General Liability DIC/Excess

Limit Per Occurrence for Bodily
      Injury & Property Damage Combined         1,000,000         1,000,000
Personal Injury & Advertising Injury            1,000,000         1,000,000

Product/Completed Operations
      Annual Aggregate                          1,000,000         1,000,000

Fire Legal Liability                              100,000           100,000

Medical Expense Aggregate                          10,000            10,000

Coverage Extensions:

      Premises Operations
      Contractual Liability
      Broad Form Vendors
      Host Liquor Liability
      Employees as Insureds
      Advertising Injury
      Personal Injury
      Nonowned watercraft - 50' Length Limit
      Incidental Malpractice
      Products Liability

Policy Territory                                    Worldwide excluding
                                                       the U.S., its
                                                        territories
                                                      and possessions

Exclusions include, but are not limited to the following:

Employment Related Practices                    Yes               Yes
Asbestos                                        Yes               Yes

Rating Basis (Sales):                           12,000,000        22,000,000

                    HOSIERY CORPORATION OF AMERICA

                               Page: 26

FOREIGN PACKAGE cont'd                          CURRENT           RENEWAL

Foreign Auto DIC/Excess Liability

Combined Limit for Bodily Injury
and Property Damage Each Occurrence             1,000,000         1,000,000

Medical Payments                                   10,000            10,000

Foreign Voluntary Workers Compensation

Benefits Applicable: Statutory according to state of hire
Employers Liability                               100,000           100,000
Repatriation                                       25,000            25,000
24 Hour Coverage                                Yes               Yes
War/Terrorism                                   Yes               Yes



Insurer:                                        Chubb             Chubb

A.M. Best Rating:                               A++ (Superior)    A++ (Superior)

Annualized Premium:                             $ 13,644          $ 14,684

Note: The  Primary  General  Liability,   Automobile  and  Employers   Liability
      coverages must be purchased through an admitted carrier in the U.K. Please provide evidence that primary coverage has been placed.

                               ANNEX IX

                            Existing Liens



                             SEE ATTACHED

ATTACHMENT

                                          Hosiery Corporation of America, Inc.


Secured Party/Lessor              Jurisdiction   Filing Type  Filing Number     Filing Date   Collateral Description
--------------------              ------------   -----------  -------------     -----------   ----------------------

Meridian Leasing Inc.             PA-S/C         UCC-1        21440175          12/8/92        Equipment Lease

Meridian Leasing Inc.             PA-S/C         UCC-1        21471358          12/21/92       Equipment Lease

Meridian Leasing Inc.             PA-S/C         UCC-1        21810435          4/5/93         Equipment

Meridian Leasing Inc.             PA-S/C         UCC-1        21970884          5/27/93        Equipment

Meridian Leasing Inc.             PA-S/C         UCC-1        21850633          4/19/93        Equipment

NationsBanc Leasing Corporation   PA-S/C         UCC-1        20901875          6/16/92        Equipment

NationsBanc Leasing Corporation   PA-S/C         UCC-1        20901877          6/16/92        Equipment

NationsBanc Leasing Corporation   PA-S/C         UCC-3        22900720          3/8/94         Amendment refers to original
                                                 Amendment                                   file #: 20901877/Amending
                                                                                             equipment location

NationsBanc Leasing Corporation   PA-S/C         UCC-1        20901879          6/16/92        Equipment

NationsBanc Leasing Corporation   PA-S/C         UCC-3        22900721          3/8/94         Amendment refers to original
                                                 Amendment                                   file #:
                                                                                             20901879/Amending equipment
                                                                                             location

NationsBanc Leasing Corporation   PA-S/C         UCC-1        22750073          1/11/94        Equipment

NationsBanc Leasing Corporation   PA-S/C         UCC-1        21241381          10/2/92        Equipment

Triumphe Financial Corp. t/a      PA-S/C         UCC-1        17451843          7/3/89         Equipment
Triumphe Leasing
Company/Assignee: First
Pennsylvania Bank N.A.

Triumphe Financial Corp. t/a      PA-S/C         UCC-1        17171352          3/27/89        Equipment
Triumphe Leasing
Company/Assignee: First
Pennsylvania Bank N.A.

Triumphe Financial Corp. t/a      PA-S/C         UCC-1        17290683          5/2/89         Equipment
Triumphe Leasing
Company/Assignee: First
Pennsylvania Bank N.A.

                                                   U.S. Textile Corp.


Secured Party/                                   Filing     Filing             Filing           Collateral
Lessor                            Jurisdiction   Type       Number             Date             Description
--------------------------------- -------------- ---------- ------------------ ---------------- ============================

Carolina Recycling Inc.           NC-Mecklenburg UCC-1      006021             5/2/95           Equipment

Carolina Recycling Inc.           NC-Mecklenburg UCC-1      006081             4/11/97          Equipment
                                  Co.

CoreStates Leasing, Inc.          NC-Mecklenburg UCC-1      009845             6/17/97          Equipment Lease
                                  Co.

Independent Capital Corp./        SC-Lancaster   UCC-1      93-072             2/24/93          Computer Equipment
Assignee: Citicorp Leasing Inc.   Co.

Master Lease Div. of Tokai        NC-Mecklenburg UCC-1      017617             12/22/92         Computer Equipment Lease
Financial Services, Inc.          Co.

Meridian Leasing Inc.             SC-Lancaster   UCC-1      93-118             4/5/93           Equipment Lease

Meridian Leasing Inc.             SC-Lancaster   UCC-1      93-119             4/5/93           Equipment Lease

Meridian Leasing Inc.             SC-Lancaster   UCC-1      93-138             4/20/93          Equipment Lease

Meridian Leasing Inc.             SC-Lancaster   UCC-1      93-139             4/20/93          Equipment Lease

Meridian Leasing Inc.             SC-Lancaster   UCC-1      93-242             7/8/93           Equipment Lease

Meridian Leasing Inc.             SC-Lancaster   UCC-1      93-347             9/29/93          Equipment Lease

Triumphe Financial Corporation/   NC-Mecklenburg UCC-1      014801             10/22/90         Equipment Lease
Assignee: Ford Motor Credit       Co.            UCC-3*     006898             5/16/95
Company

Triumphe Financial Corporation/   NC-Mecklenburg UCC-1      005726             4/16/90          Equipment Lease
Assignee: Ford Motor Credit       Co.            UCC-3*     002074             2/10/95
Company

Triumphe Financial Corporation    NC-Mecklenburg UCC-1      010690             7/26/90          Equipment Lease
                                  Co.            UCC-3*     002073             2/10/95

Triumphe Financial Corporation/   NC-Mecklenburg UCC-1      007816             5/24/90          Equipment Lease
Assignee: Ford Motor Credit       Co.            UCC-3*     003034             3/2/95
Company



The Stonebury Group Incorporated

None.


Hosiery Corporation International

None.

                                              ANNEX X

                                           Management Fees



Employment Agreements:


1. Employment Agreement between U.S. Textile Corp. and Hans Lengers, dated as of August 29, 1980.

2. Executive Employment Agreement between HCA and Robert J. Mooney, dated as of September 16, 1993.

3. Executive Employment Agreement between HCA and Robert M. Henry, dated as of August 7, 1995.

4. Executive Employment Agreement between HCA and Suzanne M. Roper, dated as of July 30, 1996.

                                                   EXHIBIT A

                       FORM OF NOTICE OF BORROWING

                                                                 [Date]


Bankers Trust Company, as Agent
  for the Banks party to the
  Credit Agreement referred
  to below
One Bankers Trust Plaza
130 Liberty Street

New York, New York  10006

Ladies and Gentlemen:

            The undersigned, Hosiery Corporation of America, Inc. (the "Borrower"), refers to the Amendment and Restatement, dated as of November 20, 1997 amending and restating the Credit Agreement, dated as of October 17, 1994 (as subsequently amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Banks") and you, as Agent for such Banks, and, pursuant to Section 1.03(a) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

       (i) The Proposed Borrowing is to consist of [Term Loans]
           [Revolving Loans].

      (ii) The aggregate principal amount of the Proposed Borrowing is $______.

     (iii) The Business Day of the Proposed Borrowing is [Date].1/

      (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

      [(v) The initial Interest Period for the Proposed Borrowing is [one month] [three months] [six months][, subject to availability of all Banks with Commitments and/or outstanding Loans under the respective Facility, twelve months, and if such Interest Period is unavailable [specify alternative desired]].2/

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                    Very truly yours,

                                    HOSIERY CORPORATION OF
                                      AMERICA, INC.



                                    By:_______________________
                                        Name:
                                        Title:

                                   EXHIBIT B-1



                            FORM OF TERM NOTE

$________                                           New York, New York
                                                   ----------- --- ----


            FOR VALUE RECEIVED, HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the Final Maturity Date (as defined in the Agreement) the principal sum of ___________ DOLLARS ($________) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Notes referred to in the Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement, dated as of October 17, 1994 , among the Borrower, the financial institutions from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to mandatory repayment prior to the Final Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    HOSIERY CORPORATION OF
                                      AMERICA, INC.



                                          By____________________________
                                               Name:
                                               Title:

                                   EXHIBIT B-2



                         FORM OF REVOLVING NOTE


$________                                           New York, New York
                                                  ------------ --- ----


            FOR VALUE RECEIVED, HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the Final Maturity Date (as defined in the Agreement the principal sum of __________________ DOLLARS ($________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Notes referred to in the Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement, dated as of October 17, 1994, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to mandatory repayment prior to the Final Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                    HOSIERY CORPORATION OF
                                      AMERICA, INC.


                                          By____________________________
                                               Name:
                                               Title:

                                   EXHIBIT B-3



                         FORM OF SWINGLINE NOTE


$_________                                          New York, New York
                                                   --------  -- -------


            FOR VALUE RECEIVED, HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Bankers Trust Company (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of _________________ DOLLARS ($_________) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Notes referred to in the Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement, dated as of October 17, 1994, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                    HOSIERY CORPORATION OF
                                      AMERICA, INC.


                                          By____________________________
                                               Name:
                                               Title:

                                                              EXHIBIT C




                    FORM OF LETTER OF CREDIT REQUEST



No.___3/                                        Dated ______ ___, ___4/


Bankers Trust Company, as Agent and Letter of Credit Issuer, [and __________, as
  Letter of Credit Issuer,] under the Credit Agreement referred to below
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Attention: ___________


Ladies and Gentlemen:

            The undersigned, Hosiery Corporation of America, Inc. (the "Borrower"), refers to the Amendment and Restatement, dated as of November 20, 1997 amending and restating the Credit Agreement, dated as of October 17, 1994 (as subsequently amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent for such Banks.

            The undersigned hereby requests that __________, as Letter of Credit Issuer, issue a [Trade] [Standby] Letter of Credit for the account of the undersigned on ______ ___, ____ (the "Date of Issuance") in the aggregate amount of $_______.5/

            The   beneficiary  of  the  requested   Letter  of  Credit  will  be
__________,6/ and such Letter of Credit will be in support of ______________7/ and will have a stated termination date of ____________.8/

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

            (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

            Copies  of  all   documentation   with  respect  to  the   supported
transaction are attached hereto.


                                    HOSIERY CORPORATION OF
                                      AMERICA, INC.



                                    By  _______________________
                                          Name:
                                          Title:

                                    November 20, 1997



Bankers Trust Company,
  as Agent
130 Liberty Street
New York, NY 10006

The Financial Institutions listed
  on Schedule I hereto

                  Re:   Hosiery Corporation of America, Inc.

Ladies and Gentlemen:

            We have acted as special counsel to Hosiery Corporation of America, Inc., a Delaware corporation ("HCA"), in connection with the execution and delivery of the Amendment and Restatement, dated as of November 20, 1997, to the Credit Agreement, dated as of October 17, 1994 (as so amended and restated, the "Credit Agreement"), among HCA, the lending institutions identified on Annex I thereto from time to time (the "Lenders") and Bankers Trust Company ("BTCo"), as Agent (in such capacity, the "Agent") for the Lenders. We have also acted as special counsel to The Stonebury Group Incorporated, a Nevada corporation and a wholly-owned subsidiary of HCA ("Stonebury"), U.S. Textile Corp., a North Carolina corporation and a wholly-owned subsidiary of HCA ("U.S. Textile"), and Hosiery Corporation International, a Delaware corporation and a wholly-owned subsidiary of HCA ("International" and together with Stonebury and U.S. Textile, the "Subsidiary Guarantors").

Bankers Trust Company
November 20, 1997
Page 2




            This opinion is being delivered pursuant to Section 5.01(b)(i) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (a)  the Credit Agreement;

            (b) the Amendment and Restatement, dated as of November 20, 1997, to the Subsidiary Guaranty, dated as of October 17, 1994 (as so amended and restated, the "Subsidiary Guaranty"), made by each of the Subsidiary Guarantors in favor of the Agent for the benefit of the Creditors (as defined therein);

            (c) the Amendment and Restatement, dated as of November 20, 1997 (the "Pledge Agreement Amendment"), to the Pledge Agreement, dated as of October 17, 1994 (as so amended and restated by the Pledge Agreement Amendment, the "Pledge Agreement"), made by HCA in favor of BTCo, as Collateral Agent (in such capacity the "Collateral Agent"), for the benefit of the Secured Creditors (as defined therein);

            (d) the Amendment and Restatement, dated as of November 20, 1997 (the "Security Agreement Amendment"), to the Security Agreement, dated as of October 17, 1994 (as so amended and restated by the Security Agreement Amendment, the "Security Agreement"), made by HCA in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined therein);

            (e) the Amendment and Restatement, dated as of November 20, 1997 (the "Subsidiary Security Agreement Amendment"), to the Security Agreement, dated as of October 17, 1994 (as so amended and restated by the Subsidiary Security Agreement Amendment, the "Subsidiary Security Agreement"), made by each of the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined therein);

Bankers Trust Company
November 20, 1997
Page 3




            (f) the First Amendment to Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of November 20, 1997 (the "Mortgage Amendment"), by and between HCA and the Collateral Agent;

            (g) the First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of November 20, 1997 (the "Deed of Trust Amendment"), by U.S. Textile to J. Christopher Oates, as Trustee for the benefit of the Collateral Agent;

            (h) the certificate executed by an officer of each of HCA and each Subsidiary Guarantor (collectively, the "Loan Parties" and each individually a "Loan Party"), dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Loan Parties' Certificate");

            (i) certified copies of the Certificate of Incorporation and copies of the By-laws of each Loan Party;

            (j) the stock certificate of International listed on Annex A to the Pledge Agreement Amendment, together with an undated stock power attached and executed in blank (collectively, the "International Certificate");

            (k) signed but unfiled form UCC-3 amendments (copies of which have been delivered to the Collateral Agent on or before the date hereof) under the Uniform Commercial Code as in effect on the date hereof in the State of Nevada naming Stonebury as debtor and the Collateral Agent as secured party, which we understand will be filed in the office of the Secretary of State of the State of Nevada and in the filing office in Washoe county (the "Filing Offices") (such UCC-3 amendments, the "UCC-3 Amendments"); and

            (l) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Bankers Trust Company
November 20, 1997
Page 4



            The agreements referred to in clauses (a) through (e) above are referred to herein as the "Subject Documents" and together with the Mortgage Amendment and the Deed of Trust Amendment, the "Financing Documents".

            In  our   examination  we  have  assumed  the   genuineness  of  all
signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Loan Parties and their officers and other representatives in the Subject Documents and the Loan Parties' Certificate and of public officials.

            Unless otherwise indicated, references to the term "New York UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York. In addition, references to the term (i) "Applicable Laws" shall mean the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations G, U and X of the Federal Reserve Board) which, in our experience, are ordinarily applicable to transactions of the kind contemplated by the Subject Documents, each as in effect on the date hereof; (ii) "Governmental Authorities" shall mean any New York or federal executive, legislative, judicial, administrative or regulatory body; (iii) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws; (iv) "Applicable Orders" shall mean those orders, judgments or decrees of Governmental Authorities applicable to or binding upon the Loan Parties and identified on Schedule II to the Loan Parties' Certificate; and (v) "Applicable Contracts" shall mean those agreements and instruments set forth on Schedule II hereto which have been identified to us on Schedule I of the Loan Parties' Certificate as all the agreements and instruments that are material to the business or operation of the Loan Parties.

Bankers Trust Company
November 20, 1997
Page 5





            We express no opinion as to the laws of any jurisdiction  other than
(i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein. To the extent that the opinion set forth in paragraph 9 involves the laws of the State of Nevada, please note that we are not admitted to practice and are not expert in the laws of the State of Nevada. Therefore, our opinion in paragraph 9, with your permission, is based solely on our review of Sections 9-401 and 9-402 of the Uniform Commercial Code of the State of Nevada as the same appears in the Secured Transactions Guide published by Commerce Clearing House, Inc., without regard to cases decided thereunder (such Sections of the Uniform Commercial Code in effect in the State of Nevada on the date hereof, the "Nevada UCC"). In particular, we call your attention to the fact that we express no opinion with respect to the effect on the opinions herein expressed of any tax or filing fee required to be paid in connection with the filing of the UCC-3 Amendments.

            In rendering the opinions set forth herein, we have assumed, with your consent, that:

            (a) the execution, delivery and performance by each Loan Party of any of the Financing Documents to which it is a party does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which such Loan Party or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein), (ii) any rule, law or regulation to which such Loan Party is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein), or (iii) any judicial or administrative order or decree of any governmental authority (other than the Applicable Orders as to which we express our opinion in paragraph 7 herein); and

Bankers Trust Company
November 20, 1997
Page 6




            (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by each Loan Party of any Financing Document to which it is a party or the transactions contemplated thereby.

            Our opinions are also subject to the following assumptions and qualifications:

            (a) each of the Subject Documents constitutes the legal, valid and binding obligation of each party to such Subject Document (other than the Loan Parties) enforceable against each such party in accordance with its terms;

            (b) we express no opinion as to the effect on the opinions herein stated of (i) the compliance or non-compliance of any party (other than the Loan Parties) to the Subject Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any such party;

            (c) we express no opinion as to any provision in the Security Agreement, the Subsidiary Security Agreement or the Pledge Agreement with respect to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of the security interests;

            (d) in rendering our opinions expressed below, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Subject Documents or any transactions contemplated thereby;

            (e) enforcement of the Subject Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Bankers Trust Company
November 20, 1997
Page 7




            (f) certain of the remedial  provisions with respect to the security including waivers with respect to the exercise of remedies against the collateral contained in the Security Agreement, the Subsidiary Security Agreement, the Pledge Agreement and the Subsidiary Guaranty (collectively, the "Security Documents") may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of each such Security Document, taken as a whole, and each such Security Document, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby;

            (g) we advise you that with respect to collateral in which the Collateral Agent for the benefit of the Secured Creditors (as such term is defined in the Security Agreement, the Subsidiary Security Agreement and each of the Existing Mortgages, respectively) is granted a security interest (i) by HCA in both the Security Agreement and the Existing Mortgage to which it is a party (as amended by the Mortgage Amendment) or (ii) by U.S. Textile in both the Subsidiary Security Agreement and the Existing Mortgage to which it is a party (as amended by the Deed of Trust Amendment), a court may limit the Collateral Agent's right to choose among the remedies otherwise given to it with respect to such collateral by such agreements;

            (h) enforcement of the Security Agreement and the Subsidiary Security Agreement with respect to the collateral consisting of a Loan Party's interest in instruments, leases, contracts or other agreements between such Loan Party and the other parties to such agreements ("Contracts") may be subject to the terms of such Contracts, the rights of such other parties thereto and any claims or defenses of such other parties against such Loan Party arising under or outside such Contracts;

            (i) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Subject Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

Bankers Trust Company
November 20, 1997
Page 8




            (j) we have assumed for purposes of rendering the opinions set forth herein that (x) the Subsidiary Guaranty and the Subsidiary Security Agreement have been duly authorized, executed and delivered by each of U.S. Textile and Stonebury pursuant to the laws of their respective states of incorporation, (y) each of U.S. Textile and Stonebury is duly incorporated and validly existing under the laws of the state of its incorporation and (z) each of U.S. Textile and Stonebury has full power, authority and legal right to make and perform its obligations under the Subsidiary Guaranty and the Subsidiary Security Agreement.

            We understand that you are separately receiving an opinion with respect to certain of the foregoing from Campbell & Rudisill, special North Carolina counsel to U.S. Textile (the "Local Opinion"), and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions and qualifications specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the Local Opinion.

            Based  upon  the   foregoing   and   subject  to  the   limitations,
qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. HCA and International (the "Delaware Loan Parties") have each been duly incorporated and are validly existing and in good standing under the laws of the State of Delaware.

            2. Each Delaware Loan Party has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Financing Documents to which it is a party. The execution and delivery by each Delaware Loan Party of each of the Financing Documents to which it is a party and the consummation by each Delaware Loan Party of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of such Delaware Loan Party. Each of the Subject Documents and the Mortgage Amendment has been duly executed and delivered by each Delaware Loan Party which is a party thereto.

Bankers Trust Company
November 20, 1997
Page 9




            3.  Each  Subject   Document   constitutes  the  valid  and  binding
obligation of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with its terms.

            4. The execution and delivery by each Loan Party of each Financing Document to which it is a party and the performance by each such Loan Party of its obligations under each such Financing Document, each in accordance with its terms, do not (a) conflict with the Certificate of Incorporation or By-laws of such Delaware Loan Party, (b) constitute a violation of or a default under any Applicable Contract or (c) in the case of each Delaware Loan Party, cause the creation of any security interest or lien (other than the liens granted under or created by the Security Documents and the Existing Mortgages (as amended by the Mortgage Amendment and the Deed of Trust Amendment, respectively)) upon any of the property of such Loan Party pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by each Loan Party of any Financing Document to which it is a party will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of such Loan Party, to the extent the determination of such violation or default requires a quantitative determination.

            5. Neither the execution, delivery or performance by any Loan Party of any of the Financing Documents to which it is a party nor the compliance by any Loan Party with the terms and provisions thereof, will contravene any provision of any Applicable Law.

            5. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Financing Documents by any Loan Party except the filings and recordings required by or in connection with the Security Documents (as defined in the Credit Agreement).

Bankers Trust Company
November 20, 1997
Page 10





            6. Neither the execution, delivery or performance by any Loan Party of its obligations under any of the Subject Documents to which it is a party nor the compliance by such Loan Party with the terms thereof will contravene any Applicable Order applicable to such Loan Party.

            7. The Security Agreement Amendment does not, of itself, adversely affect the validity of the security interest of the Collateral Agent for the benefit of the Lenders as security for the Obligations (as defined in the Security Agreement Amendment) in that portion of the collateral described in the Security Agreement Amendment which is subject to Article 9 of the New York UCC (the "Article 9 Collateral") and after giving effect to the Security Agreement Amendment, the security interest of the Collateral Agent for the benefit of the Lenders as security for the Obligations in the Article 9 Collateral will be a valid security interest to the same extent to which it would otherwise have been immediately prior to giving effect to the Security Agreement Amendment. The Subsidiary Security Agreement Amendment does not, of itself, adversely affect the validity of the security interest of the Collateral Agent for the benefit of the Lenders as security for the Obligations (as defined in the Subsidiary Security Agreement Amendment) in the Article 9 Collateral and after giving effect to the Subsidiary Security Agreement Amendment, the security interest of the Collateral Agent for the benefit of the Lenders as security for the Obligations in the Article 9 Collateral will be a valid security interest to the same extent to which it would otherwise have been immediately prior to giving effect to the Subsidiary Security Agreement Amendment.

            Our opinions in paragraph 8 are limited to Article 9 of the New York UCC, and therefore such opinions do not address (i) laws of jurisdictions other than New York, and of New York except for Article 9 of the New York UCC, (ii) collateral of a type not subject to Article 9 of the New York UCC, and (iii) under Section 9-103 of the New York UCC, what law governs perfection of the security interest granted in the collateral covered by this opinion.

Bankers Trust Company
November 20, 1997
Page 11



            8. The UCC-3 Amendments are in the appropriate form for filing in the Filing Offices under the Nevada UCC. The Filing Offices are the appropriate filing offices in the State of Nevada for filing financing statements with respect to that portion of the Article 9 Collateral which may be perfected by the filing of a financing statement in the State of Nevada.

            9. The Pledge Agreement Amendment does not of itself, adversely affect the validity, perfection or priority of the security interest of the Collateral Agent for the benefit of the Lenders as security for the Obligations (as defined in the Pledge Agreement) in the certificates representing the shares of U.S. Textile and Stonebury identified on Annex A to the Pledge Agreement (the "Prior Pledged Securities").

            10. The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Lenders as security for the Obligations (as defined in the Pledge Agreement) a valid security interest in the International Certificate. The delivery by HCA to the Collateral Agent for the benefit of the Lenders in the State of New York of the International Certificate will perfect the security interest of the Collateral Agent in the International Certificate. Upon such delivery, under the New York UCC, no interest of any creditor of HCA will be equal or prior to the security interest of the Collateral Agent for the benefit of the Lenders in the International Certificate.

            Our opinion in paragraphs 10 and 11 are subject to the following additional assumptions and qualifications:

                        (i) Our opinions in paragraphs 10 and 11 are limited to Articles 8 and 9 of the New York UCC, and therefore, such opinions do not address (a) laws of jurisdictions other than New York, and of New York except for Articles 8 and 9 of the New York UCC, (b) collateral of a type not subject to Articles 8 and 9 of the New York UCC and (c) under Section 9-103 of the New York UCC, what law governs perfection of the security interest granted in the Prior Pledged Securities and International Certificate;

Bankers Trust Company
November 20, 1997
Page 12



                        (ii) we have assumed that HCA has sufficient rights in the International Certificate for the security interest of the Collateral Agent for the benefit of the Lenders to attach, and we express no opinion as to the nature or extent of any of HCA's rights in, or title to, the International Certificate;

                        (iii) we have assumed that neither the Collateral Agent nor any of the Lenders has notice prior to or on the date hereof of an adverse claim with respect to the International Certificate;

                        (iv) we express no opinion with respect to the priority of the security interest of the Collateral Agent for the benefit of the Lenders in the International Certificate against a lien creditor (as such term is defined in Section 9-301(3) of the New York UCC) with respect to future advances to the extent such future advances do not constitute advances made pursuant to a commitment as set forth in Section 9-301(4) of the New York UCC;

                        (v) we express no opinion with respect to proceeds of, or distributions on, the International Certificate;

                        (vi) we have assumed that (a) the Prior Pledged Securities were delivered to the Collateral Agent for the benefit of the Lenders on October 17, 1994, (b) such securities have been continuously in the possession of the Collateral Agent in the State of New York since October 17, 1994 through the date hereof, and (c) the Collateral Agent currently has possession of the Prior Pledged Securities; and

                        (vii) we express no opinion as to the security interest of the Collateral Agent for the benefit of the Lenders in any portion of the Prior Pledged Securities, the continuous possession of which has not been maintained in the State of New York.

Bankers Trust Company
November 20, 1997
Page 13


            11. No Loan Party is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

            12. No Loan Party is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

            This opinion is being furnished only to you and is solely for your benefit in connection with the transactions contemplated by the Subject Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent, provided that this opinion may be furnished to prospective assignees and participants, but only Lenders shall have the right to rely hereon.


                                    Very truly yours,

                                   Schedule I


                                    Lenders

Bankers Trust Company
130 Liberty Street
New York, New York 10006


CoreStates Bank, N.A.
1339 Chestnut Street
Fourth Floor
Widener Building
Philadelphia, Pennsylvania 19107


National Westminster Bank Plc
660 Madison Avenue
New York, New York 10021


NationsBank of North Carolina, N.A.
101 North Tryon Street
MS-NC1001-1505
Charlotte, North Carolina 28255

                                   Schedule II

                         Applicable Contracts

1. Loan Agreement by and between South Carolina Jobs-Economic Development Authority as Issuer and Hosiery Corporation of America, Inc. as Borrower, dated as of June 1, 1992.

2. Restructuring Agreements: Bill of Sale and Assignment, dated as of October 17, 1994 made by Hosiery Corporation of America, Inc. as Seller to Joseph
     A. Murphy; Bill of Sale and Assignment, dated as of October 17, 1994 made by U.S. Textile Corporation as Seller to Joseph A. Murphy; Agreement of Corporate Separation, dated as of October 17, 1994 by and between Hosiery Corporation of America, Inc. and Joseph A. Murphy; Instrument and Transfer of Hosiery Corporation of America, Inc. rights, interest and title in Trust Adoption Agreement by and between Hosiery Corporation of America, Inc. and Nationsbanc of Tennessee, N.A. to Burgundy Investments, Inc.

3. Employment Agreement between U.S. Textile Corp. and Hans Lengers, dated August 29, 1980, and an Amendment thereto by and between U.S. Textile Corp., Hosiery Corporation of America, Inc. and Hans Lengers, dated September 12, 1994.

4. Executive Employment Agreement between Hosiery Corporation of America, Inc. and Robert J. Mooney, dated September 16, 1993.

5.   Computer   Services   Agreement   between  AMS  and  New  Jersey  Insurance
     Underwriting Association dated as of August 15, 1990.

6. Computer Services Agreement between AMS and Enchantress Hosiery Corporation of Canada, Ltd. dated September 13, 1990 and Agreement Amending Computer Services Agreement dated February 15, 1993.

7. Computer Services Agreement between AMS and RAM Technologies, Inc. dated as of April 1, 1994.

8. Hosiery Supply Agreement between U.S. Textile Corporation and Enchantress Hosiery Corporation of Canada Ltd. dated September 13, 1990 and Agreement Amending Hosiery Supply Agreement dated as of February 15, 1993.

9. Real Property Lease Agreement (and Letter Amendments thereto) for Office space at 3369 Progress Drive, Bensalem, Pennsylvania, between Hosiery Corporation of America, Inc. and Emerik Properties Corp., a California corporation, dated May 27, 1983.

10. Lease Agreement for warehouse and storage space at 354-56 Dunksferry Road, Bensalem, Pennsylvania between Hosiery Corporation of America, Inc. and Albert T. Chadwick, dated March 15, 1995, and extended by Lease Extension Agreement, dated December 9, 1996.

11.   Real Property Lease Agreement for Office space at 3100 Mill Street,  Suite
      214,  Reno,   Nevada,   between  The  Stonebury   Group,   Inc.  and  Mill
      International, dated October 13, 1992.

12. Letter Agreement, dated as of October 17, 1994, Hosiery Corporation of America, Inc. and Kelso & Company, Inc. providing for financial advisory services fees.

              Exhibit A to Opinion of Special Counsel to
                 Hosiery Corporation of America, Inc.


                         Officer's Certificate

            The undersigned, John F. Biagini, President and Chief Executive Officer of Hosiery Corporation of America, Inc. ("HCA"), President and Chief
Executive Officer of The Stonebury Group Incorporated ("Stonebury"), and President of Hosiery Corporation International ("HCI") and Arthur C. Hughes, Assistant Secretary of U.S. Textile Corp. (together with HCA, Stonebury and HCI, the "Loan Parties") understand that pursuant to Section 5.01(b)(i) of that certain Amendment and Restatement, dated as of November 20, 1997, to the Credit Agreement, dated as of October 17, 1994 (the "Credit Agreement"), among HCA, the financial institutions listed from time to time on Annex I thereto (the "Lenders") and Bankers Trust Company, as agent for the Lenders (all of such parties other than HCA, the "Recipients"), Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion dated November 20, 1997 (the "Opinion") to the Recipients. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement. We further understand that Skadden, Arps, Slate, Meagher & Flom LLP is relying on this officer's certificate and the statements made herein in rendering such Opinion.

            With regard to the foregoing, on behalf of each of the Subsidiary Guarantors or Loan Parties, as the case may be, we certify (with respect to each Loan Party of which we are an officer) that:

            1. Set forth on Schedule I hereto are all of the agreements and instruments to which the Loan Parties are party or by which they or any of their assets are bound and which are material to the business or operation of the Loan Parties.

            2. Set forth on Schedule II hereto are all of the orders, judgments and decrees, known to us, of any governmental authority which are specifically applicable to each Loan Party.

            3. Less than 20 percent of the assets of each Loan Party on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

            4. Each Loan Party (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities and (b) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities having a value exceeding 40 per cent of the value of such Loan Party's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

            5. As of June 30, 1997, the total value of investment securities (other than securities of majority or wholly-owned subsidiaries) of each Loan Party represented less than 45 percent of the total assets of such Loan Party on an unconsolidated basis and such securities (other than as aforesaid) are not expected upon consummation of the transactions contemplated by the Credit Agreement and the Security Documents to exceed 30 percent of such Loan Party's total assets as defined in the Investment Company Act of 1940, as amended. For purposes of this certificate, "investment securities" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

            6. None of the Loan Parties owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale ("electric utility facilities").

            7. None of the Loan Parties owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light or power ("gas utility facilities").

            8. None of the Loan Parties directly or indirectly, or through one or more intermediary companies, owns, controls, or holds with power to vote (a) 10 percent or more of the outstanding securities (such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit sharing agreements or in oil, gas, or other mineral royalties or leases, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates, or including any instrument commonly known as a "security" (including any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, assumption of liability on, or warrant or right to subscribe to or purchase any of the foregoing)) presently entitling the owner or holder thereof to vote upon the direction of management of, or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities, or (b) any other interest directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities, or (ii) any of the foregoing types of entities which have received notice of the sort described in Paragraph 9 below.

            9. None of the Loan Parties has received notice that the Securities and Exchange Commission has determined, or may determine, that such Loan Party exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.

            IN WITNESS WHEREOF, each of the undersigned has executed this certificate this ____ day of November, 1997.




                                    -------------------------
                                    Name:  John F. Biagini
                                    Title: President & CEO,
                                              HCA and Stonebury
                                            President, HCI



                                    -------------------------
                                    Name:  Arthur C. Hughes
                                    Title: Assistant Secretary,
                                              U.S. Textile Corp.

                                   Schedule I

                              APPLICABLE CONTRACTS


1. Loan Agreement by and between South Carolina Jobs-Economic Development Authority as Issuer and Hosiery Corporation of America, Inc. as Borrower, dated as of June 1, 1992.

2. Restructuring Agreements: Bill of Sale and Assignment, dated as of October 17, 1994 made by Hosiery Corporation of America, Inc. as Seller to Joseph
     A. Murphy; Bill of Sale and Assignment, dated as of October 17, 1994 made by U.S. Textile Corporation as Seller to Joseph A. Murphy; Agreement of Corporate Separation, dated as of October 17, 1994 by and between Hosiery Corporation of America, Inc. and Joseph A. Murphy; Instrument and Transfer of Hosiery Corporation of America, Inc. rights, interest and title in Trust Adoption Agreement by and between Hosiery Corporation of America, Inc. and Nationsbanc of Tennessee, N.A. to Burgundy Investments, Inc.

3. Employment Agreement between U.S. Textile Corp. and Hans Lengers, dated August 29, 1980, and an Amendment thereto by and between U.S. Textile Corp., Hosiery Corporation of America, Inc. and Hans Lengers, dated September 12, 1994.

4. Executive Employment Agreement between Hosiery Corporation of America, Inc. and Robert J. Mooney, dated September 16, 1993.

5.   Computer   Services   Agreement   between  AMS  and  New  Jersey  Insurance
     Underwriting Association dated as of August 15, 1990.

6. Computer Services Agreement between AMS and Enchantress Hosiery Corporation of Canada, Ltd. dated September 13, 1990 and Agreement Amending Computer Services Agreement dated February 15, 1993.

7. Computer Services Agreement between AMS and RAM Technologies, Inc. dated as of April 1, 1994.

8. Hosiery Supply Agreement between U.S. Textile Corporation and Enchantress Hosiery Corporation of Canada Ltd. dated September 13, 1990 and Agreement Amending Hosiery Supply Agreement dated as of February 15, 1993.

9. Real Property Lease Agreement (and Letter Amendments thereto) for Office space at 3369 Progress Drive, Bensalem, Pennsylvania, between Hosiery Corporation of America, Inc. and Emerik Properties Corp., a California corporation, dated May 27, 1983.

10. Lease Agreement for warehouse and storage space at 354-56 Dunksferry Road, Bensalem, Pennsylvania between Hosiery Corporation of America, Inc. and Albert T. Chadwick, dated March 15, 1995 and extended by Lease Extension Agreement dated December 9, 1996.

11.   Real Property Lease Agreement for Office space at 3100 Mill Street,  Suite
      214,  Reno,   Nevada,   between  The  Stonebury   Group,   Inc.  and  Mill
      International, dated October 13, 1992.

12. Letter Agreement, dated as of October 17, 1994, Hosiery Corporation of America, Inc. and Kelso & Company, Inc. providing for financial advisory services fees.

                              Schedule II

                           APPLICABLE ORDERS


                                 None.

November 20, 1997

Bankers Trust Company,
as Agent
130 Liberty Street
New York, NY  10006
                                                VIA FACSIMILE

RE: AMENDED AND RESTATED SUBSIDIARY AGREEMENTS ENTERED INTO BY U.S. TEXTILE CORPORATION ON BEHALF OF HOSIERY CORPORATION OF AMERICA, INC. - CREDIT AGREEMENT WITH BANKERS TRUST COMPANY

Gentlemen:

      We have served as counsel to U.S. Textile corp. ("U.S. Textile), in connection with the Amendment and Restatement, dated as of November 20, 1997, to Credit Agreement, dated as of October 17, 1994, (as so amended, the "Credit Agreement") among Hosiery Corporation of America, Inc., the lending institutions party thereto (the "Lenders") and Bankers Trust Company, as Agent (in such capacity the "Agent") for the Lenders. This opinion is being rendered pursuant to Section 5.01(b)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

      In rendering this opinion, we have prepared and/or examined each of the following documents:

1. Amendment and Restatement, dated as of November 20, 1997, to the Subsidiary Guaranty dated as of October 17, 1994, made by each of The Stonebury Group Incorporated, U.S. Textile and Hosiery Corporation International (collectively, the "Guarantors") in favor of the Agent for the benefit of the Bank Creditors and Interest Rate Creditors (as defined therein).

2. Amendment and Restatement, dated as of November 20, 1997, to the Subsidiary Security Agreement, dated as of October 17, 1994, made by each of the guarantors in favor of Bankers Trust Company, as Collateral Agent for the benefit of the Secured Creditors (as defined therein).

Bankers Trust Company
November 20, 1997
Page Two



3. First Amendment dated November 20, 1997 to Deed of Trust, Security Agreement, Assignment of Lease, Rents and Profits, Financing Statement and Financing Statement and Fixture Filing dated October 17, 1994.

4. Consent in lieu of meeting of the Board of Directors of U.S. Textile dated November 20, 1997.

      Based upon the foregoing and our further investigation, we are of the opinion that:

1. U.S. Textile has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina as evidenced by the attached Certificate of Existence issued November 17, 1997, by the Secretary of State of North Carolina.

2. U.S. Textile has the corporate power and authority to execute, deliver and perform all of its obligations under each of the above documents.

3. The execution and delivery by U.S. Textile of the subsidiary documents and the consummation by it of all transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of U.S. Textile. Subject to confirmation to us by facsimile of the signature pages on the date of closing, that the subsidiary documents have been duly executed and delivered by U.S. Textile.

ASSUMPTIONS

      Rendering this opinion, we have made the following assumptions:

a. The signatures and notary acknowledgments relating to the subsidiary documents are genuine and complete.

b. The subsidiary documents were not executed or delivered under fraud, duress or mistake.

Bankers Trust Company
November 20, 1997
Page Three


c. The parties executing and delivering the subsidiary documents had the requisite mental capacity to do same.

d. The copies of the documents which we examined were true and complete copies of the original documents.

QUALIFICATIONS

      The opinions expressed above are subject to the following qualifications and limitations:

a.   The   effect   of   the   applicable   bankruptcy   insolvency   moratorium
     reorganization arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally.

b.   The opinion delivered herein is limited to matters of North Carolina law.

c. Matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated.

      This opinion is furnished to you pursuant to your request and is solely for your benefit and may not be relied upon, nor copies delivered to any other person without our prior written consent.

                                          Sincerely,



                                          John R. Campbell

JRC:emo
cc:   Mr. John Duncan
      U.S. Textile Corporation

SJG:LAN                                               November 20, 1997




To:   The Agent and various lending institutions
      (collectively, the "Banks") party to the Credit Agreement referred to below re Amendment and Restatement, dated as of November 20, 1997 to Credit Agreement, dated as of October 17, 1994, among Hosiery Corporation of America, Inc., (the "Borrower") and the Banks (the "Credit Agreement")

Ladies and Gentlemen:

            We have acted as special counsel to the Banks party to the Credit Agreement in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 5.01(b)(ii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

            In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

            We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

            Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

            We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations. We understand, without independent verification, that, to the extent they have deemed necessary in the context of the proposed transaction, the Banks have satisfied themselves on the basis of, among other things, the financial information furnished to the Banks and their knowledge of the credit facilities available to the Borrower, that neither the Borrower nor any of its Subsidiaries is insolvent and that neither the Borrower nor any of its Subsidiaries will be rendered insolvent by the transactions contemplated by the Credit Agreement and the other Credit Documents and that, after giving effect to such transactions, neither the Borrower nor any of its Subsidiaries will be left with unreasonably small capital with which to engage in its anticipated business and that neither the Borrower nor any of its Subsidiaries will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

            This opinion is limited to the federal law of the United States of America and the law of the State of New York.

                                    Very truly yours,

                                                              EXHIBIT E



                      FORM OF OFFICER'S CERTIFICATE


            I, the undersigned, [President][Vice President] of Hosiery Corporation of America, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify on behalf of the Company that:

            1. This Certificate is furnished pursuant to the Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement, dated October 17,1994, among the Company, the Banks from time to time party thereto and Bankers Trust Company, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the " Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. The following named individuals are elected or appointed officers of the Company and the other Credit Parties, each holds the office of the Company or such other Credit Party set forth opposite his name and has held such office since ______ ___, 19__.9/ The signature written opposite the name and title of each such officer is his genuine signature.

           Name10/          Office         Credit Party       Signature

      ------------      ------------      ------------      ------------

      ------------      ------------      ------------      ------------

      ------------      ------------      ------------      ------------

            3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company and each other Credit Party, as filed in the Office of the Secretary of State of the State of incorporation of such Credit Party, together with all amendments thereto adopted through the date hereof.

                                                              EXHIBIT E
                                                                 Page 2



            4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company and each other Credit Party which were duly adopted, were in full force and effect on the date of adaption of the resolutions referred to in paragraph 5 hereof and are in full force and effect on the date hereof.

            5. Attached hereto as Exhibit C is a true and correct copy of resolutions of the Company and each other Credit Party which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company or such other Credit Party] [by a meeting of the Board of Directors of the Company or such other Credit Party at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company or any other Credit Party which deal with the execution, delivery or performance of any of the Credit Documents to which any such Credit Party is party.

            6. On the date hereof, all of the applicable conditions set forth in Sections 5.01(f) and (i) and 5.02 have been satisfied.

            7. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

                                                              EXHIBIT E
                                                                 Page 3









            9. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.


            IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of November, 1997.


                                    HOSIERY CORPORATION OF
                                       AMERICA, INC.



                                    By_______________________
                                         Name:
                                         Title:

                                                                       EXHIBIT E
                                                                          PAGE 4


I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

            1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

            2.  The  certifications   made  by  [name  of  Person  making  above
certifications] in Items 2, 3, 4, 5 and 9 above are true and correct.


            IN WITNESS WHEREOF, I have hereunto set my hand this __th day of November, 1997.


                                    HOSIERY CORPORATION OF
                                       AMERICA, INC.


                                    By__________________________
                                         Name:
                                         Title:

                                               EXHIBIT F



        FORM OF BORROWING BASE CERTIFICATE AS OF _________ ISSUED
         BY HOSIERY CORPORATION OF AMERICA, INC. (THE BORROWER")

                                                               Dollars ($)
                                                               in Thousands

I.    ADVANCE RATE ELIGIBILITY

      A.    GAAP BOOK VALUE OF ACCOUNTS RECEIVABLE OF
            THE BORROWER AND THE SUBSIDIARY GUARANTORS              $______

      B.    A X 80%                                                 $______

      C.    GAAP BOOK VALUE OF INVENTORY OF THE
            BORROWER AND THE SUBSIDIARY GUARANTORS                  $______

      D.    C X 50%                                                 $______

      E.    BORROWING BASE (B + D)                                  $______

      F.    REVOLVING LOANS AND SWINGLINE LOANS
            OUTSTANDING                                             $______

      G.    TOTAL BORROWING AVAILABILITY (E - F)                    $______


            I, the undersigned, Vice President and Controller of Hosiery Corporation of America, Inc. do hereby certify that the figures stated above are true and correct as of the date first above written.


            IN WITNESS  WHEREOF,  I have  hereunto  set my hand this ____ day of
_____________.


                              By:___________________________
                                 Arthur Hughes
                                 Vice President & Controller

                                                       [EXHIBIT G CONFORMED
                                                       AS EXECUTED]

                               SUBSIDIARY GUARANTY


            AMENDMENT AND RESTATEMENT dated as of November 20, 1997, to the SUBSIDIARY GUARANTY, dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Guaranty"), made by each Subsidiary Guarantor of the Borrower whose name appears below (each Subsidiary Guarantor a "Guarantor" and collectively the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall have their respective meanings as set forth therein.


                          W I T N E S S E T H :


            WHEREAS Hosiery Corporation of America, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (the "Agent" and together with the Banks and the Collateral Agent, the "Bank Creditors"), have entered into an Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bankers Trust Company, in its individual capacity ("BTCo"), any Bank or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Bank ceases to be a Bank under the Credit Agreement for any reason), and any institution that participates therein, and in each case their subsequent assigns (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Bank Creditors, collectively the "Creditors");

            WHEREAS, each Guarantor is a wholly-owned direct Subsidiary of the Borrower;

            WHEREAS, it is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

            WHEREAS, each Guarantor will obtain benefits from the extensions of credit to the Borrower under the Credit Agreement and entering into of Secured Interest Rate Agreements and accordingly desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;


            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

            1. Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees:

      (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of:

            (a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (b) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement, and (c) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to a Bank Creditor under the Credit Agreement and the Credit Documents (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents (all such principal, interest, liabilities and obligations, the "Credit Document Obligations"); and

      (ii) to each Interest Rate Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Secured Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the "Interest Rate Obligations", and the Interest Rate Obligations together with the Credit Document Obligations, collectively the "Guaranteed Obligations"); provided, that the maximum amount payable hereunder by each Guarantor with respect to the Guaranteed Obligations shall at no time exceed the Maximum Amount (as defined below) of such Guarantor. As used herein, Maximum Amount means an amount equal to 90% of the amount by which
   (i) the present fair saleable value of such Guarantor's assets exceeds (ii) the total liabilities of such Guarantor (including the maximum amount reasonably expected to come due in respect of contingent liabilities, other than contingent liabilities of such Guarantor hereunder), in each case determined on the Restatement Effective Date or on the day any demand is made under this Guaranty, whichever date results in the higher Maximum Amount. Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor (subject to the proviso in the second preceding sentence) without proceeding against the Borrower or any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

            2. Additionally, each Guarantor, jointly and severally unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations (subject to the proviso contained above) upon the occurrence in respect of the Borrower not a party of any of the events specified in Section
9.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors on demand.

            3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Creditor on the indebtedness which any Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower be joined in any such action or actions.

            5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agent or any other Creditor against, and any other notice to, any party liable thereon (including each Guarantor or any other guarantor of the Borrower).

            6. Any Creditor may at any time and from time to time without the consent of, or notice to, each Guarantor, without incurring responsibility to each Guarantor, without impairing or releasing the obligations of each Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

           (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (iii) exercise or refrain from exercising any rights against the Borrower, any other guarantor or others or otherwise act or refrain from acting;

           (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

            (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

           (vi) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, the Secured Interest Rate Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents, the Secured Interest Rate Agreements or any of such other instruments or agreements; and/or

          (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

            7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

            8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on each Guarantor in any case shall entitle each Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            9. Any indebtedness of the Borrower now or hereafter held by each Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to each Guarantor, if the Collateral Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by each Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of each Guarantor under the other provisions of this Guaranty. Prior to the transfer by each Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to each Guarantor, each Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            10. (a) Each Guarantor hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Agent, the Collateral Agent and the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Borrower or any other party or any security.

            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise each Guarantor of information known to them regarding such circumstances or risks.

            11. If and to the extent that each Guarantor makes any payment to any Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which each Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            12. Each Guarantor covenants and agrees that on and after the date hereof and until the Total Commitment and all Secured Interest Rate Agreements have been terminated, no Loan or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

            13. Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursement of counsel) of each Creditor in connection with the enforcement of this Guaranty and of the Agent in connection with any amendment, waiver or consent relating hereto.

            14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns to the extent permitted under the Credit Agreement.

            15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Banks (or to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Bank) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released), provided that (x) no such change, waiver, modification or variance shall be made to the last sentence of
Section 1 or to this Section 15 without the consent of each Creditor adversely affected thereby and (y) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "Class" shall mean each class of Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or
(ii) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (a) with respect to the Credit Document Obligations, the Required Banks and (b) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

            16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

            17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Agreement continuing after any applicable grace period), each Creditor is hereby authorized, to the extent not prohibited by applicable law, at any time or from time to time, without notice to each Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of each Guarantor, against and on account of the obligations and liabilities of each Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify each Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

            18. All notices, requests, demands or other communications provided for hereunder made in writing (including telegraphic, telexed, telecopier or cable communication) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of each Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to each Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid Creditors repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Creditor.

            20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 1633 Broadway, New York, NY 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent under this agreement. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing and appoints the Borrower as its agent for services of process in respect of any such action or proceeding. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

            (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each Guarantor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty, the other Credit Documents or the transactions contemplated hereby or thereby.

            21. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


3100 Mill Street              THE STONEBURY GROUP INCORPORATED
Suite 214
Reno, Nevada 89502
Attention:  President                   By__________________________
                                        Name:  Arthur Hughes
                                        Title: Assistant Secretary


Chesterfield Avenue                     U.S. TEXTILE CORP.
RD SC 903
AIKIA 1792 Silkies Blvd.
Lancaster, South Carolina 92721
Attention:  President                   By__________________________
                                        Name:  H. Lengers
                                        Title: President


3369 Progress Drive                 HOSIERY CORPORATION INTERNATIONAL
Bensalem, Pennsylvania  19020
Attention:  President
                                    By__________________________
                                        Name:  John Biagini
                                        Title: President, CEO

Accepted and Agreed to:

BANKERS TRUST COMPANY,
  As Agent for



By________________________
  Name:  Mary Kay Coyle
  Title: Managing Director

                                                       [EXHIBIT H-1 Conformed
                                                         as Executed]

                            BORROWER PLEDGE AGREEMENT

            AMENDMENT AND RESTATEMENT, dated as of November 20, 1997 to PLEDGE AGREEMENT, dated as of October 17, 1994 (as amended, modified or supplemented from time to time, "this Agreement"), made by HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Pledgor"), in favor of BANKERS TRUST COMPANY, as Collateral Agent (including any successor collateral agent, the "Pledgee") for the benefit of (x) the Banks and the Agent under, and any other financial institutions from time to time party to, the Credit Agreement referred to below (such Banks, the Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) Bankers Trust Company, in its individual capacity ("BTCo"), any Bank or syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) and any institution that participates in one or more Interest Rate Agreements, and in each case their subsequent assigns, if any (collectively, the "Interest Rate Creditors", and, together with the Bank Creditors, the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                          W I T N E S S E T H :


            WHEREAS, the Pledgor, the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (the "Agent"), have entered into an Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor or Interest Rate Creditors, a "Secured Interest Rate Agreement");

            WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement;

            WHEREAS, the Pledgor desires to execute this Agreement to satisfy the conditions Described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is for (a) the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Pledgor under the Credit Agreement, (y) all reimbursement obligations and Unpaid
      Drawings with respect to Letters of Credit issued under the Credit Agreement and (z) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance of and compliance with the terms of the Credit
      Documents (all such obligations and liabilities under this clause (i) being herein collectively called the "Credit Agreement Obligations");

           (ii) the full and prompt payment when due of all obligations and liabilities of the Pledgor to the Interest Rate Creditors pursuant to any Secured Interest Rate Agreement, whether now in existence or hereinafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement, and the due performance and compliance with the terms of the Secured Interest Rate Agreements by the Pledgor (all such obligations and liabilities under this clause (iii) being herein collectively called the "Interest Rate Obligations");

          (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or its security interest therein; and

            (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default after any applicable grace period under any Secured Interest Rate Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITION OF STOCK, NOTES, SECURITIES,  ETC. As used herein, (i)
the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation") all of the issued and outstanding shares of stock at any time owned by the Pledgor of any Domestic Corporation and (y) with respect to corporations not Domestic Corporations (each, a "Foreign Corporation"), all of the issued and outstanding shares of stock at any time owned by the Pledgor of any Foreign Corporation and all certificates and instruments evidencing the same, provided that, (a) the Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote (herein called "Voting Stock") and
(b) the Pledgor shall be required to pledge hereunder 100% of the issued and outstanding shares of all capital stock which is not Voting Stock (herein called "Non-Voting Stock") at any time owned by the Pledgor of any Foreign Corporation;
(ii) the term "Notes" shall mean all promissory notes at any time issued to, or held by, the Pledgor and (iii) the term "Securities" shall mean all of the Stock and Notes. The Pledgor represents and warrants that on the date hereof: (a) the Stock consists of the number and type of shares of the stock of the corporation as described in Part I of Annex A hereto; (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as set forth in Part I of Annex A hereto; (c) the Notes consist of the promissory notes described in Part II of Annex A hereto; (d) the Pledgor is the holder of record and sole beneficial owner of the Stock and Notes and there exists no options or preemption rights in respect of any of the Stock; and (e) on the date hereof, the Pledgor owns or possesses no other Securities.

            3.     PLEDGE OF SECURITIES, ETC.

            3.1 Plede. To secure the Obligations and for the purposes set forth in Section 1, the Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral; (ii) pledges and deposits as security with the Pledgee all Securities owned by the Pledgor on the date hereof; and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such securities, with signatures appropriately guaranteed to the extent required) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee; and (iii) hereby collaterally assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

            3.2 Subsequently Acquired Securities. If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit such Securities as security with the Pledgee and deliver to the Pledgee certificates thereof, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities, with signatures appropriately guaranteed to the extent required) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of the Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder. Without limiting the foregoing, the Pledgor shall be required to pledge hereunder any shares of stock at any time and from time to time after the date hereof acquired by such Pledgor of any Foreign Corporation, provided that (x) the Pledgor shall not be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation and (y) the Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation.

            3.3 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether or not now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code if applicable). The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

            3.4 Definitions of Pledged Stock, Pledged Notes; Pledge Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock"; all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes", all Pledged Stock and Pledged Notes together are called the "Pledged Securities" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral".

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and (except to the extent an Event of Default as specified in Section 9.05 of the Credit Agreement has occurred) the Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Secured Interest Rate Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Secured Creditor therein. All such rights of such Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock and all payments in respect of the Pledged Stock shall be paid to the Pledgor provided that all dividends payable in respect of the Pledged Securities which are determined by the Pledgee, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral (unless such cash dividends are applied to repay the Obligations pursuant to Section 9 of this Agreement). The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock, or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock.

           (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which the Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor;

           (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

           (iv) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do
      so); and

            (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

            8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other further action in any circumstances without demand or notice.

            9. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of Obligations in the manner provided in Section
7.4 of the Borrower Security Agreement.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. The Pledgor agrees (i) to indemnify and hold harmless the Pledgee and the Secured Creditors from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Pledgee and the Secured Creditors for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and (ii) above, for those arising from the Pledgee's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof or thereof. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

            (b) The Pledgor hereby appoints the Pledgee, the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

            14. TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

            15.   REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  THE
PLEDGOR.  (a)  The  Pledgor represents, warrants and covenants that:

            (i) it is, or at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (or will have) good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;

            (ii) it has full power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement; and

            (iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

            (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

            (v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the Certificate of Incorporation or By-Laws of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement;
            (vi) all the shares of the Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;

            (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

            (viii) the pledge, collateral assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities.

            (b) The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

            (c) The Pledgor covenants and agrees that it will take no action which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which would have the effect of impairing the position or interests of the Pledgee or any Secured Creditor under any Secured Debt Agreement.

            16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

             (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Debt Agreements, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

            (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

            (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

            (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

             (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

            17.  REGISTRATION,  ETC.  (a) If an  Event  of  Default  shall  have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Stock against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

            18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Secured Interest Rate Agreements have been terminated, no Letter of Credit, Loan or Note is outstanding and all other Obligations have been paid in full.

      (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of the Pledgor will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

            (c) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed by its principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or
(b). If requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 18.

            19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

            (i) if to the Pledgor, at:

                Hosiery Corporation of America, Inc.
                3369 Progress Drive
                Bensalem, Pennsylvania  19020
                Attention:  Arthur Hughes

                With a copy to:

                HCA Holdings, Inc
                c/o Kelso & Company, Inc.
                305 Park Avenue
                New York, New York  10022
                Attention: James J. Connors, II

           (ii) if to the Pledgee, at:

                Bankers Trust Company
                One Bankers Trust Plaza
                130 Liberty Street
                New York, New York  10006
                Attention:  Mary Kay Coyle

          (iii) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Credit Agreement;

           (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Pledgor and the Pledgee;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks), provided however that no such change, waiver, modification or variance shall be made to Section 9 hereof or this
Section 20 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

            21. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18, (ii) be binding upon the Pledgor, its successors and assigns; provided, however, that the Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Banks or to the extent required by Section 12.12 of the Credit Agreement, all of the Banks), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            22. WAIVER OF JURY TRIAL. The Pledgor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

            IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                              HOSIERY CORPORATION OF AMERICA, INC.,
                                     as Pledgor


                              By_______________________________
                                    Name:   Arthur Hughes
                                    Title:  Vice President, CFO



                              BANKERS TRUST COMPANY,
                                as Collateral Agent and as Pledgee


                              By_____________________________
                                    Name:   Mary Kay Coyle
                                    Title:  Managing Director

                                     ANNEX A

                                PART I

                             LIST OF STOCK

------------------ ------------ ------------ -------------- --------------

     Name of
     Issuing         Type of     Number of    Certificate    Percentage
   Corporation       Shares       Shares          No.           Owned
------------------ ------------ ------------ -------------- --------------
------------------ ------------ ------------ -------------- --------------

U.S. Textile         Common         600            5            100%
Corp.
------------------ ------------ ------------ -------------- --------------
------------------ ------------ ------------ -------------- --------------

The Stonebury        Class A       1,000          A-2           100%
Group                Common
Incorporated
------------------ ------------ ------------ -------------- --------------
------------------ ------------ ------------ -------------- --------------

Hosiery              Common        1,500           1            100%
Corporation
International
------------------ ------------ ------------ -------------- --------------

                                     ANNEX A


                                     PART II

                                  LIST OF NOTES




        Amount              Maturity Date             Obligor
        -------             -------------             -------

        None.

                                                          [EXHIBIT H-2 CONFORMED
                                                                    AS EXECUTED]

                  SUBSIDIARY GUARANTOR PLEDGE AGREEMENT


            AMENDMENT AND RESTATEMENT, dated as of November 20, 1997, to PLEDGE AGREEMENT, dated as of October 17, 1994 (as amended, modified or supplemented from time to time, "this Agreement"), made by each of the undersigned (each a "Pledgor" and collectively as the "Pledgors"), in favor of BANKERS TRUST COMPANY, as Collateral Agent (including any successor collateral agent, the "Pledgee") for the benefit of (x) the Banks and the Agent under, and any other financial institutions from time to time party to, the Credit Agreement referred to below (such Banks, the Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) Bankers Trust Company, in its individual capacity ("BTCo"), any Bank or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Bank ceases to be a Bank under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in one or more Interest Rate Agreements (collectively, the "Interest Rate Creditors", and together with the Bank Creditors, collectively, the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.


                          W I T N E S S E T H :


            WHEREAS, Hosiery Corporation of America, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (the "Agent"), have entered into an Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor or Interest Rate Creditors, a "Secured Interest Rate Agreement");

            WHEREAS, each of the Pledgors is a Wholly-Owned Subsidiary of the Borrower;

            WHEREAS, pursuant to the Subsidiary Guaranty, dated as of November 20, 1997 (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Pledgor has guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty);

            WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement;

            WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


            NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of each Pledgor's obligations and liabilities (including, without limitation, indemnitees, fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Subsidiary Guaranty) in respect of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (y) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement, and (z) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrower, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance of and compliance with the terms of the Credit Documents by the Borrower and each Pledgor (all such obligations and liabilities under this clause (i) being herein collectively called the "Credit Agreement Obligations");

           (ii) the full and prompt payment when due of all obligations of each Pledgor's obligations and liabilities now existing or hereafter incurred under (including, without limitation, the obligations of each Pledgor arising out of or in connection with the Subsidiary Guaranty), in respect of all obligations and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement (whether now in existence or hereinafter arising) and the due performance and compliance with the terms of the Secured Interest Rate Agreements by the Borrower (all such obligations and liabilities under this clause (iii) being herein collectively called the "Interest Rate Obligations");

           (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or its security interest therein; and

           (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default after any applicable grace period under any Secured Interest Rate Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein, (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation") all of the issued and outstanding shares of stock at any time owned by each Pledgor of any Domestic Corporation and (y) with respect to corporations not Domestic Corporations (each, a "Foreign Corporation"), all of the issued and outstanding shares of stock at any time owned by each Pledgor of any Foreign Corporation and all certificates and instruments evidencing the same, provided that, (a) such Pledgor (to the extent that it is a Domestic Subsidiary of the Borrower) shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote (herein called "Voting Stock") and (b) the Pledgor shall be required to pledge hereunder 100% of the issued and outstanding shares of all capital stock which is not Voting Stock (herein called "Non-Voting Stock") at any time owned by the Pledgor of any Foreign Corporation; (ii) the term "Notes" shall mean all promissory notes at any time issued to, or held by, each Pledgor; and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that on the date hereof: (a) each Subsidiary of each Pledgor, and the direct ownership thereof, is listed on Annex A hereto; (b) the Stock consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (c) each Pledgor is the holder of record and beneficial owner of such Stock; (d) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (e) the Notes held by each Pledgor consist of the promissory notes described in Annex C hereto; and (f) on the date hereof, each Pledgor owns or possesses no other Securities.

            3.  PLEDGE OF SECURITIES, ETC.

            3.1 Pledge. To secure the Obligations and for the purposes set forth in Section 1, each Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral; (ii) pledges and deposits as security with the Pledgee all Securities owned by each Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by each Pledgor in the case of Stock (and accompanied by any transfer tax stamps required in connection with the pledge of such securities, with signatures appropriately guaranteed to the extent required), or such other instruments of transfer as are acceptable to the Pledgee; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of each Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

            3.2 Subsequently Acquired Securities. If the Pledgors shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, each Pledgor will forthwith pledge and deposit such Securities as security with the Pledgee and deliver to the Pledgee certificates or instruments thereof, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank in the case of Stock (and accompanied by any transfer tax stamps required in connection with the pledge of such securities, with signatures appropriately guaranteed to the extent required), by each Pledgor or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of each Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder any shares of stock at any time and from time to time after the date hereof acquired by such Pledgor of any Foreign Corporation, provided that (x) no Pledgor (to the extent that it is a Domestic Subsidiary of the Borrower) shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation and (y) each Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation.

            3.3 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether or not now owned or hereafter acquired) are uncertificated securities, each Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York

Uniform Commercial Code if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

            3.4 Definitions of Pledged Stock, Pledged Notes, Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities", and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral".

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of each Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and (except to the extent an Event of Default as specified in Section 9.05 of the Credit Agreement has occurred) each Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement any other Credit Document or any Secured Interest Rate Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Secured Creditor therein. All such rights of such Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Securities shall be paid to each Pledgor, provided that all dividends payable in respect of the Pledged Securities which are determined by the Pledgee, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral (unless such cash dividends are applied to repay the Obligations pursuant to Section 9 of this Agreement). The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock, or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

           (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by each Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of each Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to each Pledgor;

           (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

           (iv) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of each Pledgor, with full power of substitution to do
      so); and

            (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

            8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other further action in any circumstances without demand or notice.

            9. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied in accordance with Section 7 of the Subsidiary Guaranty Security Agreement.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor agrees (i) to indemnify and hold harmless the Pledgee and the Secured Creditors from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Pledgee and the Secured Creditors for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and
(ii) above, for those arising from the Pledgee's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof or thereof. If and to the extent that the obligations of each Pledgor under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            12. FURTHER ASSURANCES. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at each Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of each Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

            (b) Each Pledgor hereby appoints the Pledgee, each Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

            14. TRANSFER BY THE PLEDGORS. Each Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

            15.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.
  (a)  Each  Pledgor represents, warrants and covenants that:

            (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;

           (ii) it has full power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement;

          (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

           (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

            (v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of such court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the Certificate of Incorporation or By-Laws of such Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

           (vi) all the shares of the Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;

          (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

         (viii) the pledge, collateral assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Securities.

            (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

            (c) Each Pledgor covenants and agrees that it will take no action which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which would have the effect of impairing the position or interests of the Pledgee or any Secured Creditor under any Secured Debt Agreement.

            16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Debt Agreements, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

           (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

          (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

           (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

            (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to each Pledgor or any Subsidiary of each Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not each Pledgor shall have notice or knowledge of any of the foregoing.

            17.  REGISTRATION,  ETC.  (a) If an  Event  of  Default  shall  have occurred and be continuing and each Pledgor shall have received from the Pledgee a written request or requests that each Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Securities each Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Pledgee shall furnish to each Pledgor such information regarding the Pledgee as each Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Securities against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to each Pledgor by the Pledgee expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days' notice of the time and place of any such sale shall be given to each Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

            18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of each Pledgor, will execute and deliver to each Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to each Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Secured Interest Rate Agreements have been terminated, no Letter of Credit, Loan or Note is outstanding and all other Obligations have been paid in full.

            (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

            (c) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed by its principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or
(b). If requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the relevant Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 18.

            19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

            (i)   if to Stonebury, at:

                  The Stonebury Group Incorporated
                  3100 Mill Street
                  Suite 214
                  Reno, Nevada  89502
                  Attention:  President

                  With a copy to:

                  HCA Holdings, Inc.
                  c/o Kelso & Company, Inc.
                  305 Park Avenue
                  New York, New York 10022
                  Attention: James J. Connors, II

            (ii)  if to Hosiery Corporation International, at:

                  3369 Progress Drive
                  Bensalem, Pennsylvania  19020
                  Attention:  President

                  With a copy to:

                  HCA Holdings, Inc.
                  c/o Kelso & Company, Inc.
                  305 Park Avenue
                  New York, New York  10022
                  Attention: James J. Connors, II

            (iii) if to U.S. Textile, at:

                  U.S. Textile Corp.
                  Chesterfield Avenue
                  RD SC 903
                  a/k/a 1792 Silkies Blvd.
                  Lancaster, South Carolina 92721
                  Attention:  President

                  With a copy to:

                  HCA Holdings, Inc.
                  c/o Kelso & Company, Inc.
                  305 Park Avenue
                  New York, New York  10022

                  Attention: James J. Connors, II

            (iv)  if to the Pledgee, at:

                  Bankers Trust Company
                  One Bankers Trust Plaza
                  130 Liberty Street
                  New York, New York  10006
                  Attention:  Mary Kay Coyle


            (v) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Credit Agreement;

            (vi) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to each Pledgor and the Pledgee;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor and the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks); provided, however, that no such change, waiver, modification or variance shall be made to Section 9 hereof or this
Section 20 without the consent of each Secured Creditor adversely affected thereby, provided further, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

            21. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that each Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Banks or to the extent required by Section 12.12 of the Credit Agreement, all of the Banks), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            22. WAIVER OF JURY TRIAL. Each Pledgor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                              THE STONEBURY GROUP INCORPORATED,
                                      as Pledgor


                              By____________________________
                                   Name:   Arthur Hughes
                                   Title:  Assistant Secretary


                              U.S. TEXTILE CORP.,
                                      as Pledgor


                              By____________________________
                                   Name:   H. Lengers
                                   Title:  President


                              HOSIERY CORPORATION INTERNATIONAL


                              By____________________________
                                   Name:   John Biagini
                                   Title:  President


                              BANKERS TRUST COMPANY,
                                      as Collateral Agent and as Pledgee


                              By____________________________
                                   Name:   Mary Kay Coyle
                                   Title:  Managing Director

                                                                ANNEX A



                              LIST OF SUBSIDIARIES


                                  Jurisdiction
                                       of
     Name                         Incorporation
     ----                         -------------



     None.

                                     ANNEX B



                                  LIST OF STOCK


Name of Issuing    Type of     Number of                        Percentage
  Corporation      Shares       Shares       Certificate No.      Owned
---------------    -------     ---------     ---------------    ----------



None.

                                     ANNEX C



                                  LIST OF NOTES


    Issuer        Principal Amount        Interest Rate        Maturity Date
    ------        ----------------        -------------        -------------



    None.

                                                          [EXHIBIT I-1 CONFORMED
                                                                    AS EXECUTED]



                                BORROWER
                           SECURITY AGREEMENT


                                 between


                   HOSIERY CORPORATION OF AMERICA, INC


                                   and


                         BANKERS TRUST COMPANY,

                           as Collateral Agent




                      Dated as of November 20, 1997

                            TABLE OF CONTENTS


                                                                   Page

ARTICLE I      SECURITY INTERESTS...................................  2
      1.1  Grant of Security Interests..............................  2
      1.2  Power of Attorney........................................  2

ARTICLE II    GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.....  3
      2.1  Necessary Filings........................................  3
      2.2  No Liens.................................................  3
      2.3  Other Financing Statements...............................  3
      2.4  Chief Executive Office; Records..........................  4
      2.5  Location of Inventory and Equipment......................  4
      2.6  Trade Names; Change of Name..............................  5
      2.7  Recourse.................................................  5

ARTICLE III    SPECIAL PROVISIONS CONCERNING
               RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS............  6
      3.1  Additional Representations and Warranties................  6
      3.2  Maintenance of Records...................................  6
      3.3  Modification of Terms; etc...............................  7
      3.4  Collection...............................................  7
      3.5  Direction to Account Debtors; etc........................  7
      3.6  Instruments..............................................  8
      3.7  Further Actions..........................................  8

ARTICLE IV     SPECIAL PROVISIONS CONCERNING TRADEMARKS.............  8
      4.1  Additional Representations and Warranties................  8
      4.2  Licenses and Assignments.................................  8
      4.3  Infringements............................................  8
      4.4  Preservation of Marks....................................  9
      4.5  Maintenance of Registration..............................  9
      4.6  Future Registered Marks..................................  9
      4.7  Remedies.................................................  9

ARTICLE V      SPECIAL PROVISIONS CONCERNING
               PATENTS AND COPYRIGHTS............................... 10
      5.1  Additional Representations and Warranties................ 10
      5.2  Licenses and Assignments................................. 10
      5.3  Infringements............................................ 10

                                      (i)

      5.4  Maintenance of Patents................................... 11
      5.5  Prosecution of Patent Application........................ 11
      5.6  Other Patents and Copyrights............................. 11
      5.7  Remedies................................................. 11

ARTICLE VI     PROVISIONS CONCERNING ALL COLLATERAL................. 12
      6.1  Protection of Collateral Agent's Security................ 12
      6.2  Warehouse Receipts Non-negotiable........................ 12
      6.3  Further Actions.......................................... 12
      6.4  Financing Statements..................................... 13

ARTICLE VII    REMEDIES UPON OCCURRENCE OF EVENT OF
               DEFAULT.............................................. 13
      7.1  Remedies; Obtaining the Collateral Upon Default.......... 13
      7.2  Remedies; Disposition of the Collateral.................. 14
      7.3  Waiver of Claims......................................... 15
      7.4  Application of Proceeds.................................. 16
      7.5  Remedies Cumulative...................................... 17
      7.6  Discontinuance of Proceedings............................ 18

ARTICLE VIII   INDEMNITY............................................ 18
      8.1  Indemnity................................................ 18
      8.2  Indemnity Obligations Secured by Collateral; Survival.... 20

ARTICLE IX     DEFINITIONS.......................................... 20

ARTICLE X      MISCELLANEOUS........................................ 24
      10.1  Notices................................................. 24
      10.2  Waiver; Amendment....................................... 24
      10.3  Obligations Absolute.................................... 25
      10.4  Successors and Assigns.................................. 25
      10.5  Headings Descriptive.................................... 26
      10.6  Severability............................................ 26
      10.7  GOVERNING LAW........................................... 26
      10.8  Assignor's Duties....................................... 26
      10.9  Termination; Release.................................... 26
      10.10 Collateral Agent........................................ 27

ANNEX A     Schedule of Existing Financing Statements
ANNEX B     Schedule of Record Locations


                                      (ii)

ANNEX C     Schedule of Equipment and Inventory Locations
ANNEX D     Schedule of Trade and Fictitious Names
ANNEX E     Schedule of Marks
ANNEX F     Schedule of Patents and Applications
ANNEX G     Schedule of Copyrights and Applications




                                     (iii)

                           BORROWER SECURITY AGREEMENT


            AMENDMENT AND RESTATEMENT, dated as of November 20, 1997, to Security Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Security Agreement") between HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Assignor") and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement.


                          W I T N E S S E T H :


            WHEREAS, the Assignor, the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (the "Agent"), have entered into an Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing inter alia for the making of Loans, and the issuance of, and participation in, Letters of Credit as contemplated therein (the Banks from time to time party to the Credit Agreement and the Agent being herein called the "Bank Creditors");

            WHEREAS, the Assignor may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bankers Trust Company, in its individual capacity ("BTCo"), any Bank or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Bank ceases to be a Bank under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Bank Creditors, collectively the "Secured Creditors");

            WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Assignor shall have executed and delivered to the Collateral Agent this Agreement;

            WHEREAS, the Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the benefit accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties and hereby covenants and agrees as follows:

                                    ARTICLE I

                               SECURITY INTERESTS

            1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, the Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest of first priority in, all of the right, title and interest of the Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Assignor symbolized by the Marks, (vi) the Cash Collateral Account established for the Assignor and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof, (viii) all computer programs of the Assignor and all intellectual property rights therein and all other proprietary information of the Assignor, including, but not limited to, Trade Secrets, (ix) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities), and (x) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral").

      (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agreement.

            1.2 Power of Attorney. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            The   Assignor   represents,    warrants   and   covenants,    which
representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons therein (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Annex A hereto (the "Permitted Filings")) and subject to no other Liens (except Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

            2.2 No Liens. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, permitted under Sections 8.03 (a), (b) and (d) of the Credit Agreement or evidenced by the Permitted Filings), and Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

            2.3 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto and so long as the Total Commitment has not been terminated or any Letter of Credit remains outstanding or any of the Obligations remain unpaid or any Secured Interest Rate Agreement remains in effect, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor or as permitted by the Credit Agreement.

            2.4 Chief Executive Office; Records. The chief executive office of the Assignor is located at 3369 Progress Drive, Bensalem, Pennsylvania 19020. The Assignor will not move its chief executive office except to such new location as the Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all

Receivables and Contract Rights and Trade Secrets of the Assignor and the only original books of account and records of the Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex B, or at such new locations as the Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights and Trade Secrets of the Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as the Assignor may establish in accordance with the last sentence of this Section 2.4. The Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by the Assignor is located at one of the locations shown on Annex C attached hereto. The Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex C hereto, or such new location as the Assignor may establish in accordance with the last sentence of this Section 2.5, provided that Equipment may be removed from any such location so long as (x) such Equipment is returned to such location within 30 days after such removal and (y) the replacement value of all of the Assignor's Equipment which has been removed from one of the locations shown on Annex C, or from a new location established in accordance with the last sentence of this
Section 2.5, and has not been returned to any such location, does not exceed $100,000 in the aggregate at any one time. The Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.6 Trade Names; Change of Name. The Assignor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex D hereto. The Assignor has only operated under each name set forth in Annex D in the jurisdiction or jurisdictions set forth opposite each such name on Annex D. The Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex D hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this
Section 2.6. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.7  Recourse.  This  Agreement  is made with full  recourse  to the
Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Assignor contained herein, in the Secured Interest Rate Agreements and otherwise in writing in connection herewith or therewith.


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

            3.1 Additional Representations and Warranties. As of the time when each of its accounts receivable arises, the Assignor shall be deemed to have represented and warranted that such receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor, subject to adjustments customary in the business of the Assignor, and evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of the Assignor, and
(iv) will be in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

            3.2 Maintenance of Records. The Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Assignor will make the same available to the Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon demand. The Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts, such copies, if requested by the Collateral Agent while an Event of Default is in existence, to be certified as true and complete by an appropriate officer of the Assignor) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor) at any time upon its demand. If the Collateral Agent so directs, the Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of the Assignor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.3 Modification of Terms; etc. The Assignor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.4 hereof and (ii) so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, the Assignor may modify, make adjustments with respect to, extend or renew any Contracts in the ordinary course of business. The Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.4 Collection. The Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, the Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

            3.5 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs the Assignor, to the extent permitted by applicable law, the Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and/or any Contracts and may adjust, settle or compromise the amount of payment thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

            3.6 Instruments. If the Assignor owns or acquires any Instrument, the Assignor will within 10 days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            3.7 Futher Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1 Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful owner or licensee of the Marks listed in Annex E attached hereto and that said listed Marks constitute all the marks registered in the United States Patent and Trademark Office that the Assignor now owns or uses in connection with its business. The Assignor represents and warrants that it owns or is licensed to use all Marks that it uses. The Assignor further warrants that it is aware of no third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any trademark or service mark in a manner which could have a material effect on the financial condition, business or property of the Assignor.

            4.2 Licenses and Assignments. The Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

            4.3 Infringements. The Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of the Assignor's rights in and to any significant Mark, or with respect to any party claiming that the Assignor's use of any significant Mark violates any property right of that party, to the extent that such infringement or violation could have a material effect on the financial condition, business or property of the Assignor. The Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any person infringing any significant Mark in a manner consistent with its past practice and in the ordinary course of business.

            4.4 Preservation of Marks. The Assignor agrees to use its significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

            4.5 Maintenance of Registration. The Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registration which could have a material effect on the financial condition, business or property of the Assignor, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent. The Assignor agrees to notify the Collateral Agent one (1) month prior to the dates on which the affidavits of use or the applications for renewal registration are due that the affidavit of use or the renewal is being processed.

            4.6 Future Registered Marks. If any mark registration issues hereafter to the Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate the Assignor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

            4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, in which case the Assignor agrees to execute an assignment in form and substance satisfactory to the Collateral Agent, of all its rights, title and interest in and to the Marks to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of the Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of the Assignor in connection with which the Marks have been used; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change the Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                             PATENTS AND COPYRIGHTS

            5.1 Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in the Patents listed in Annex F attached hereto and in the Copyrights listed in Annex G attached hereto, that said Patents constitute all the United States patents and applications for United States patents that the Assignor now owns and that said Copyrights constitute all the registered United States copyrights that the Assignor now owns. The Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now owns, uses or practices under. The Assignor further warrants that it is aware of no third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright in a manner which could have a material effect on the financial condition, business or property of the Assignor.

            5.2 Licenses and Assignments. The Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

            5.3 Infringements. The Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Assignor with respect to any infringement or other violation of the Assignor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or Copyright violates any property right of that party, to the extent that such infringement or violation could have a material effect on the financial condition, business or property of the Assignor. The Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any person infringing any significant Patent or Copyright in a manner consistent with its past practice and in the ordinary course of business.

            5.4 Maintenance of Patents. At its own expense, the Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force rights under each Patent.

            5.5 Prosecution of Patent Application. At its own expense, the Assignor shall diligently prosecute all applications for United States patents listed on Annex F hereto, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

            5.6 Other Patents and Copyrights. Within thirty (30) days of acquisition of a United States Patent or Copyright, or of filing of an application for a United States Patent or Copyright, the Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

            5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the Assignor take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Assignor agrees to execute an assignment in form and substance satisfactory to the Collateral Agent of all its right, title, and interest to such Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Patents and Copyrights; (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and the Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1 Protection of Collateral Agent's Security. The Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. The Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee) and deposited with the Collateral Agent. If the Assignor shall fail to insure such Inventory to the extent required by the Credit Agreement, or if the Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Assignor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds of such insurance in accordance with Section 7.4. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

            6.2 Warehouse Receipts Non-negotiable. The Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

            6.3 Further Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            6.4 Financing Statements. The Assignor agrees to sign and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees and related expenses. The Assignor authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor.


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            7.1 Remedies; Obtaining the Collateral Upon Default. The Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor;

            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

            (iii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

            (iv) sell, assign or otherwise liquidate, or direct the Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation; and

            (v) take possession of the Collateral or any part thereof, by directing the Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Assignor shall at its own expense:

                  (A) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                  (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                  (C) while the Collateral shall be so stored and kept,  provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

            (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine.

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation.

            7.2 Remedies; Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the

Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the Assignor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten
(10) days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding on Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

            7.3 Waiver of Claims. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S
TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

            7.4 Application of Proceeds. (a) The proceeds of any Collateral obtained pursuant to Section 7.1 or disposed of pursuant to Section 7.2 shall be applied as follows:

            (i) first, to the payment of all Obligations to the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligation" contained in Article IX hereof;

            (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 7.4(c) with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed to be applied, with respect to the Credit Document Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Document Obligations; and

            (iii) third, to the extent remaining after the application  pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 10.9 hereof, to the Assignor or to whomever may be lawfully entitled to receive such payment.

            (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured
Creditor and the denominator of which is the then outstanding amount of all Obligations.

            (c) All payments required to be made to the (i) Bank Creditors hereunder shall be made to the Agent for the account of the respective Bank Creditors and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Secured Interest Rate Agreement or, in the case of Secured Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

            (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Agent for a determination (which the Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Interest Rate Creditor for a determination (which each Interest Rate
Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Agreement Obligations other than principal, interest and regularly accruing fees are owing to any Bank Creditor and (y) no Secured Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

            (e) It is understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the sum referred to in clause (a) of this Section with respect to the Assignor.

            7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Secured Interest Rate Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                    INDEMNITY

            8.1 Indemnity.  (a) The Assignor agrees to indemnify,  reimburse and hold the Collateral Agent, each Secured Creditor and its respective successors, assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this
Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Secured Interest Rate Agreement, any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a), Assignor agrees to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because the Assignor shall have failed to comply with its obligations under this Agreement or any Credit
Document), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 8.1(a) or (b), the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement, any Secured Interest Rate Agreement or any other Credit Document or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Secured Interest Rate Agreement or any other Credit Document.

            (d) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Loans made under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                   DEFINITIONS

The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

            "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Collateral" shall have the meaning provided in Section 1.1(a).

            "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of the Assignor (including, without limitation, all rights to payment) under each Contract.

            "Contracts" shall mean all contracts between the Assignor and one or more additional parties.

            "Copyrights" shall mean any U.S. copyright to which Assignor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by the Assignor.

      "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by the Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default, after any applicable grace period, under any Secured Interest Rate Agreement.

            "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1.

            "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Assignor's property.

            "Marks" shall mean any trademarks and service marks now held or hereafter acquired by the Assignor, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by the Assignor in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

            "Obligations" shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause
(i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii) and (iii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral,or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

            "Patents" shall mean any U.S. patent to which the Assignor now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by the Assignor.

            "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all of the Assignor's rights to payment for goods sold or leased or services performed by the Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Assignor to secure the foregoing, (b) all of the Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

            "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Secured Interest Rate Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of the Assignor worldwide whether written or not written.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth opposite its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

            10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks), provided, however that no such change, waiver, modification or variance shall be made to Section 7.4 hereof or this
Section 10 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

      (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

            10.3 Obligations Absolute. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document or any Secured Interest Rate Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of Section 10.2 hereof; or (c) any amendment to or modification of any Credit

Document or any Secured Interest Rate Agreement or any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

            10.4 Successors and Assigns. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors on their behalf.

            10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            10.8  Assignor's  Duties.  It is expressly  agreed,  anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

            10.9  Termination;  Release.  (a) After the termination of the Total
Commitment and all Secured Interest Rate Agreements, when no Note or Letter of Credit is outstanding and when all Loans and other Obligations have been paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

            (b) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Pledgee shall, at the request of the Borrower and the Pledgor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or otherwise has been approved in writing by the Required Banks and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement or any consent or waiver with respect thereto.

            (c) At any time that the Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b). In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9. Upon any release of Collateral pursuant to Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

            10.10 Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 10.2 of this Agreement or Section 12.12 of the Credit Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this Section 10.10, may not be amended or modified without the consent of the Agent.


                    *               *               *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.




Addresses:                         HOSIERY CORPORATION OF AMERICA, INC.,
3369 Progress Drive                    as Assignor
Bensalem, PA  19020
Attention:  Arthur Hughes               /s/  Arthur Hughes
                                   By________________________________
     with a copy to:                    Title:  Vice President, CFO

HCA Holdings, Inc.
c/o Kelso & Company, Inc.
305 Park Avenue
New York, New York  10022
Attention:  James C. Connors, II



One Bankers Trust Plaza            BANKERS TRUST COMPANY,
130 Liberty Street                     as Collateral Agent
New York,New York  10006
Attention: Mary Kay Coyle               /s/  Mary Kay Coyle
                                   By_______________________________
                                        Title:  Managing Director

                                     ANNEX A


                    SCHEDULE OF EXISTING FINANCING STATEMENTS




None (except for Permitted Liens)

                                     ANNEX B


                          SCHEDULE OF RECORD LOCATIONS



1.     Hosiery Corporation of America, Inc.
       3369 Progress Drive
       Bensalem, PA  19020


2.     Hosiery Corporation of America, Inc.
       354-56 Dunksferry Road
       Bensalem, PA  19020


3.    Hosiery Corporation of America, Inc.
      Road SC 903, A/K/A 1792 Silkies Blvd.
      Lancaster, SC  29721

                                     ANNEX C


                  SCHEDULE OF EQUIPMENT AND INVENTORY LOCATIONS



1.    3369 Progress Drive
      Bensalem, PA  19020


2.    354-56 Dunksferry Road
      Bensalem, PA  19020


3.    Chesterfield Avenue
      Road SC 903, A/K/A 1792 Silkies Blvd.
      Lancaster, SC  29721


4.    157 Westview Drive
      Meadeville, PA  16335


5.    Market Incentives Corporation
      11 Bacton Hill Road
      Frazer, PA  19355


6.    155 Rowland Avenue
      Heath Springs, SC  29058

                                     ANNEX D


                     SCHEDULE OF TRADE AND FICTICIOUS NAMES




None.

                                     ANNEX E
                         HOSIERY CORPORATION OF AMERICA
              SCHEDULE OF TRADEMARK REGISTRATIONS AND APPLICATIONS

                      HOSIERY CORPORAITON OF AMERICA, INC.
                              REGISTERED TADEMARKS

MARK                            REG. NO.  REG. DATE    COUNTRY     OWNER
----                            --------  ---------    -------     -----

Always There (Stylized          1406850    8/26/86       US         HCA
Letters)
BBH (Stylized Letters)          0748833    4/30/83       US         HCA
Bear (Design Only)              0747900     4/9/83       US         HCA
Bear with Top Hat (Design       0405491     2/1/84       US         HCA
Only)
D and Crown Design              0765540    2/25/84       US         HCA
Durawear                        0765539    2/25/84       US         HCA
Enchantress (Stylized Letters)  0248742    10/30/88      US         HCA
Fiberlock                       0765150    2/18/84       US         HCA
Lavco (Stylized Letters)        1471167     1/5/88       US         HCA
Lola (Stylized Letters)         0749155     5/7/83       US         HCA
Maximizer                      2,061,770   5/13/97       US         HCA
Neumode (Stylized Letters)      0550108    10/30/71      US         HCA
Paramount                       0116449     1/5/77       US         HCA
Paraqueens (Stylized Letters)   0154652    4/18/82       US         HCA
Shapely Perfection             2,074,436   6/24/97       US         HCA
Sheer Charm                     844,619    2/20/68       US         HCA
Silkies                        1,503,070    8/3/84       US         HCA
Silkies                          648505    10/18/93    TAIWAN       HCA
Sophisticated Intimates (Mail   1944588    12/26/95      US         HCA
Order)
The Video Store that Comes to   1824756     3/1/94       US         HCA
You!

                      HOSIERY CORPORATION OF AMERICA, INC.
                             TRADEMARK APPLICATIONS

MARK                            APP. NO.   DATE FILED   COUNTRY     OWNER
----                            --------   ----------   -------     -----

Beautiful Visions              74/705,950   7/25/95       US         HCA
Lauren Madison                 74/716,376   8/16/95       US         HCA
Nicole Ashton & Design         74/587,828   10/20/94      US         HCA
(Cosmetics/Parent)
Nicole Ashton                  74/802,812   10/20/94      US         HCA
(Cosmetics/Child)
Shades of Silk                 74/705,949   7/25/95       US         HCA
Silkies Ultra                  75/322,036   7/10/97       US         HCA
Sophisticated Intimates        75/146,245    8/6/96       US         HCA
(Clothing)
The Most Beautiful Legs in
the World                      75/094,866   4/26/96       US         HCA
Wear Silkies
TLC                            74/530,481   5/27/94       US         HCA

                                     ANNEX F


                            PATENTS AND APPLICATIONS


A.     Patents


      1.     U.S. Patent No.:  D277,299

            Title:      Taxicab Advertising Sign
            Inventor:   Eugene Nelson
            Issued:     January 22, 1984 (14 year term)
            Assignee:   Hosiery Corporation of America, Inc.



      2.     U.S. Patent No.:  4,385,478

            Title:      Folding and Packing machine for Pantyhose
            Inventor:   Bernard H. Veerkamp
            Issued:     May 31, 1983 (17 year term)
            Assignee:   Hosiery Corporation of America, Inc.

                                     ANNEX G
                             SCHEDULE OF COPYRIGHTS
                      HOSIERY CORPORATION OF AMERICA, INC.

TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                     ---------         ---------

"GRUMPY TO GORGEOUS" LETTER                        TX 2,724,062     89/12/19
"LEG LOTTO" CARD                                   TX 2,713,798     89/12/19
"LOOK LIKE A FRUMP" LETTER                         TX 2,713,802     89/12/19
"NEW" LOOK BUCKSLIP - PCT.M0994                    TX 4,016,434     95/05/19
"NO SAGS" PAMPHLET                                 TX 2,713,803     89/12/19
"SEE FOR YOURSELF" ANNOUNCEMENT                    TX 2,713,804     89/12/19
"SHOW ME"" ORDER                                   TX 2,713,806     89/12/19
"WE-WANT-YOU-BACK" CERTIFICATE-RTD.004.01-FT80-D   TX 4,124,957     95/09/21
"WHY STAY WITH HCA" PAMPLET                        TX 2,713,801     89/12/19
10 CENT CHECK MAILER ENVELOPE - HC01293-6          TX 3,926,226     94/08/l7
10 CENT CHECK RETURN ENVELOPE - HCB1293-5          TX 3,987,817     94/08/17
10 CENT SWEEPS ANNOUMCEMENT - HCF1293-1            TX 3,926,153     94/08/17
1987 SPRING/SUMMER CATALOG                         TX 2,052,633     87/04/07
1989 FALL/WINTER ADD-ON BROCHURE NO. 0753
   ("DAY" VERSION)                                 TX 2,651,728     89/09/22
1989 FALL/WINTER ADD-ON BROCHURE NO. 0755
   ("NIGHT" VERSION)                               TX 2,655,121     89/09/22
1990 SPRING/SUMMER ADD-ON BROCHURE
   CELEBRATE ROMANCE                               TX 2,789,520     90/03/27
1990 SPRING/SUMMER ADD-ON BROCHURE ELEGANT
    ESSENTIALS                                     TX  2,789,521    90/03/27
1995 REDEMPTION CATALOG - MCG.007.37               TX 4,117,929     95/09/21
2ND WINNER LETTER                                  TX 4,060,525     95/05/19
3-PART REFERRAL CARD                               TX 4,117,944     95/09/21
3RD EARLY BIRD WINNER ANNOUNCEMENT - 1324AN        TX 4,024,860     95/09/21
6 PAIR DOGGIE BAG W/SWEEPS - MOE.700.01            TX 3,895,792     94/08/17
ADD -ON INVOICE W/ QUESTIONAIRE - ADC.100.01       TX 4,016,481     95/05/19
ADD-ON INVOICE W/REFERRALS - ADC.100.02            TX 4,124,989     95/09/21
BIRTHDAY GIFT CARD                                 TX 2,713,796     89/12/19
BODY BEAUTIFUL COLLECTION BROCHURE                 TX 4,117,935     95/09/21

                        SCHEDULE OF COPYRIGHTS CONTINUED
                      HOSIERY CORPORATION OF AMERICA, INC.


TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                      --------         ---------

BROCHURE                                           TX 2,052,635     87/04/07
BROCHURE - LACEY DANCER - KBD.OO1.O1               TX 3,931,412     94/08/23
BUSINESS REPLY CARD 900269                         TX 2,052,632     87/04/07
BUSINESS REPLY CARD RDF287                         TX 2,052,638     87/04/07
BUSINESS REPLY CARD RDI287                         TX 2,052,639     87/04/07
BUSINESS REPLY CARD RDJ287                         TX 2,052,637     87/04/07
BUSINESS REPLY CARD RDK287                         TX 2,052,636     87/04/07
CATALOG INSERT                                     TX 2,052,634     87/04/07
DIGITAL WRISTWATCH BUCKSLIP                        TX 2,713,781     89/12/19
DISASTER RECOVERY PLAN                             TXU 380-040      89/09/07
DOORWAY TO FORTUNE ENTRY CARD - HCD1293-7          TX 3,926,228     94/08/17
EARLY BIRD CASH COMBO ENTRY - HLC1293-2            TX 3,926,230     94/08/17
FALL/WINTER  '93 ADD-ON  BROCHURE VERSION "A"      TX 3,931,408     94/08/23
FALL/WINTER '93 ADD-ON BROCHURE VERSION "B"        TX 3,931,409     94/08/23
FALL/WINTER '93 ADD-ON BROCHURE VERSION "C"        TX 3,931,406     94/08/23
FAMILY & FRIENDS ANNOUNCEMENT
  W/INVOICE-CRF.100.01                             TX 4,060,529     95/05/19
FAMILY & FRIENDS COUPON - BPR94                    TX 4,016,432     95/05/19
FAMILY & FRIENDS GIVAWAY LETTER                    TX 4,060,527     95/05/19
FAMILY & FRIENDS OUTERWRAP - R05                   TX 4,060,528     95/05/19
FREE GIFT SLIPSHEET                                TX 4,117,938     95/09/21
FRONT END DOGGIE BAG - MDB.001.01                  TX 3,895,796     94/08/17
FRONT END NOTICE W/INVOICE & ORDER ICF.001.01      TX 4,124,992     95/09/21
GENERIC  DOGGIE  BAG -  MOF.020.01                 TX 3,895,797     94/08/17
GENERIC DOGGIE BAG - MTG.9OO.O1                    TX 3,895,791     94/08/17
GIFT REDEMPTION CATALOG                            TX 2,276,573     88/02/23
GRUMPY TO GORGEOUS ENVELOPE                        TX 2,940,550     89/12/19

                        SCHEDULE OF COPYRIGHTS CONTINUED
                      HOSIERY CORPORATION OF AMERICA, INC.

TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                      --------         ---------

HANDI LIGHT SLIP SHEET - HCS1293-9                 TX 3,926,225     94/08/17
HANDI LIGHT SLIP SHEET - HLI1293-3                 TX 3,926,220     94/08/17
HAPPY FAMILY SWEEPSTAKES CARD (TIC TAC TOE)        TX 2,713,783     89/12/19
HAPPY FAMILY SWEEPSTAKES CARD CARNIVAL             TX 2,713,799     89/12/19
HAPPY FAMILY SWEEPSTAKES CARD COMBINATION CASH     TX 2,713,785     89/12/19
HAPPY FAMILY SWEEPSTAKES CARD SUPER SLOTS          TX 2,713,784     89/12/19
HAPPY FAMILY SWEEPSTAKES CARD-DIVE FOR DOLLARS     TX 2,970,403     89/12/19
HAPPY FAMILY SWEEPSTAKES CARD-STRIKE IT RICH       TX 3,124,052     89/12/19
HOSIERY SLIPSHEET HSP-2                            TX 2,713,787     89/12/19
INDEPENDENCE MAIL CARD                             TX 2,713,788     89/12/19
INVOICE LACEY DANCER - KLD.001.O1                  TX 3,927,073     94/08/23
INVOICE W/SWEEP, HOSE CHART & SPONSOR
  LABELS CCD.O4O.O1                                TX 4,049,404     94/08/23
LETTER LACEY DANCER - KLL.001.01                   TX 3,878,412     94/08/17
LOTTO GAME RETURN ENVELOPE - HLB1293-5             TX 3,987,818     94/08/17
LOTTO GAMESWEEPSANNa!NCE@lENT-HlF1293-1            TX 3,926,152     94/08/17
LUCKY KEY CASE SLIPSHEET - HCK1293-8               TX 3,926,227     94/08/17
MAXIMIZER BRA SLIPSHEET - 1289AD                   TX 4,060,531     95/05/19
MONEY SAVING CERTIFICATE-RTE.005.01-FT8I-E         TX 4,124,958     95/09/21
MYSTERY GIFT INSERT                                TX 4,117,936     95/09/21
NOTICE & REACTIVATION FORM                         TX 3,124,046     89/12/19
NOTICE OF INTENT CARD WITH GIFT                    TX 2,713,791     89/12/19
OFF-WHITE REACTIVATION SLIPSHEET - FKHOI           TX 4,016,429     94/05/l9
OFF-WHITE SLIPSHEET - ACWO1                        TX 4,016,433     95/05/19
OUTERWRAP MAILER - OWI.001.01                      TX 3,869,481     94/08/17
PERFUME ATOMIZER BUCKSLIP                          TX 2,713,786     89/12/19
PLASTIC DOGGIE BAG - MPT.042.01                    TX 4,016,479     95/05/19

                        SCHEDULE OF COPYRIGHTS CONTINUED
                      HOSIERY CORPORATION OF AMERICA, INC.

TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                      --------         ---------

QUEEN AND X-8UEEN INSERT - LN8695                  TX 4,117,933     95/09/21
QUICK WIN SWEEPS CARD - HEARTS OF GOLD SW-29       TX 3,856,281     94/08/23
RE-ENROLLMENT PRIVILEGE
  CERTIFICATE-RTF.OO6.Ol-FT82-F                    TX 4,124,988     95/09/21
REACTIVATION ENVELOPE                              TX 2,713,778     89/12/19
REACTIVATION ENVELOPE                              TX 2,713,797     89/12/19
REACTIVATION FORM                                  TX 2,713,779     89/12/19
REACTIVATION MAILED                                TX 2,713,780     89/12/19
REACTIVATION MAILER                                TX 2,713,794     89/12/19
REACTIVATION PAMPHLET                              TX 2,724,055     89/12/19
REFERRAL CARD - RFCB 93                            TX 3-878-383     94/08/23
RESOLICITATION MAILER                              TX 2,713,793     89/12/19
SHEER CHARM BROCHURE - HCR1293-10                  TX 3,926,224     94/08/17
SHEER CHARM BROCHURE - HLS1293-4                   TX 3,926,221     94/08/17
SILKIES SLIPSHEET - MLP.009.05                     TX 2,783,050     89/12/19
SILKIES SLIPSHEET - MLP.010.05                     TX 2,783,051     89/12/19
SLIP SHEET - BEOI                                  TX 4,060,532     95/05/19
SLIP SHEET - FEOI                                  TX 4,016,431     95/05/19
SNAP-OUT THREE PANEL CARD W/STAMP SHEETS           TX 2,713,792     95/05/19
SOLO CARD "COME BACK" - ST-10, TEXT J              TX 4,060,539     95/05/l9
SOLO CARD - BULK AND UPGRADE CONTROL               TX 4,117,945     95/09/21
SOLO CARD - CONTROL A                              TX 4,117,946     95/09/21
SOLO CARD - SC-A, TEXT G                           TX 4,060,535     95/05/19
SOLO CARD - ST-11, TEXT L
  (RE8UEST FOR CORRECT SIZE)                       TX 4,065,484     95/05/19
SOLO CARD - ST-7, TEXT H                           TX 4,060,537     95/05/19
SOLO CARD - ST-9, TEXT A1                          TX 4,065,486     95/05/19
SOLO CARD ST-11, TEXT K
  (REQUEST FOR CORRECT SIZE)                       TX 4,065,485     95/05/19

                        SCHEDULE OF COPYRIGHTS CONTINUED
                      HOSIERY CORPORATION OF AMERICA, INC.

TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                      --------         ---------

SOLO CARD w/SlO,OOO EARLY BIRD
  SWEEPSTAKES ENTRY - ST-3 TEXT D                  TX 4,065,487     95/05/19
SOLO CARD W/800 NUMBER TO CALL IN HOSE
  ORDER-ST-8, TEXT I                               TX 4,060,536     95/05/19
SOLO CARD W/TESTIHONIALS - ST-5 TEXT F             TX 4,060,538     95/05/19
SOLO CARD W/TRAPEZE TWINS - ST-1 TEXT B            TX 4,016,435     95/05/19
SOLO CARD W/VERTICAL GRAPHIC                       TX 4,117,934     95/09/21
SOLO CARD/CONTROL BULK & TIMING TEST-SCA/TEXT Al   TX 4,016,430     95/05/19
SOLO REPSONSE CARD W/LAUNDRY BAG GIFT              TX 2,713,809     89/12/19
SOLO RESPONSE CARD                                 TX 3,689,480     94/08/18
SOLO RESPONSE CARD                                 TX 3,882,447     94/08/17
SOLO RESPONSE CARD                                 TX 3,926,223     94/08/17
SOLO RESPONSE CARD                                 TX 3,926,229     94/08/17
SOLO RESPONSE CARD - FREE GIFT BOX                 TX 3,987,356     94/08/17
SOLO RESPONSE CARD - FREE SAMPLE                   TX 3,987,358     94/08/17
SOLO RESPONSE CARD - MCA                           TX 3,926,350     94/08/17
SOLO RESPONSE CARD - MT1                           TX 3,926,351     94/08/17
SOLO RESPONSE CARD - MTIO                          TX 3,888-124     94/08/17
SOLO RESPONSE CARD - MT2                           TX 3,926,348     94/08/17
SOLO RESPONSE CARD - MT3                           TX 3,926,352     94/08/17
SOLO RESPONSE CARD - MT5                           TX 3,926,349     94/08/17
SOLO RESPONSE CARD - HO COMMITMENT!
  NO OBLIGATION! NO KIDDING!                       TX 3,987,357     94/08/17
SOLO RESPONSE CARD - NON-SWEEPS                    TX 3,987,355     94/08/17
SOLO RESPONSE CARD - PNH ONLIES                    TX 3,926,222     94/08/17
SOLO RESPONSE CARD - STW ONLIES                    TX 3,869,477     94/08/17
SOLO RESPONSE CARD - SWEEPS                        TX 3,987,354     94/08/17
SOLO RESPONSE CARD W/BATH CUSHION GIFT             TX 2,789,517     90/03/27
SOLO RESPONSE CARD W/CALCULATOR/ORGANIZER GIFT     TX 2,789,516     90/03/27

                        SCHEDULE OF COPYRIGHTS CONTINUED
                      HOSIERY CORPORATION OF AMERICA, INC.

TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                      --------         ---------

SOLO RESPONSE CARD W/COSMETIC KIT GIFT             TX 2,713,811     89/12/19
SOLO RESPONSE CARD W/FREE GIFT STICKER             TX 3,869,379     94/08/17
SOLO RESPONSE CARD W/FREE SAMPLES                  TX 2,713,790     89/12/19
SOLO RESPONSE CARD W/HANDI LIGHT GIFT              TX 2,789,519     90/03/27
SOLO RESPONSE CARD W/LIPSTICK HOLDER &
  PURSE HANGER GIFT                                TX 2,789,518     90/03/27
SOLO RESPONSE CARD W/LUCKY PICK GAME               TX 3,869,478     94/08/17
SOLO RESPONSE CARD W/LUCKY PICK GAME               TX 3,882,446     94/08/17
SOLO RESPONSE CARD W/MINI ORGANIZER GIFT           TX 2,713,805     89/12/19
SOLO RESPONSE CARD W/MINI TRAVEL MAKEUP KIT GIFT   TX 2,789,515     90/03/27
SOLO RESPONSE CARD W/SEWING KIT GIFT               TX 2,714,808     89/12/19
SOLO RESPONSE CARD W/TRAVEL ALARM GIFT             TX 2,173,807     89/12/19
SOLO RESPONSE CARD W/WATCH GIFT                    TX 2,173,810     89/12/19
SOPHISTICATED INTlMATES SLIPSHEET W/ORDER FORMS    TX 4,060,526     95/05/19
SPECIAL PRODUCT OFFER LETTER - MLD.002.01          TX 2,724,064     89/12/19
SPECIAL PRODUCT OFFER LETTER - MLH.007.01          TX 2,724,058     89/12/19
SPECIAL PRODUCT OFFER LETTER - MLP.006.01          TX 2,724,057     89/12/19
SPECIAL PRODUCT OFFER LETTER - HLS.010.OI          TX 2,724,063     89/12/19
SPECIAL PRODUCTS BROCHURE - SPRING/SUMMER 1992
  W/SATIN BRA COVER                                TX 4,117,943     95/09/21
SPECIAL PRODUCTS BROCHURE - SPRlNG/SUMMER '95
  W/PUSH-UP BRA COVER                              TX 4,117,942     95/09/21
SPECIAL PRODUCTS BROCHURE-FALL/WINTER '94
  W/MAXIMIZER BRA COVER                            TX 4,016,427     95/05/19
SPECIAL PRODUCTS BROCHURE-FALL/WINTER
  '94 W/RADIANCE COLLECTION                        TX 4,016,428     95/05/19
SPRING/SUMMER 93 ADD ON BROCHURE VERSION "A"       TX 3,879,216     94/08/23
SPRING/SUMMER 93 ADD ON BROCHURE VERSION "B"       TX 3,879,215     94/08/23
SPRING/SUMMER 93 ADD ON BROCHURE VERSION "C"       TX 3,879,214     94/08/23
STEAK KNIFE BUCKSLIP                               TX 2,713,800     89/12/19

                        SCHEDULE OF COPYRIGHTS CONTINUED
                      HOSIERY CORPORATION OF AMERICA, INC.

TITLE OF WORK                                      REG. NO.         REG. DATE
-------------                                      --------         ---------

SWEEPS NOTICE LTR W/CHANGE OF ORDER &
  BENEFIT  CARD -  INB.002.01                      TX 4,028,817     94/08/17
SWEEPS  NOTICE LTR  W/CHANGE  ORDER & GIFT
  RESERVATION-INE.005.01                           TX 4,028,814     94/08/17
SWEEPSTAKES INVOICE - IRT.002.01                   TX 4,124,991     95/09/21
SWEEPSTAKES INVOICE W/BENEFIT CARD IRD.OO1.O1 TX 4,124,990 95/09/21 SWEEPSTAKES NOTICE LTR W/CHANGE OF
  ORDER-IFT.OOI.OI                                 TX 3,758,369     94/08/17
SWEEPSTAKES NOTICE LTR W/CHANGE OF
  ORDER-INF.OO6.Ol                                 TX 4,028,816     94/08/17
SWEEPSTAKES NOTICE LTR W/CHANGE OF
  ORDER-INH.OO8.Ol                                 TX 4,028,813     94/08/17
SWEEPSTAKES  NOTICE LTR W/ORDER &
  MYSTERY GIFT TAG -IND.OO4.Ol                     TX 4,028,815     94/08/17
SWEEPSTAKES NOTICE LTR  W/ORDER-INC.OO3.Ol         TX 3,758,371     94/08/17
T2 DOGGIE  BAG -  MDT.OO2.Ol                       TX 3,895,795     94/08/17
T3 DOGGIE BAG - MDH.OO3.O1                         TX 3,895,794     94/08/17
T4 DOGGIE BAG - MDF.OO4.O1                         TX 3,895,793     94/08/17
THANK YOU NOTE-MG.0994                             TX 4,060,530     95/05/19
TOURNAMENT OF CASH PAMPHLET - SW-28                TX 3,879,217     94/08/23
TRAVEL ALARM BUCKSLIP                              TX 2,713,789     89/12/19
TURN 2 - UPGRADE SLIPSHEET & HEAT
  SEALER GIFT - MCP.OOl.O2                         TX 4,060,534     95/05/19
TURN 2 INVOICE -  INY.005.01/SF87-7                TX 4,016,478     95/05/19
TURN 2 NOTICE W/INVOICE & ORDER ICF.002.01         TX 4,124,993     95/09/21
TURN 2 TEST NOTICE W/INVOICE & ORDER ICU.OIO.OI TX 4,124,994 95/09/21 TURN 3 - 6 PA!R INVOICE W/SHEER WAIST
  GRID - ING.007.02                                TX 3,926,154     94/08/17
TURN 3 - UPGRADE SLIPSHEET & MINI ORGANIZER
  GIFT - MCM.002.03                                TX 4,060,533     95/05/19
TURN 3 NOTICE W/INVOICE & ORDER ICF.003.01         TX 4,117,931     95/09/21
TURN 4 NOTICE W/INVOICE & ORDER - ICR.004.01       TX 4,117,930     95/09/21
TURN 4+ INVOICE - INZ.004.01/$F86-9                TX 4,016,480     95/05/19
UPGRADE SOLO  CARD TEST                            TX 4,117,937     95/09/21
WINNER ANNOUNCEMENT W/CALCULATOR 1161AN            TX 3,933,579     94/08/23

                                                          [EXHIBIT I-2 Conformed
                                                                    as Executed]





                          SUBSIDIARY GUARANTOR
                           SECURITY AGREEMENT


                                 between


                   SUBSIDIARIES OF HOSIERY CORPORATION
                            OF AMERICA, INC.


                                   and


                         BANKERS TRUST COMPANY,

                           as Collateral Agent




                      Dated as of November 20, 1997

                                TABLE OF CONTENTS


                                                                    Page

ARTICLE I      SECURITY INTERESTS...................................  2
                1.1  Grant of Security Interests....................  2
                1.2  Power of Attorney..............................  3

ARTICLE II     GENERAL REPRESENTATIONS, WARRANTIES AND
               COVENANTS............................................  3
      2.1  Necessary Filings........................................  3
      2.2  No Liens.................................................  3
      2.3  Other Financing Statements...............................  4
      2.4  Chief Executive Office; Records..........................  4
      2.5  Location of Inventory and Equipment......................  4
      2.6  Trade Names; Change of Name..............................  5
      2.7  Recourse.................................................  6

ARTICLE III    SPECIAL PROVISIONS CONCERNING
               RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS............  6
      3.1  Additional Representations and Warranties................  6
      3.2  Maintenance of Records...................................  6
      3.3  Modification of Terms; etc...............................  7
      3.4  Collection...............................................  7
      3.5  Direction to Account Debtors; etc........................  7
      3.6  Instruments..............................................  8
      3.7  Further Actions..........................................  8

ARTICLE IV     SPECIAL PROVISIONS CONCERNING TRADEMARKS.............  8
      4.1  Additional Representations and Warranties................  8
      4.2  Licenses and Assignments.................................  9
      4.3  Infringements............................................  9
      4.4  Preservation of Marks....................................  9
      4.5  Maintenance of Registration..............................  9
      4.6  Future Registered Marks..................................  9
      4.7  Remedies................................................. 10

ARTICLE V      SPECIAL PROVISIONS CONCERNING
               PATENTS AND COPYRIGHTS............................... 10
      5.1  Additional Representations and Warranties................ 10
      5.2  Licenses and Assignments................................. 11

                                      (i)

      5.3  Infringements............................................ 11
      5.4  Maintenance of Patents................................... 11
      5.5  Prosecution of Patent Application........................ 11
      5.6  Other Patents and Copyrights............................. 11
      5.7  Remedies................................................. 11

ARTICLE VI     PROVISIONS CONCERNING ALL COLLATERAL................. 12
      6.1  Protection of Collateral Agent's Security................ 12
      6.2  Warehouse Receipts Non-negotiable........................ 12
      6.3  Further Actions.......................................... 13
      6.4  Financing Statements..................................... 13

ARTICLE VII    REMEDIES UPON OCCURRENCE OF EVENT OF
               DEFAULT.............................................. 13
      7.1  Remedies; Obtaining the Collateral Upon Default.......... 13
      7.2  Remedies; Disposition of the Collateral.................. 15
      7.3  Waiver of Claims......................................... 16
      7.4  Application of Proceeds.................................. 16
      7.5  Remedies Cumulative...................................... 18
      7.6  Discontinuance of Proceedings............................ 18

ARTICLE VIII   INDEMNITY............................................ 19
      8.1  Indemnity................................................ 19
      8.2  Indemnity Obligations Secured by Collateral; Survival.... 20

ARTICLE IX     DEFINITIONS.......................................... 20

ARTICLE X      MISCELLANEOUS........................................ 25
      10.1  Notices................................................. 25
      10.2  Waiver; Amendment....................................... 25
      10.3  Obligations Absolute.................................... 25
      10.4  Successors and Assigns.................................. 26
      10.5  Headings Descriptive.................................... 26
      10.6  Severability............................................ 26
      10.7  GOVERNING LAW........................................... 26
      10.8  Assignors' Duties....................................... 26
      10.9  Termination; Release.................................... 27
      10.10 Collateral Agent........................................ 28


                                      (ii)

ANNEX A   Schedule of Existing Financing Statements
ANNEX B   Addresses and Schedule of Record Locations
ANNEX C   Schedule of Equipment and Inventory Locations
ANNEX D   Schedule of Trade and Fictitious Names
ANNEX E   Schedule of Marks
ANNEX F   Schedule of Patents and Applications
ANNEX G   Schedule of Copyrights and Applications




                                     (iii)

                      SUBSIDIARY SECURITY AGREEMENT


            AMENDMENT AND RESTATEMENT, dated as of November 20, 1997 to Security Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Security Agreement"), among each Subsidiary of HOSIERY CORPORATION OF AMERICA, INC. (the "Borrower) (each an "Assignor", and together, the "Assignors") and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement.


                          W I T N E S S E T H :


            WHEREAS, Hosiery Corporation of America, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (the "Agent"), have entered into an Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing inter alia for the making of Loans, and the issuance of, and participation in, Letters of Credit as contemplated therein (the Banks from time to time party to the Credit Agreement and the Agent being herein called the "Bank Creditors");

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bankers Trust Company, in its individual capacity ("BTCo"), any Bank or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Bank ceases to be a Bank under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Bank Creditors, collectively the "Secured Creditors");

            WHEREAS, each Assignor is a wholly-owned direct Subsidiary of the Borrower;

            WHEREAS, pursuant to the Amendment and Restatement, dated as of November 20, 1997, to the Subsidiary Guaranty, dated as of October 17, 1994 (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Assignor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty);

            WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement;

            WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


            NOW, THEREFORE, in consideration of the benefit accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties and hereby covenants and agrees as follows:


                                    ARTICLE I

                               SECURITY INTERESTS

            1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest of first priority in, all of the right, title and interest of each Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) the Cash Collateral Account established for such Assignor and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (vii) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets, (ix) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities), and (x) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral").

      (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which each Assignor may acquire at any time during the continuation of this Agreement.

            1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to each Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each   Assignor   represents,    warrants   and   covenants,   which
representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons therein (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Annex A hereto (the "Permitted Filings")) and subject to no other Liens (except Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

            2.2 No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof each Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, permitted under Sections 8.03 (a), (b) and (d) of the Credit Agreement or evidenced by the Permitted Filings), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

            2.3 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto and so long as the Total Commitment has not been terminated or any Letter of Credit remains outstanding or any of the Obligations remain unpaid or any Secured Interest Rate Agreement remains in effect, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by each Assignor or as permitted by the Credit Agreement.

            2.4 Chief Executive Office; Records. The chief executive office of such Assignor is located at the address set forth for each such Assignor on Annex B, Part I hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secrets of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex B, Part II, or at such new locations as such Assignor may establish in accordance with the last sentence of this Section
2.4. All Receivables and Contract Rights and Trade Secrets of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. Such Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by such Assignor is located at one of the locations shown on Annex C attached hereto. Such Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex C hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5, provided that Equipment may be removed from any such location so long as (x) such Equipment is returned to such location within 30 days after such removal and (y) the replacement value of all of such Assignors' Equipment which has been removed from one of the locations shown on Annex C, or from a new location established in accordance with the last sentence of this Section 2.5, and has not been returned to any such location, does not exceed $100,000 in the aggregate at any one time. Each Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.6 Trade Names; Change of Name. Such Assignor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex D hereto. Each Assignor has only operated under each name set forth in Annex D in the jurisdiction or jurisdictions set forth opposite each such name on Annex D. Such Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex D hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this Section 2.6. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.7  Recourse.  This  Agreement  is made with full  recourse to such
Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the Secured Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS


            3.1 Additional Representations and Warranties. As of the time when each of its accounts receivable arises, each Assignor shall be deemed to have represented and warranted that such receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor, subject to adjustments customary in the business of each Assignor, and evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of each Assignor, and
(iv) will be in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

            3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and each Assignor will make the same available to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon demand. Each Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts, such copies, if requested by the Collateral Agent while an Event of Default is in existence, to be certified as true and complete by an appropriate officer of such Assignor) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor) at any time upon its demand. If the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.3 Modification of Terms; etc. No Assignor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.4 hereof and (ii) so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, each Assignor may modify, make adjustments with respect to, extend or renew any Contracts in the ordinary course of business. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.4 Collection. Each Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, such Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

            3.5 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account established for such Assignor,
(y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

            3.6 Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 10 days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            3.7 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.


                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner or licensee of the Marks listed in Annex E hereto opposite its name and that said listed Marks constitute all the marks registered in the United States Patent and Trademark Office that such Assignor now owns or uses in connection with its business. Each Assignor represents and warrants that it owns or is licensed to use all Marks that it uses. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark or service mark in a manner which could have a material effect on the financial condition, business or property of each Assignor.

            4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

            4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Assignor's rights in and to any significant Mark, or with respect to any party claiming that such Assignor's use of any significant Mark violates any property right of that party, to the extent that such infringement or violation could have a material effect on the financial condition, business or property of such Assignor. Each Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any person infringing any significant Mark in a manner consistent with its past practice and in the ordinary course of business.

            4.4 Preservation of Marks. Each Assignor agrees to use its significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

            4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registration which could have a material effect on the financial condition, business or property of such Assignor, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent. Each Assignor agrees to notify the Collateral Agent one (1) month prior to the dates on which the affidavits of use or the applications for renewal registration are due that the affidavit of use or the renewal is being processed.

            4.6 Future Registered Marks. If any mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate such Assignor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

            4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to any Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, in which case each Assignor agrees to execute an assignment in form and substance satisfactory to the Collateral Agent, of all its rights, title and interest in and to the Marks to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                             PATENTS AND COPYRIGHTS

            5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in the Patents listed in Annex F hereto opposite its name and in the Copyrights listed in Annex G hereto opposite its name, that said Patents constitute all the United States patents and applications for United States patents that each Assignor now owns and that said Copyrights constitute all the registered United States copyrights that such Assignor now owns. Each Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now owns, uses or practices under. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright in a manner which could have a material effect on the financial condition, business or property of such Assignor.

            5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

            5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation of such Assignor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or Copyright violates any property right of that party, to the extent that such infringement or violation could have a material effect on the financial condition, business or property of such Assignor. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any person infringing any significant Patent or Copyright in a manner consistent with its past practice and in the ordinary course of business.

            5.4 Maintenance of Patents. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force rights under each Patent.

            5.5 Prosecution of Patent Application. At its own expense, each Assignor shall diligently prosecute all applications for United States patents listed on Annex F hereto, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

            5.6 Other Patents and Copyrights. Within thirty (30) days of acquisition of a United States Patent or Copyright, or of filing of an application for a United States Patent or Copyright, each Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

            5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to any Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case each Assignor agrees to execute an assignment in form and substance satisfactory to the Collateral Agent of all its right, title, and interest to such Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1 Protection of Collateral Agent's Security. No Assignor will do anything to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense, to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee) and deposited with the Collateral Agent. If any Assignor shall fail to insure such Inventory to the extent required by the Credit Agreement, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds of such insurance in accordance with
Section 7.4. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            6.2 Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

            6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            6.4 Financing Statements. Each Assignor agrees to sign and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees and related expenses. Each Assignor authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor.


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

           (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

          (iii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

           (iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation; and

            (v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                  (A) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                  (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                  (C) while the Collateral shall be so stored and kept,  provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

           (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine.

it being understood that such Assignor's obligation to so deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.

            7.2 Remedies; Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten
(10) days' written notice to the applicable Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of such Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to such Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding on Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to such Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to such Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

            7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S
TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and such Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of such Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            7.4 Application of Proceeds. (a) The proceeds of any Collateral obtained pursuant to Section 7.1 or disposed of pursuant to Section 7.2 shall be applied as follows:

            (i) first, to the payment of all Obligations to the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligation" contained in Article IX hereof;

            (ii) second, to the extent proceeds remain after the application pursuant to the preceeding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 7.4(c) with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed to be applied, with respect to Credit Document Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Document Obligations; and

            (iii) third, to the extent remaining after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 10.9 hereof, to respective Assignor or to whomever may be lawfully entitled to receive such payment.

            (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured
Creditor and the denominator of which is the then outstanding amount of all Obligations.

            (c) All payments required to be made to the (i) Bank Creditors hereunder shall be made to the Agent for the account of the respective Bank Creditors and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Secured Interest Rate Agreement or, in the case of Secured Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

            (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Agent for a determination (which the Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Interest Rate Creditor for a determination (which each Interest Rate
Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Bank Creditor and (y) no Secured Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

            (e) It is understood that each Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the sum referred to in clause (a) of this Section with respect to such Assignor.

            7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Secured Interest Rate Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case each Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                    INDEMNITY

            8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and its respective successors, assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Secured Interest Rate Agreement, any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a), each Assignor jointly and severally agrees to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because each Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 8.1(a) or (b), each Assignor jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Assignor in this Agreement, any Secured Interest Rate Agreement or any other Credit Document or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Secured Interest Rate Agreement or any other Credit Document.

            (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Loans made under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE IX

                                   DEFINITIONS

            The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

            "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Collateral" shall have the meaning provided in Section 1.1(a).

            "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

            "Contracts" shall mean all contracts between any Assignor and one or more additional parties.

            "Copyrights" shall mean any U.S. copyright to which any Assignor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by each Assignor.

            "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by such Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default, after any applicable grace period, under any Secured Interest Rate Agreement.

            "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1.

            "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by such Assignor.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

            "Marks" shall mean any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by any Assignor in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

            "Obligations" shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause
(i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Interest Rate

Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii) and (iii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral,or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 8.1 of this Agreement.

            "Patents" shall mean any U.S. patent to which any Assignor now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by such Assignor.

            "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of such Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

            "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Secured Interest Rate Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide whether written or not written.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth opposite its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

            10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor and the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks), provided, however, that no such change, waiver, modification or variance shall be made to Section 7.4 hereof or this
Section 10 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations, or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

            (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on each Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

            10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of each Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document or any Secured Interest Rate Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of Section 10.2 hereof; or (c) any amendment to or modification of any Credit Document or any Secured Interest Rate Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

              10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by any Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors on their behalf.

            10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            10.8 Assignors' Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

            10.9  Termination;  Release.  After  the  termination  of the  Total
Commitment and all Secured Interest Rate Agreements, when no Note or Letter of Credit is outstanding and when all Loans and other Obligations have been paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignors, will execute and deliver to each Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the respective Assignors (without recourse and without any representation or warranty) such of the Collateral of such Assignor as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

            (b) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Pledgee shall, at the request of the Borrower and the Pledgor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or otherwise has been approved in writing by the Required Banks and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement or any consent or waiver with respect thereto.

            (c) At any time that any Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b). In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9. Upon any release of Collateral pursuant to Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

            10.10 Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 10.2 of this Agreement or Section 12.12 of the Credit Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this Section 10.10, may not be amended or modified without the consent of the Agent.


                    *               *               *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.





Addresses:


3100 Mill Street                   THE STONEBURY GROUP INCORPORATED,
Suite 214                            as Assignor
Reno, Nevada  89502
Attention:  President                   /s/Arthur Hughes
                                   By_______________________________
                                        Name:   Arthur Hughes
      with a copy to:                   Title:  Assistant Secretary

HCA Holdings, Inc.
c/o Kelso & Company, Inc.
305 Park Avenue
New York, New York  10022
Attention:  James J. Connors, II


Chesterfield Avenue                U.S. TEXTILE CORP.,
RD SC903                             as Assignor
a/k/a 1792 Silkies Blvd.
Lancaster, SC  29721                    /s/ H. Lengers
Attention:  President              By______________________________
                                        Name:   H. Lengers
      with a copy to:                   Title:  President

HCA Holdings, Inc.
c/o Kelso & Company, Inc.
305 Park Avenue
New York, New York  10022
Attention:  James J. Connors, II

3369 Progress Drive                HOSIERY CORPORATION INTERNATIONAL
Bensalem, Pennsylvania  19020
Attention:  President                   /s/ John Biagini
                                   By_______________________________
      with a copy to:                  Name:   John Biagini
                                       Title:  President
HCA Holdings, Inc.
c/o Kelso & Company, Inc.
305 Park Avenue
New York, New York  10022
Attention:  James J. Connors, II


130 Liberty Street                  BANKERS TRUST COMPANY,
New York, New York 10006               as Collateral Agent
Attention:  Mary Kay Coyle
                                        /s/ Mary Kay Coyle
                                   By_______________________________
                                        Name:   Mary Kay Coyle
                                        Title:  Managing Director

                                     ANNEX A

                    SCHEDULE OF EXISTING FINANCING STATEMENTS


None (except for Permitted Liens)

                                     ANNEX B


                          SCHEDULE OF RECORD LOCATIONS



1.    U.S. Textile Corp.
      Chesterfield Avenue
      Road SC 903, A/K/A 1792 Silkies Blvd.
      Lancaster, SC  29721


2.    The Stonebury Group
      3100 Mill Street, Suite 214
      Reno, NV  89502


3.    Hosiery Corporation International
      3369 Progress Drive
      Bensalem, PA  19020


4.    Hosiery Corporation International
      Suite 4, South Harrington Bldg.
      182 Sefton St.
      Liverpool, EN  L3 4BQ


5.    Hosiery Corporation International
      MVS; Pforzeheimer Strasse 176
      76275 Ettlingen, Germany

                                     ANNEX C



                 SCHEDULE OF EQUIPMENT AND INVENTORY LOCATIONS



1.    U.S. Textile Corp.
      Chesterfield Avenue
      Road SC 903, A/K/A 1792 Silkies Blvd.
      Lancaster, SC  29721


2.    U.S. Textile Corp.
      Shady Street
      Newland, NC  28657


3.    The Stonebury Group
      3100 Mill Street, Suite 214
      Reno, NV  89502


4.    U.S. Textile Corp.
      155 Rowland Avenue
      Heath Springs, SC  29058


5.    Hosiery Corporation International
      McIntyre & King
      Commercial Road
      Liverpool, EN  L57 RD


6.    Hosiery Corporation International
      MVS Fulfillment Center
      Zone Industrielle Sud.
      Rue De L'Industrie
      67167 Wissembourg, France

                                     ANNEX D


                       LIST OF TRADE AND FICTITIOUS NAMES



                                      None.

                                     ANNEX E
               SCHEDULE OF TRADEMARK REGISTRATIONS AND APPLICATION

                    U.S. TEXTILE CORP. REGISTERED TRADEMARKS


MARK                            REG. NO.  REG. DATE    COUNTRY     OWNER
----                            --------  ---------    -------     -----
L'AMERA                         1470720    12/29/87      US         UST

             HOSIERY CORPORATION INTERNATIONAL REGISTERED TRADEMARKS

MARK                            REG. NO.     REG. DATE   COUNTRY      OWNER
----                            --------     ---------   -------      -----
HCI SHEER CHARM                  2070410      5/3/96        UK         HCI
L'AMERA                          1105285      4/23/87    GERMANY       HCI
L'AMERA                           11604       5/14/87    AUSTRIA       HCI
L'AMERA                          132762       7/14/88     NORWAY       HCI
L'AMERA                          1380487     11/19/86     FRANCE       HCI
L'AMERA                          2063565      3/22/96       UK         HCI
L'AMERA                           24991       7/28/89     CANADA       HCI
L'AMERA                          353609      11/26/86  SWITZERLAND     HCI
L'AMERA                          4241000     11/25/86    BENELUX       HCI
L'AMERA                        VR94.293-1989  7/28/89    DENMARK       HCI
SHEER CHARM                      2069031      4/17/96       UK         HCI
SILKIES                          1588554     10/10/94       UK         HCI
SILKIES                          168952       3/26/97    AUSTRIA       HCI
SILKIES                          596232       3/28/96    BENELUX       HCI
SILKIES                         94/548642    12/12/94     FRANCE       HCI
SILKIES SHAPELY PERFECTION       2070412      5/3/96        UK         HCI
SILKIES SHEER CHARM              2070411      4/1/97        UK         HCI
THE MOST BEAUTIFUL LEGS IN THE                           AUSTRIA/
  WORLD WEAR SILKIES             169535       5/14/97     GERMAN       HCI
THE MOST BEAUTIFUL LEGS IN THE                             UK/
  WORLD WEAR SILKIES             2069030      4/17/96    ENGLISH       HCI
THE MOST BEAUTIFUL LEGS IN THE                           FRANCE/
  WORLD WEAR SILKIES            97662189      2/4/97      FRENCH       HCI
TLC                              2069032      4/17/96       UK         HCI

            HOSIERY CORPORATION INTERNATIONAL TRADEMARK APPLICATIONS

MARK                            APP. NO.     DATE FILED   COUNTRY     OWNER
----                            --------     ----------   -------     -----
HCI SHAPELY PERFECTION           2070409       5/3/96        UK        HCI
SHEER CHARM                      323212        8/9/96        EC        HCI
SILKIES                         000335562      4/1/96        EC        HCI
SILKIES                        39403037.0     11/23/94    GERMANY      HCI
SILKIES                         7935/1994     11/10/94  SWITZERLAND    HCI
SILKIES                          9-9958       1/31/97      JAPAN       HCI
SILKIES                        MI96C008205    9/23/96      ITALY       HCI
SILKIES (PLAIN LETTER FORM)      213719       6/27/97        UK        HCI
SILKIES ULTRA                      N/A                    GERMANY      HCI

       HOSIERY CORPORATION INTERNATIONAL TRADEMARK APPLICATIONS CONTINUED

MARK                              APP. NO.   DATE FILED   COUNTRY     OWNER
----                              --------   ----------   -------     -----

SILKIES ULTRA                      2140779    7/28/97        UK        HCI
SILKIES ULTRA                     97/689413   7/29/97      FRANCE      HCI
SOPHISTICATED INTIMATES
(CLOTHING,MAIL ORDER)              2111351    9/27/96        UK        HCI
THE MOST BEAUTIFUL LEGS IN THE
WORLD WEAR SILKIES                   N/A      7/16/97    EC/FRENCH     HCI
THE MOST BEAUTIFUL LEGS IN THE
WORLD WEAR SILKIES                000487512   1/27/97    EC/GERMAN     HCI
THE MOST BEAUTIFUL LEGS IN THE
WORLD WEAR SILKIES                 281287     6/26/96    EC/ENGLISH    HCI

THE MOST BEAUTIFUL LEGS IN THE                            GERMANY/
WORLKD WEAR SILKIES              39703334.6   1/27/97      GERMAN      HCI

TLC                                602003      7/4/97    EC/ENGLISH    HCI

                                     ANNEX F


                      SCHEDULE OF PATENTS AND APPLICATIONS


A.     Patents

      1.     U.S. Patent No.:  4,797,967

            Title:      Padded General Purpose Mitten and Method of Fabricating
                        Same
            Inventor:   Hans. L. Lengers
            Issued:     January 17, 1989
            Assignee:   U.S. Textile Corp.


      2.     U.S. Patent No.:  5,573,851

            Title:      Ultraviolet-Detectable Marking Yarn and a Textile
                        Fabric Product Therewith
            Inventor:   Hans L. Lengers, Gerhard Storandt, James McCormick,
                        William M. Secrest, Michael D. Horney
            Issued:     November 12, 1996
            Assignee:   U.S. Textile Corp.

                                     ANNEX G

                             SCHEDULE OF COPYRIGHTS




                                      None.

                                                              EXHIBIT J



                      FORM OF SOLVENCY CERTIFICATE


To the Agent and each of the Banks party to the Credit Agreement referred to below:


            I,  the  undersigned,   the  Chief  Financial   Officer  of  Hosiery
Corporation of America, Inc., a Delaware corporation (the "Company"), do hereby certify on behalf of the Company that:

            1. This Certificate is furnished to pursuant to Section 5.01(h) of the Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement dated as of October 17, 1994, among the Company, the Banks from time to time party thereto (each, a "Bank" and, collectively, the "Banks") and Bankers Trust Company as Agent (the "Agent")(such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. For purposes of this Certificate, the terms below shall have the following definitions:

      (a)   "Fair Value"

            The amount at which the assets, in their entirety, of each of the Company, individually, and the Company and its Subsidiaries taken as whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

      (b)   "Present Fair Salable Value"

            The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Company, individually, and the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

      (c)   "New Financing"

            The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents (assuming the full utilization by the Company of the Commitments under the Credit
            Agreement) and all other financings contemplated by the Credit Documents, in each case after giving effect to the refinancing of the Loans under, and as defined in, the Original Credit Agreement and the incurrence of all financings in connection therewith.

      (d)   "Stated Liabilities"

            The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP")) of each of the Company, individually, and the Company and its Subsidiaries taken as a whole as of the date hereof after giving effect to the refinancing of the Loans under, and as defined in, the Original Credit Agreement, determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

      (e)   "Identified Contingent Liabilities"

            The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company, individually, and the Company and its Subsidiaries taken as a whole after giving effect to the refinancing of the Loans under, and as defined in, the Original Credit Agreement (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company or that have been identified as such by an officer of the Company.

      (f) "Will be able to pay its Stated Liabilities, including Identified Contingent Liabilities, as they mature"

            For the period from the date hereof through the stated maturity of all New Financing, each of the Company, individually, and the Company and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

      (g)   "Does not have Unreasonably Small Capital"

            For the period from the date hereof through the stated maturity of all New Financing, each of the Company, individually, and the Company and its Subsidiaries taken as a whole after the refinancing of all Loans under, and as defined in, the Original Credit Agreement and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

            3. For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

      (a) I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 6.10 of the Credit Agreement.

      (b) I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries and (ii) whether the unaudited pro forma consolidated financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis consistent with that of the audited financial statements as of December 31, 1996.

      (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents, and the respective Annexes, Schedules and Exhibits thereto.

      (d) With respect to Identified Contingent Liabilities, I:

            1. inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of the Company and its Subsidiaries; and

            2. confirmed with officers of the Company and its Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

(e) I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Company, individually, or the Company and its Subsidiaries taken as a whole, after giving effect to the refinancing of the Loans under, and as defined in, the Original Credit Agreement and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or
     (iii) not be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

            4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the refinancing of the Loans under, and as defined in, the Original Credit Agreement and the related financing transactions (including the incurrence of the New Financing), it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of the Company, individually, and the Company and its Subsidiaries taken as a whole exceed its respective Stated Liabilities and Identified Contingent Liabilities;
(ii) each of the Company, individually, and the Company and its Subsidiaries taken as a whole does not have Unreasonably Small Capital; and (iii) each of the Company, individually, and the Company and its Subsidiaries taken as a whole will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

            IN WITNESS WHEREOF, I have hereto set my hand this day of November, 1997.


                              HOSIERY CORPORATION OF AMERICA, INC.



                                    ________________________________
                                    Name:
                                    Title:

                                                              EXHIBIT K



              [Letterhead of Agent for Service of Process]


                                                                 [Date]



To the Agent and the
  Banks party to the
  Credit Agreement referred to below:

Ladies and Gentlemen:

            Reference is made to the Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement, dated as of October 17, 1994, among Hosiery Corporation of America, Inc. (the "Borrower"), the Banks (the "Banks") party thereto from time to time and Bankers Trust Company, as Agent (the "Agent") (as such Credit Agreement may be modified, supplemented or amended from time to time, the "Credit Agreement"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

            Each of the Borrower pursuant to Section 12.08 of the Credit Agreement, and each Subsidiary Guarantor pursuant to Section 20 of the Subsidiary Guaranty, has irrevocably designated, appointed and empowered the undersigned, CT Corporation System, with offices currently located at 1633 Broadway, New York, New York 10019, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding with respect to the Credit Agreement or any other Credit Document (as defined in the Credit
Agreement) brought in the courts of the State of New York or of the United States of America for the Southern District of New York.

            The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in Section 12.08 of the Credit Agreement and
Section 20 of the Subsidiary Guaranty, as applicable, and agrees with you that the undersigned (i) shall inform the Agent promptly in writing of any change of its address in New York City, (ii) shall perform its obligations as such process agent in accordance with the provisions of Section 12.08 of the Credit Agreement and Section 20 of the Subsidiary Guaranty, as applicable, and (iii) shall forward promptly to the Borrower, as the case may be, any legal process, summons, notices and documents received by the undersigned in its capacity as process agent.

             As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 12.08 and Section 20 of the Subsidiary Guaranty, as applicable, of the Credit Agreement.

                                    Very truly yours,

                                    CT CORPORATION SYSTEM


                                    By____________________________
                                        Name:
                                        Title:

                                                              EXHIBIT L


                          FORM OF ASSIGNMENT AGREEMENT


                                                            DATE: ________, ____


            Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, (x) in the case of any assignment of all or any portion of the outstanding Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding Term Loans, and (y) in the case of any assignment of all or any portion of the Total Revolving Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Commitment and of any outstanding Revolving Loans and Letters of Credit.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Subsidiary Guarantors or the performance or observance by the Borrower or the Subsidiary Guarantors of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement;
(ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the

                                                              EXHIBIT L
                                                                 Page 2







financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and
(v) attaches the forms prescribed by the Internal Revenue Service of the United States, as described in Section 4.04 of the Credit Agreement, certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].11/

            4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent specified in Item 5 of Annex I hereto, the effective date of this Assignment Agreement shall be the later of
(x) the date specified in Item 5 of Annex I hereto and (y) the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Agent, the registration of the assignment (and the resulting effects thereof on the Loans and Commitments of the Assignor and the Assignee) on the Register, and to the extent relevant, the receipt by the Agent of the administrative fee referred to in Section 12.04(b) of the Credit Agreement (the "Settlement Date").

            5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

                                                              EXHIBIT L
                                                                 Page 3








            6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Term Loans and/or Revolving Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Commission (if applicable) on the Assigned Share of the Revolving Commitment at the rate specified in Item 7 of Annex I, and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Term Loans and/or Revolving Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Term Loans and/or Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

            7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                         *          *          *

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    [NAME OF ASSIGNOR],
                                      as Assignor


                                    By ____________________________
                                        Name:
                                        Title:


                                    [NAME OF ASSIGNEE],
                                      as Assignee


                                    By ____________________________
                                        Name:
                                        Title:


[Acknowledged and Agreed:


BANKERS TRUST COMPANY,
  as Agent


By ____________________________
       Name:
       Title:]12/

                                                                ANNEX I



              ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                 ANNEX I

1.  The Borrower:     Hosiery Corporation of America, Inc.

2.  Name and Date of Credit Agreement:

            Amendment and Restatement, dated as of November 20, 1997, amending and restating the Credit Agreement, dated as of October 17, 1994, among Hosiery Corporation of America, Inc., the Banks from time to time party thereto and Bankers Trust Company, as Agent.

3.  Date of Assignment Agreement:

            --------- ---, ---

4.  Amounts (as of date of item #3 above):

                                     Outstanding
                                     Principal of         Revolving
                                     Term Loans           Commitment
                                     ------------         ----------
        a. Aggregate Amount
           for all Banks             $__________          $_________

        b. Assigned Share             __________%          _________%

        c. Amount of Assigned
           Share                     $__________          $_________


5.  Settlement Date:

            --------- ---, ----

6.    Rate of Interest   As set forth in Section  1.08 of the Credit Agreement
      to the Assignee:   (unless otherwise agreed to by the Assignor and the
                         Assignee).13/

7.    Commitment         As set forth in Section 3.01(a) of the Credit Agreement
      Commission to      (unless otherwise agreed to by the Assignor and the
      the Assignee:      Assignee).14/

8.    Letter of Credit   As set forth in Section 3.01(b) of the Credit Agreement
      Fees to the        (unless otherwise agreed to by the Assignor and the
      Assignee:          Assignee).15/

9.    Notices:

            ASSIGNOR:

                  -------------------------
                  -------------------------
                  -------------------------
                  -------------------------
                  Attention:
                  Telephone No.:
                  Facsimile No.:







            ASSIGNEE:

                  -------------------------
                  -------------------------
                  -------------------------
                  -------------------------
                  Attention:
                  Telephone No.:
                  Facsimile No.:


10.   Payment Instructions:

            ASSIGNOR:

                  -------------------------
                  -------------------------
                  -------------------------
                  -------------------------
                  ABA No.:
                  Account No.:
                  Reference:
                  Attention:

            ASSIGNEE:

                  -------------------------
                  -------------------------
                  -------------------------
                  -------------------------
                   ABA No.:
                   Account No.:
                   Reference:
                   Attention:

--------
 *     Continuation Statement.


1/ Shall be a Business Day at least (x) one Business Day after the date hereof in the case of Base Rate Loans and (y) three Business Days after the date hereof in the case of Eurodollar Loans.
2/ To be included for a Proposed  Borrowing of  Eurodollar  Loans.
3/ Letter of Credit Request Number.
4/ Shall be a Business Day at least three Business Days prior to the proposed Date of Issuance (or such shorter period as may be acceptable to the Letter of Credit Issuer).
5/ Initial Stated Amount of Letter of Credit should not be less than $150,000 (or such lesser amount acceptable to the Letter of Credit Issuer).
6/  Insert  name and  address  of  beneficiary.
7/ Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates. 8/ Insert last date upon which drafts may be presented, which date may not be later than (i) in the case of Standby Letters of Credit, the earlier of
x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the Final Maturity Date and (ii) in the case of Trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the Final Maturity Date.
9/ Insert a date prior to the time of any corporate action relating to the Credit Documents.
10/ Include name, office and signature of each officer who will sign any Credit Document on behalf of the Company or any other Credit Party, including the officer who will sign the certification at the end of this Certificate.

11/ Insert bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.
12/ Insert bracketed language in the case of an assignment pursuant to Section 12.04(b)(y).
13/ The Borrower and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.
14/ The Borrower and the Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.
15/ The Borrower and the Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.